As filed with the Securities and Exchange Commission on January 17, 2001
Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM SB-2

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

INTELISPAN, INC.

(Exact name of small business issuer in its charter)

Washington	7379	91-1738902
(State or Other Jurisdiction	(Primary Standard Industrial	(I.R.S. Employer
of Incorporation or Organization)	Classification Code Number)	Identification No.)

1720 Windward Concourse, Suite 100

Alpharetta, Georgia 30005
(678) 256-0300
(Address and telephone number of principal executive offices and principal place of business)

JAMES D. SHOOK, ESQ.

VICE PRESIDENT, GENERAL COUNSEL, AND SECRETARY
1720 Windward Concourse, Suite 100
Alpharetta, Georgia 30005
(678) 256-0300
(Name, Address and Telephone Number of Agent for Service)

Copies to:

ROBERT S. KANT, ESQ.

JEAN E. HARRIS, ESQ.
SCOTT K. WEISS, ESQ.
GREENBERG TRAURIG, LLP
One East Camelback
Phoenix, Arizona 85012-1656
(602) 263-2300

      Approximate date of proposed sale to the public: As soon as practicable after effectiveness of this registration statement.

      If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

      If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

      If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

      If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box.

CALCULATION OF REGISTRATION FEE

		Proposed	Proposed
		Maximum	Maximum
		Offering	Aggregate	Amount of
Title of Each Class of	Amount to be	Price	Offering	Registration
Securities to be Registered	Registered	Per Unit	Price	Fee

Common Stock, par value $.0001	88,789,128 Shares	$0.50(1)	$44,394,564	$11,099

(1)	Calculated upon the average of the bid and asked price of our common stock as of January 11, 2001.

      The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

SUBJECT TO COMPLETION JANUARY 17, 2001

PROSPECTUS

88,789,128 Shares of Common Stock

INTELISPAN, INC.

           The shareholders of Intelispan, Inc. listed in this prospectus are offering for sale up to 87,630,931 shares of common stock, 1,093,437 shares of common stock issuable upon the exercise of warrants, and 64,760 shares of common stock that may be sold upon the exercise of agent warrants.

      The selling shareholders will determine when they will sell their shares, and in all cases, they will sell their shares at the current market price or at negotiated prices at the time of the sale. We will pay the expenses incurred to register the shares for resale, but the selling shareholders will pay any underwriting discounts, concessions, and brokerage commissions associated with the sale of their shares of common stock. The selling shareholders and the brokers and dealers that they utilize may be deemed to be “underwriters” within the meaning of the securities laws, and any commissions received and any profits realized by them on the sale of shares may be considered to be underwriting compensation.

      We will not receive any of the proceeds of sales by the selling shareholders. Securities laws and Securities and Exchange Commission regulations may require the selling shareholders to deliver this prospectus to purchasers when they resell their shares of common stock.

      Our common stock currently is traded on the NASD over-the-counter bulletin board, or OTCBB, under the symbol “IVPN.” On January 11, 2001, the last sale price of the common stock as reported on the OTCBB was $0.47 per share.

See “Risk Factors,” beginning on page 4, for a discussion of certain risk factors that should be considered by prospective purchasers of common stock offered under this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is January   , 2001.

PROSPECTUS SUMMARY

      The following summary is qualified in its entirety by more detailed information appearing elsewhere in this prospectus. This prospectus contains certain forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from the results anticipated in these forward-looking statements as a result of the factors set forth in this prospectus, including those set forth under “Risk Factors.” You should read the entire prospectus carefully before making an investment decision.

Our Company

Introduction

      We provide managed network services to our customers on an outsourced basis, and we specialize in providing secure and efficient business-to-business communication and professional solutions. We divide this business into the following three separate lines:

•	Virtual Private Networks. We provide remote and site-to-site access through a secure, virtual private network. A virtual private network is a private network that exists within a public or shared network, including the Internet, through which access is controlled and users can communicate securely.

•	Managed Network Services. We manage the networks used by our customers. We monitor our customers’ networks and respond to problems to assure the efficient flow of network traffic. We respond to security threats or problems as they are identified.

•	Professional Services. We provide consulting and electronic services and solutions. These services and solutions are designed to augment and complement the existing resources of information technology managers in planning, operating, and managing their network environment.

      We believe that we differentiate our services by integrating complex technologies to create our own branded network services, which enables our customers to

•	reduce capital expenditures;

•	reduce exposure to the risks of outdated technology; and

•	reduce time and effort expended obtaining and managing qualified technical personnel.

      We also attempt to differentiate our services through a comprehensive service level agreement with our customers whereby we guarantee that our services will be highly available with minimum downtime.

Our Market Opportunity

      Infonetics Research forecasts that the market for managed virtual private network services will grow to approximately $19.3 billion worldwide by 2003. Infonetics Research also projects that worldwide managed network service expenditures will grow from $13.9 billion to $70.6 billion between 2000 and 2004. The Gartner Group predicts that by 2003, more than 137 million users worldwide, including one-third of the U.S. work force, will access computer networks from remote locations. Dataquest predicts that the U.S. market for managed network services will grow from $8.0 billion in 2000 to $17.5 billion in 2004. We believe the following are key driving forces behind our current market opportunity:

•	the growth of e-commerce between businesses,

•	the increasing demand for secure computer networks,

•	the increase in users accessing computer networks from remote locations,

•	the inability to locate and maintain technical personnel to service information technology infrastructure,

•	the increasing demand for cost-efficient outsourced services to support computer networks, and

•	the adoption of third-party hosting of business applications.

Our Strategy

      Our goal is to be a leading single-source provider of managed network solutions that enable secure and efficient electronic communications among businesses through virtual private networks and the Internet. Key elements of the strategy to achieve this goal include the following:

•	targeting small- and medium-sized businesses through resellers, system integrators, and strategic relationships;

•	building a direct sales force and developing a marketing campaign to target specific industries with the greatest perceived demand for our services, such as healthcare and financial services;

•	increasing brand awareness through an aggressive media campaign;

•	continuing to pursue strategic relationships to acquire technologies and service offerings to complement and expand our existing service offerings;

•	providing high-quality service and responsiveness to customers; and

•	pursuing strategic acquisitions to enhance our technology portfolio, expand our product offerings, and build our distribution channels.

Recent Developments

      Our Board of Directors and our shareholders have approved the reincorporation of our company from Washington to Delaware through a merger into a newly formed Delaware corporation formed solely for the purposes of the reincorporation. Upon effectiveness, the reincorporation provides for the conversion of shares of the Washington corporation into shares of the Delaware corporation, on the basis of one share of common stock of the Delaware corporation for each three shares of common stock previously issued and outstanding. The presently issued and outstanding shares of Series A preferred stock will remain the same, however, the conversion ratio for the Series A preferred stock will be adjusted to reflect the combination of the common stock into a smaller number of shares. Currently, each share of Series A preferred stock is convertible into 50 shares of common stock. After the reincorporation, each share of Series A preferred stock will be convertible into 16.67 shares of common stock. Our Board of Directors may choose to affect the reincorporation at any time in the future, amend or modify the terms of the reincorporation, or may choose to terminate and abandon the reincorporation. Upon the effectiveness of the reincorporation, our company will be governed by a new certificate of incorporation, new bylaws, and Delaware law.

      On June 30, 2000, we acquired all of the capital stock of Devise Associates, Inc., a managed services company that consults, designs, builds, and services computer networks for Fortune 100 companies as well as small and mid-size companies in the Northeast United States. We paid approximately $7.4 million for the capital stock of Devise, consisting of $400,000 in cash and approximately 3.0 million shares of common stock. We believe that this acquisition strengthens our ability to offer services in the managed network line of business, one of our three targeted markets. The acquisition also provides us with a strong existing customer base to refer prospective clients and to cross-sell our services.

Our Offices

      Our principal offices are located at 1720 Windward Concourse, Suite 100, Alpharetta, Georgia 30005, telephone (678) 256-0300, facsimile (678) 256-0301.

The Offering

Securities offered by the selling shareholders	88,789,128 shares of common stock

Common stock currently outstanding	109,773,196 shares

Use of proceeds	We will not receive any of the proceeds of sales by the selling shareholders

OTCBB symbol	IVPN

SUMMARY CONSOLIDATED FINANCIAL DATA

	September 15, 1997
	(Inception)	Year Ended		Nine Months Ended
	through	December 31,		September 30,
	December 31,
	1997	1998	1999	1999	2000

Statement of Operations Data:

Revenue	$11,303	$129,596	$743,709	$485,627	$3,086,336

Gross loss	(4,535)	(785,807)	(542,701)	(336,638)	(356,622)

Loss from operations	(681,539)	(5,928,716)	(5,370,153)	(3,616,109)	(9,862,293)

Net loss	(572,608)	(5,210,560)	(5,806,864)	(3,635,324)	(8,622,114)

Net loss per common share — basic and diluted	$(0.06)	$(0.32)	$(0.28)	$(0.19)	$(0.12)

Weighted average number of common shares outstanding	10,337,094	16,334,670	20,817,660	19,019,829	72,541,891

	December 31,
			September 30,
	1998	1999	2000
Balance Sheet Data (at end of period):
Working capital (deficit)	$(364,654)	$8,144,658	$11,116,824

Total assets	2,042,261	11,769,746	29,050,974

Total debt	188,957	263,655	237,250

Shareholders’ equity	997,983	9,341,930	23,724,131

RISK FACTORS

      An investment in our common stock involves a high degree of risk. Prospective investors should consider carefully the following risk factors, in addition to the other information contained in this prospectus, before purchasing any of our common stock.

We have incurred substantial losses, and our ability to generate revenue to support our operations is uncertain.

      We have incurred substantial losses since our inception, and currently are experiencing a substantial cash flow deficiency from operations. Our inability to generate revenue sufficient to achieve profitability may have an adverse effect on the market price of our common stock. We expect to incur substantial additional losses for the foreseeable future. We incurred net losses of approximately $573,000 during 1997, approximately $5.2 million during 1998, approximately $5.8 million during 1999, and approximately $8.6 million during the nine months ended September 30, 2000. As of September 30, 2000, we had an accumulated deficit of approximately $20.2 million. Our ability to generate revenue to support our operations is uncertain, and we may never achieve profitability.

We have a limited operating history upon which you can evaluate our potential for future success.

      We began to introduce our products and services during 1998 and have made several changes to our products, pricing structures, and market approach since that time. We have a very limited operating history on which you can evaluate our potential for future success. Rather than relying on historical financial information to evaluate our company, you should evaluate our company in light of the expenses, delays, uncertainties, and complications typically encountered by early-stage businesses, many of which will be beyond our control. Early-stage businesses commonly face risks such as the following:

•	lack of sufficient capital;

•	unanticipated problems, delays, and expenses relating to product development and implementation;

•	lack of intellectual property;

•	licensing and marketing difficulties;

•	competition;

•	technological changes; and

•	uncertain market acceptance of products and services.

Our limited operating history may make it difficult for us to forecast accurately our operating results.

      Our planned expense levels are and will continue to be based in part on our expectations concerning future revenue, which is difficult to forecast accurately based on our stage of development. We may be unable to adjust spending in a timely manner to compensate for any unexpected shortfall in revenue. Further, business development and marketing expenses may increase significantly as we expand operations. If these expenses precede or are not rapidly followed by a corresponding increase in revenue, our business, operating results, and financial condition may be materially and adversely affected.

The loss of any of our key executives or our failure to attract, integrate, motivate, and retain additional key employees could have a material adverse effect on our business.

      Our success depends to a large degree upon the skills of our senior management team and current key employees and upon our ability to identify, hire, and retain additional sales, marketing, technical, and financial personnel. The loss of any of our key executives or the failure to attract, integrate, motivate, and retain additional key employees could have a material adverse effect on our business. We may be unable to retain our existing key personnel or attract and retain additional key personnel. We depend particularly upon the following key executives: Travis Lee Provow, Chief Executive Officer and President, and David Stinson, Vice

President-Sales. We generally do not have any employment agreements with any of our employees. We maintain key person life insurance only for Mr. Provow. We generally do not require our executives or our employees to enter non-competition agreements with us, and those executives or employees could leave our company to form or join a competitor.

We depend on key contractual relationships, and the loss of any of those relationships would likely have a material adverse effect on our operations.

      We enter into licensing, strategic, and other similar contractual relationships under which we utilize proprietary technology and incorporate key products and services into our customer solutions. If any of these relationships are terminated, expired, or breached, or if any of the parties to these agreements cease operations or stop offering its product or service, we would likely lose opportunities to generate revenue and would lose goodwill. We currently depend to a great extent upon three key agreements:

•	a licensing agreement with Baltimore Technologies, plc, through which we provide the public key infrastructure for our products and services;

•	a distributor agreement with Altiga Networks (now part of Cisco Systems, Inc.) that enables us to offer Inteligate I and Inteligate II; and

•	a distributor agreement with Computer Associates, through which we provide a portion of our managed network services and Inteliwatch.

      We are also negotiating other agreements with third parties that will be important to planned products. Any changes to the offerings provided by these third parties under these agreements may require us to change or reengineer our own services that will likely cause a material disruption of our business. In any of such cases, there is no assurance that we would be able to timely modify our services or to replace any of the services on favorable terms or at all.

We would not be able to offer our products without the technology that we license from third parties.

      We license most of the technology integral to our business from third parties, and we do not have any patents or filed copyrights for the technology we utilize. Our success will depend in part on the continued availability of that technology, the technology not infringing the proprietary rights of others, and our not breaching technology licenses. It is uncertain whether any third-party patents will require us to utilize or develop alternate technology, alter our products or services, obtain alternative licenses, or cease activities that infringe on third-parties’ intellectual property rights. We may not be able to obtain any additional required licenses on commercially favorable terms, if at all. Our inability to acquire any third-party product licenses, or to integrate the related third-party products into our products and services, could result in delays in product development unless and until equivalent products can be identified, licensed, and integrated. We also expect to require new licenses in the future as our business expands and technology evolves. Existing or future licenses may not continue to be available to us on commercially reasonable terms. Litigation, which could result in substantial cost to us, may also be necessary to enforce any patents issued or licensed to us or to determine the scope and validity of third-party proprietary rights.

If we do not find additional sources of capital, we may be required to reduce the scope of our business activities until we can obtain other financing.

      We will not receive any proceeds from this offering. We believe that our current capital will satisfy our operating capital needs through May 2001 based upon our currently anticipated business activities, and provided we meet our expected revenue targets. We anticipate incurring substantial losses in the future and will likely require significant additional financing in order to satisfy our cash requirements. Our need for additional capital to finance our operations and growth will be greater should, among other things, our revenue or expense estimates prove to be incorrect. We cannot predict the timing or amount of our capital requirements at this time. We may not be able to obtain additional financing in sufficient amounts or on acceptable terms when needed, which could adversely affect our operating results and prospects.

Our products and services may not be broadly accepted by the market.

      We offer managed network services and secure electronic business communication solutions. The market for providing integrated, managed, and secure network services is in the early stage of development. It is difficult to predict the rate that this market will grow, if at all, because this market is relatively new and current and future competitors are likely to introduce competing services or products. Our business, operating results, and financial condition would be materially and adversely affected if the markets for our products and services fail to grow, grow more slowly than anticipated, or become more competitive, or if our products and services are not accepted by targeted customers even if a substantial market develops. New or increased competition may result in market saturation, more competitive pricing, or lower margins. Certain critical issues concerning commercial use of our products and services remain unresolved and may impact the growth of these services. These issues include, among others, the ultimate security and reliability of networks, the ease and cost of access, and the quality of service.

Our failure to successfully develop and market new products and services could have a material adverse effect on our operations.

      Any failure by us to anticipate or respond adequately to technological developments, customer requirements, or new design and production techniques or any significant delays in product development or introduction could have a material adverse effect on our operations. The emerging market for our products and services is characterized by rapid technological developments and evolving industry standards. These factors will require us continually to improve the performance and features of our products and services and to introduce new products and services, particularly in response to offerings from our competitors, as quickly as possible. As a result, we will be required to expend substantial funds for and commit significant resources to the conduct of continuing product development. We may not be successful in developing and marketing new products and services that respond to competitive and technological developments and changing customer needs.

We offer some of our services for a fixed monthly charge, and our operating margins will be reduced if our customers use our services at levels greater than we expect.

      We have recently begun to offer to our customers our Inteligate, Inteligate II, and Inteligate III services for a fixed monthly charge in addition to our traditional usage-based pricing model. Our pricing is based upon projected customer use of our services and the projected cost of these services, however, we have little historical basis upon which to estimate these amounts. Higher than expected use by our customers or higher than expected costs would decrease our operating margins. Repeated or significant decreases in our operating margins would have a material adverse effect on our operations.

Increased customer credits required by our service level agreements may have a material adverse effect on our business.

      We have an aggressive service level agreement with our customers whereby we guarantee that our services will be available to our customers. We have not yet fully implemented our technology to measure our service level performance, and until we do, we intend to grant that credit to our customers each month. After we implement the necessary technology and can measure such performance, if we fail to maintain agreed-upon service levels, our service level agreements will require us to grant our customers a credit. Historically, our industry has guaranteed availability of similar services at lower levels, and have required customers to request such credits. We have little historical data upon which to estimate the credits that we may have to grant for failing to maintain the agreed-upon service levels. In addition, our third-party providers normally do not provide us with similar guarantees. Accordingly, our service level agreements could require our company to grant significant credits to customers that would result in higher than expected costs and decreased operating margins. Repeated or significant decreases in our operating margins would have a material adverse effect on our operations.

Investors may not be able to exercise control over our company as a result of management’s and other principal shareholders’ ownership.

      The current executive officers and directors of our company beneficially own 35.4% of our outstanding common stock. As a result, the executive officers and directors of our company can significantly influence the management and affairs of our company and all matters requiring shareholder approval, including the election of directors and approval of significant corporate transactions. This concentration of ownership could have the effect of delaying or preventing a change in control of our company, even when such change of control is in the best interests of shareholders. Control by management might adversely affect the market price of the common stock and the voting and other rights of our company’s other shareholders.

The markets for secure remote access, managed network services, and electronic commerce are highly competitive.

      Our products and services compete in the secure network access and secure business-to-business communication markets with virtual private network providers, value-added network providers, and electronic data interchange providers. Value-added networks are communications networks that provide services beyond normal transmission, such as automatic error detection and correction, data conversion, and message storing and forwarding. The competition in these markets is extremely competitive.

      Competition for our products and services arise from several sources in the virtual private network market. Most major networking device companies provide or have announced intentions to provide encryption or other secure access through their hardware. This group includes Lucent and Cisco; firewall vendors, such as Axent and Checkpoint Software; and modem-pool companies, such as Shiva. Competitors providing or announcing a service-based virtual private network include Sprint, AT&T, GTE, IBM, and WorldCom, as well as smaller companies such as Concentric Networks. In addition, several companies, including Sun Microsystems and Microsoft, provide or have announced their intention to provide software product-based solutions, some of which will be integrated into their operating systems.

      Our products and services compete with different technologies that provide electronic data interchange services including electronic data interchange applications based on value-added networks and other secure document exchange applications. Many existing value-added networks have strong, long-standing relationships with customers and have demonstrated their ability to deliver a complete solution. Competitors in this marketplace include GE Information Services, Sterling Commerce, Commerce One, IBM, Kleinschmidt, and Harbinger. Some of these companies, together with newer entrants in the market, have introduced Internet-based products and services. We may also compete in this segment with enterprise resource software providers that integrate electronic data interchange services into their products, such as PeopleSoft, BAAN, SAP, and Oracle.

      Competition may develop from companies that integrate their current user authentication technology into a network solution. These companies include Entrust, VeriSign, and Baltimore, that utilize public key infrastructure technology, and Security Dynamics, ActivCard, and Vasco, that use other technology in their solutions.

      We also face competition from companies that have begun to offer virtual private networks bundled with hardware or managed network services, including GTE’s Genuity, large telecommnication carriers including AT&T and large network management outsourcing companies, including NetOps, Netsolve, Nortel, Pacific Bell, Sprint, SHL Systemhouse, Unisys, Xerox, Ameritech, Bell Atlantic, Cabletron, Control Data, GTE, Lucent, Motorola, and NCR.

      Although we believe that our products and services will compete favorably in these market segments, we may not maintain a competitive position against current and potential competitors and market acceptance for our products and services has not yet been demonstrated. Many of our current and potential competitors have longer operating histories, greater name recognition, larger installed customer bases, and significantly greater financial, technical, marketing, and sales resources than we do. As a result, competitors may be able to react more quickly to emerging technologies and changes in customer requirements or to devote greater resources to the promotion and sale of their products. In addition, certain of our current competitors in particular segments of the security marketplace may broaden or enhance their offerings to provide a more comprehensive solution competing more effectively with our products and services.

Our business relies on the popularity of the Internet as a method of conducting business.

      Our future revenue and any future profits will depend upon the widespread acceptance and use of the Internet and related technologies as an effective medium to conduct business. The failure of the Internet and related technologies to continue to develop as a commercial or business medium to conduct business would adversely affect our business, operating results, and financial condition. The market for Internet-based, business electronic commerce products is relatively new and is evolving rapidly. The acceptance and use of the Internet for business could be limited by a number of factors, such as potential slowing growth and use of the Internet in general, the relative ease of conducting business on the Internet, the efficiencies and improvements that conducting commerce on the Internet provides, concerns about transaction security, and taxation of transactions on the Internet.

Security risks of electronic commerce may deter future use of our products and services.

      A fundamental requirement to conducting Internet-based electronic communication and commerce is the secure transmission of confidential information over public networks. Failure to prevent security breaches of business trading communities, or well-publicized security breaches affecting the Internet in general, could deter businesses from conducting electronic transactions and sending communications that transmit confidential information. Advances in computer capabilities, new discoveries in the field of cryptography, and other developments may result in a compromise or breach of the algorithms we use to protect content and transactions. Anyone that is able to circumvent our security measures could misappropriate proprietary confidential user information or cause interruptions in operations. There may be significant cost requirements to protect against security breaches or to alleviate problems caused by breaches. Any such occurrences could materially and adversely affect our business.

Acquisitions could divert management’s time and attention, dilute the voting power of existing shareholders, and have a material adverse effect on our business.

      As part of our growth strategy, we may continue to acquire complementary businesses and assets. Acquisitions that we may make in the future could result in the diversion of time and personnel from our business. We also may issue shares of common stock or other securities in connection with acquisitions, which could result in the dilution of the voting power of existing shareholders and could dilute earnings per share. Any acquisitions would be accompanied by other risks commonly encountered in such transactions, including the following:

•	difficulties integrating the operations and personnel of acquired companies;

•	the additional financial resources required to fund the operations of acquired companies;

•	the potential disruption of our business;

•	our ability to maximize our financial and strategic position by the incorporation of acquired technology or businesses with our product and service offerings;

•	the difficulty of maintaining uniform standards, controls, procedures, and policies;

•	the potential loss of key employees of acquired companies;

•	the impairment of employee and customer relationships as a result of changes in management; and

•	significant expenditures to consummate acquisitions.

      As a part of our acquisition strategy, we may engage in discussions with various businesses respecting their potential acquisition. In connection with these discussions, we and each potential acquired business may exchange confidential operational and financial information, conduct due diligence inquiries, and consider the structure, terms, and conditions of the potential acquisition. In certain cases, the prospective acquired business may agree not to discuss a potential acquisition with any other party for a specific period of time, may grant us certain rights in the event the acquisition is not completed, and may agree to take other actions designed to enhance the possibility of the acquisition. Potential acquisition discussions may take place over a long period of time, may involve difficult business integration and other issues, and may require solutions for numerous family relationship, management succession, and related matters. As a result of these and other factors, potential acquisitions that from time to time appear likely to occur may not result in binding legal agreements and may not be consummated. Our acquisition agreements may contain purchase price adjustments, rights of set-off, and other remedies in the event that certain unforeseen liabilities or issues arise in connection with an acquisition. These remedies, however, may not be sufficient to compensate us in the event that any unforeseen liabilities or other issues arise.

      We have historically engaged in, and expect to continue to engage in, discussions with third parties that are interested in acquiring our company. Such an acquisition, whether through a purchase of our assets or capital stock, could have a significant effect on the market price of our common stock, our operations, and our business strategy. In particular, prior to closing any transaction, the price of our common stock may fluctuate with the price of the acquiring company’s stock.

Our proposed growth and expansion could have a material adverse effect on our business.

      We anticipate a period of significant growth in connection with our entry and expansion into our targeted markets. The resulting strain on our managerial, operational, financial, and other resources could be significant. Success in managing this expansion and growth will depend, in part, upon the ability of senior management to manage effectively the growth of our company.

Rights to acquire shares of common stock will result in dilution to other holders of common stock.

      Outstanding stock options and warrants could adversely affect the terms on which we can obtain additional financing, and the holders can be expected to exercise these securities at a time when, in all likelihood, we would be able to obtain additional capital by offering shares of common stock on terms more favorable to us than those provided by the exercise or conversion of these securities. Holders of these securities will have the opportunity to profit from an increase in the market price of our common stock, with resulting dilution in the interests of the holders of common stock. Upon conversion of the Series A preferred stock, there will be outstanding approximately 110,873,196 shares of common stock. In addition, as of January 11, 2001, we have outstanding the following securities:

•	options held by our directors, officers, and employees to purchase approximately 16,928,708 shares of common stock with exercise prices ranging from $0.42 to $4.00 per share;

•	warrants to purchase approximately 2,337,377 shares of common stock with exercise prices ranging from $0.75 to $9.00 per share.

Our common stock is a “penny stock,” and compliance with requirements for dealing in penny stocks may make it difficult for holders of our common stock to resell their shares.

      Our common stock currently is deemed to be “penny stock” as that term is defined in Rule 3a51-1 under the Securities Exchange Act of 1934, or Exchange Act. Section 15(g) of the Exchange Act and Rule 15g-2 under the Exchange Act require broker/dealers dealing in penny stocks to provide potential investors with a document disclosing the risks of penny stocks and to obtain manually signed and dated written receipt of the document before affecting a transaction in a penny stock for the investor’s account. Compliance with these requirements may make it more difficult for holders of our common stock to resell their shares to third parties or otherwise, which could have a material adverse effect on the liquidity and market price of our common stock.

      Penny stocks are stocks

•	with a price of less than $5.00 per share;

•	that are not traded on a “recognized” national exchange;

•	whose prices are not quoted on the Nasdaq automated quotation system; or

•	issued by companies with net tangible assets less than $2.0 million (if the issuer has been in continuous operation for at least three years) or $5.0 million (if in continuous operation for less than three years), or with average revenue of less than $6.0 million for the last three years.

Shares of common stock eligible for sale in the public market may adversely affect the market price of our common stock.

      Sales of substantial amounts of common stock by shareholders in the public market, or even the potential for such sales, are likely to adversely affect the market price of the common stock and could impair our ability to raise capital by selling equity securities. As of the date of this prospectus, 28,720,590 of the 109,773,196 shares of common stock currently outstanding were freely transferable without restriction or further registration under the securities laws, unless held by “affiliates” of our company, as that term is defined under the securities laws. In addition, 91,110,176 shares of common stock have been registered for resale, including the shares registered under this prospectus. We also have outstanding 3,040,517 shares of restricted stock, as that term is defined in Rule 144 under the securities laws, that are eligible for sale in the public market, subject to compliance with the holding period, volume limitations, and other requirements of Rule 144. Moreover, the exercise of outstanding options and warrants and the conversion of Series A preferred stock will result in additional outstanding shares of common stock and will create additional potential for sales of additional shares of common stock in the public market.

The price of our common stock has been volatile.

      The trading volume of our common stock historically has been limited and sporadic, and the stock prices have been volatile. For example, during the last 12 months, our common stock has traded at prices ranging from $0.22 to $7.06. As a result of the limited and sporadic trading activity, the quoted price for our common stock is not necessarily a reliable indicator of its fair market value. The price at which our common stock will trade may be highly volatile and may fluctuate as a result of a number of factors, including the following:

•	quarterly variations in our operating results;

•	large purchases or sales of our common stock;

•	actual or anticipated announcements of new products or services by us, our business partners, or competitors;

•	investor perception of our business prospects or the Internet industry in general;

•	general conditions in the markets in which we compete; and

•	worldwide economic and financial conditions.

We are required to pay dividends on shares of Series A preferred stock, and we do not intend to pay dividends on our common stock.

      We are required to pay quarterly a 10% annual dividend on the Series A preferred stock. The dividends may be paid in either stock or cash. The holders of Series A preferred stock are entitled to receive payment of dividends prior to our paying any dividends to holders of common stock. For the foreseeable future, we intend to retain any remaining future earnings, if any, to finance our operations and do not anticipate paying any cash dividends with respect to our common stock.

Legal uncertainties surround the development of the Internet, and compliance with any newly adopted laws may prove difficult for our company and may harm our business.

      The laws governing Internet transactions remain largely unsettled. The adoption or modification of laws or regulations relating to the Internet could adversely affect our business, operating results, and financial condition by increasing our costs and administrative expenses. It may take years to determine whether and how existing laws such as those governing intellectual property, privacy, libel, consumer protection, and taxation apply to the Internet. Laws and regulations directly applicable to communications or commerce over the Internet are becoming more prevalent. We must comply with new regulations in the United States, as well as any other regulations adopted by other countries in which we may do business. The growth and development of the market for online commerce may prompt calls for more stringent consumer protection laws, both in the United States and abroad, as well as new laws governing the taxation of Internet commerce. Compliance with any newly adopted laws may prove difficult for our company and may harm our business, operating results, and financial condition.

FORWARD-LOOKING STATEMENTS

      Some of the statements and information contained in this prospectus concerning our future, proposed, and anticipated activities; certain trends with respect to our revenue, operating results, capital resources, and liquidity; the markets in which we compete; the secure business-to-business communication markets in general; and other statements contained in this prospectus regarding matters that are not historical facts are forward-looking statements, as such term is defined in the securities laws. Forward-looking statements, by their very nature, include risks and uncertainties, many of which are beyond our control. Accordingly, actual results may differ, perhaps materially, from those expressed in or implied by the forward-looking statements. Factors that could cause actual results to differ materially include those discussed under “Risk Factors.”

USE OF PROCEEDS

      We will not receive any of the proceeds of sales of common stock by the selling shareholders.

PRICE RANGE OF COMMON STOCK

      Our common stock has been quoted on the OTCBB under the symbol “IVPN” since August 1998. The following table sets forth the high and low sales prices of our common stock for the calendar quarters indicated as reported on the OTCBB.

	High	Low

Year ended December 31, 1998:

Third quarter	$14.50	$2.75

Fourth quarter	5.50	2.25

Year ended December 31, 1999:

First quarter	3.81	1.25

Second quarter	2.00	0.75

Third quarter	1.25	0.44

Fourth quarter	4.50	0.41

	High	Low

Year ended December 31, 2000:

First quarter	7.06	2.88

Second quarter	4.03	1.53

Third quarter	2.50	0.94

Fourth quarter	1.13	0.22

Year ended December 31, 2001:

First quarter (through January 11, 2001)	0.59	0.41

      As of January 11, 2001, there were approximately 737 holders of record of our common stock. On January 11, 2001, the closing sales price of our common stock as quoted on the OTCBB was $0.47 per share.

      Our Board of Directors and our shareholders have approved the reincorporation of our company from Washington to Delaware through a merger into a newly formed Delaware corporation formed solely for the purposes of the reincorporation. Upon effectiveness, the reincorporation provides for the conversion of shares of the Washington corporation into shares of the Delaware corporation, on the basis of one share of common stock of the Delaware corporation for each three shares of common stock previously issued and outstanding. Our Board of Directors may choose to affect the reincorporation at any time in the future, amend or modify the terms of the reincorporation, or may choose to abandon the reincorporation. Upon effectiveness, the price of our common stock would be adjusted accordingly, however, we cannot provide assurance that the price of our common stock will remain at the adjusted levels after our common stock is combined.

DIVIDEND POLICY

      We are required to pay a 10% annual dividend on our Series A preferred stock. The dividend is payable quarterly and may be paid in either stock or cash. The holders of the Series A preferred stock will have preference in payment of dividends over the holders of common stock. On November 1, 1999, the first dividend payment became payable on the Series A preferred stock. We paid dividends for November 1, 1999 with 87,453 shares of common stock; February 1, 2000 with 13,913 shares; May 1, 2000 with 26,833 shares; and August 1, 2000 with 28,947 shares. The next dividend was due November 1, 2000 and our board of directors has not determined whether it will be paid with $55,000 cash or 108,640 shares of our common stock.

      For the foreseeable future, we intend to retain any remaining future earnings to finance our operations and do not anticipate paying any cash dividends with respect to our common stock. Subject to the preferences that may be applicable to any then-outstanding preferred stock, the holders of common stock will be entitled to receive such dividends, if any, as may be declared by our board of directors from time to time out of legally available funds. Payments of any cash dividends in the future will depend on our financial condition, results of operations, and capital requirements as well as other factors deemed relevant by our board of directors.

SELECTED CONSOLIDATED FINANCIAL DATA

      The selected consolidated financial data presented below under the captions “Consolidated Statement of Operations Data” for the period from September 15, 1997 (inception) through December 31, 1997, and for the years ended December 31, 1998 and 1999, and “Consolidated Balance Sheet Data” as of December 31, 1998 and 1999 are derived from the consolidated financial statements of Intelispan, Inc., which have been audited by KPMG LLP, independent certified public accountants. The consolidated financial statements as of December 31, 1998 and 1999 and for the years then ended and the report thereon are included elsewhere in this prospectus. The selected consolidated financial data as of and for the nine months ended September 30, 1999 and 2000 are derived from the unaudited financial statements of Intelispan, Inc. included elsewhere in this prospectus that, in the opinion of management, include all adjustments, consisting of only normal recurring adjustments, that management considers necessary for a fair presentation of the information set forth below. The results of operations for the nine months ended September 30, 1999 and 2000 are not necessarily indicative of the results for the full year. The following data should be read in conjunction with “Management’s Discussion and Analysis” and our consolidated financial statements and notes thereto included elsewhere in this prospectus.

	September 15,
	1997
	(Inception)	Year Ended		Nine Months Ended
	through	December 31,		September 30,
	December 31,
	1997	1998	1999	1999	2000

Statement of Operations Data:

Revenue	$11,303	$129,596	$743,709	$485,627	$3,086,336

Cost of sales	15,838	915,403	1,286,410	822,267	3,442,958

Gross loss	(4,535)	(785,807)	(542,701)	(336,640)	(356,622)

Selling expenses	9,796	2,299,072	1,183,183	839,213	2,719,961

General and administrative expenses	667,208	2,618,287	3,644,269	2,440,257	6,785,709

Cost of abandoned acquisition(1)	—	225,550	—	—	—

Loss from operations	(681,539)	(5,928,716)	(5,370,153)	(3,616,110)	(9,862,293)

Interest income (expense) net	454	21,276	(519,258)	(84,394)	871,700

Other income (expense), net	—	—	—	—	311,244 (2)

Minority interest	108,477	696,880	82,547	65,180	57,234

Net loss	(572,608)	(5,210,560)	(5,806,864)	(3,635,324)	(8,622,114)

Preferred stock dividends	—	—	(96,000)	—	(174,214)

Net loss to common shareholders	$(572,608)	$(5,210,560)	$(5,902,864)	$(3,635,324)	$(8,796,328)

Net loss per common share — basic and diluted	$(0.06)	$(0.32)	$(0.28)	$(0.19)	$(0.12)

Weighted average number of common shares	10,337,094	16,334,670	20,817,660	19,019,829	72,541,891

Consolidated Balance Sheet Data (at end of period):

Working capital (deficit)	$(76,580)	$(364,654)	$8,144,658	$(2,239,860)	$11,116,824

Total assets	1,635,657	2,042,261	11,769,746	2,020,089	29,050,974

Total debt	700,000	188,957	263,655	200,831	237,250

Shareholders’ equity (deficit)	27,392	997,983	9,341,930	(1,143,386)	23,724,131

(1)	Relates to an acquisition that we abandoned on September 30, 1998. In accordance with the merger and acquisition agreement, we were required to pay a break-up fee and legal fees of the intended acquiree.

(2)	Relates to settlement of minimum commitment charges with our vendor and other reimbursement income.

PRO FORMA FINANCIAL STATEMENTS

      The following unaudited pro forma condensed consolidated financial statements reflect the results of operations of our company after giving effect to the acquisition of Devise. The unaudited pro forma condensed consolidated financial statements are based on the historical consolidated financial statements of our company and the financial statements of Devise, which should be read in conjunction with our financial statements and the notes thereto.

      In the opinion of management, all adjustments necessary to fairly present this pro forma information have been made. For pro forma purposes, our consolidated statements of operations for the year ended December 31, 1999 and for the nine months ended September 30, 2000 have been adjusted to give effect to the acquisition of Devise as if it had occurred on January 1, 1999.

      The unaudited pro forma information is presented for illustrative purposes only and is not indicative of the operating results or financial position that would occur if the acquisition of Devise had been completed on June 30, 2000, the actual closing date, nor is it indicative of future operating results or financial position of the company.

INTELISPAN, INC.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2000
(DOLLARS IN THOUSANDS)

      The following pro forma data represents the net effect of the acquisition of Devise Associates, Inc. as if the acquisition had taken place as of January 1, 1999. Amortization for the acquisition is based upon preliminary allocations of the purchase price goodwill that will be amortized over a period of ten years. Actual amortization may differ depending on the final allocation of the purchase price.

		Devise	Pro Forma
	Intelispan,	Associates,	Acquisition		Pro Forma
	Inc.(a)	Inc.(b)	Adjustments		Combined

Revenue	$3,086	$2,548	$—		$5,634

Cost of sales	3,443	926	—		4,369

Gross income (loss)	(357)	1,622	—		1,265

Operating expenses:

Selling	2,720	137	—		2,857

General and administrative	6,388	1,421	—		7,809

Depreciation and amortization	398	61	(386	)(d)	845

Total operating expenses	9,506	1,619	(386)		11,511

Operating income (loss)	(9,863)	3	—		(10,246)

Interest expense	(31)	(36)	34	(c)	(33)

Interest income	903	—	—		903

Other income	311	71	—		382

Minority interest	57	—	—		57

Net income (loss)	$(8,623)	$38	$(352)		$(8,937)

(a)	Represents the unaudited condensed consolidated financial statements of Intelispan, Inc. for the nine-month period ended September 30, 2000.

(b)	Represents the unaudited historical results of Devise Associates, Inc. for the nine-month period ended September 30, 2000.

(c)	Includes the elimination of approximately $34,000 of interest as a result of conversion of and paying off the existing debt of Devise.

(d)	Reflects increased goodwill amortization resulting from the purchase price allocation for the period January 2000 through June 2000. Amortization for three-month period ended September 30, 2000 is already included in consolidated financial statements of Intelispan, Inc.

INTELISPAN, INC.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
FOR THE TWELVE MONTHS ENDED DECEMBER 31, 1999
(DOLLARS IN THOUSANDS)

      The following pro forma data represents the net effect of the acquisition of Devise Associates, Inc. as if the acquisition had taken place as of January 1, 1999. Amortization for the acquisition is based upon preliminary allocations of the purchase price to goodwill that will be amortized over ten years. Actual amortization may differ depending on the final allocation of the purchase price.

		Devise	Pro Forma
	Intelispan,	Associates,	Acquisition	Pro Forma
	Inc.	Inc.(a)	Adjustments	Combined

Revenue	$744	$5,261	$—	$6,005

Cost of sales	1,286	2,206	—	3,492

Gross income (loss)	(542)	3,055	—	2,513

Operating expenses:

Selling	1,183	284	—	1,467

General and administrative	3,526	2,789	—	6,315

Depreciation and amortization	118	97	783 (b)	998

Total operating expenses	4,827	3,170	783	(8,780)

Operating loss	(5,369)	(115)	(783)	(6,267)

Interest expense	(531)	(60)	56 (c)	(535)

Interest income	12	—	—	12

Other income	—	140	—	140

Minority interest	82	—	—	82

Net loss	$(5,806)	$(35)	$(727)	$(6,568)

(a)	Represents the audited historical results of Devise Associates, Inc. for the fiscal year ended December 31, 1999.

(b)	Reflects increased goodwill amortization resulting from the purchase price allocation.

(c)	Includes the elimination of $56,000 of interest as a result of payment and conversion of the existing company debt.

MANAGEMENT’S DISCUSSION AND ANALYSIS

      You should read the following discussion and analysis with the selected consolidated financial data, our consolidated financial statements including the notes, and the risk factors, which appear elsewhere in this prospectus.

Overview

      We provide total managed network solutions and specialize in providing secure and efficient business-to-business communication and network management and monitoring services. We believe that we differentiate our services by integrating complex technologies to create our own branded network services, which enable our customers to: reduce capital expenditures; reduce exposure to the risks of outdated technology; and reduce time and effort expended obtaining and managing qualified technical personnel.

      With the shortage of qualified information technology resources in the workplace today, we believe that more and more companies will outsource some or all of their information technology needs. Accordingly, we are positioning our company to handle the increasing outsourcing needs. We design and implement data communications networks, monitor and manage physical networks, and manage the connectivity of remote access to networks. All of this can be done for a fixed monthly fee, permitting easy budgeting for our customers.

      We also attempt to differentiate our services through a comprehensive service level agreement with our customers whereby we guarantee that our services will be highly available with minimum downtime.

      Our results of operations include the results of our wholly owned subsidiary Devise Associates, Inc. Also included in our results are the results of Contego, LLC, a developer of a secure user-authentication product, of which we own 66.8%. The remaining 33.2% ownership in Contego is held by Baltimore Technologies, plc, a United Kingdom-based company. We consolidate our financial reporting with the Contego subsidiary. We believe that at some point in the future, this entity will be dissolved and its operation rolled directly into Intelispan.

      We generate revenue from four primary sources:

•	Sales of our secure remote access services which include flat monthly fees or monthly fees based on actual hourly usage, plus non-recurring startup costs, and recurring monthly charges for circuit installation and related charges.

•	Sales of Internet access, both wholesale and retail sales. Historically, these sales have provided the majority of our revenue as we have built market presence and awareness for our other products. We expect Internet revenue growth to slow as the market becomes more mature and our service offering becomes bundled into our virtual private network product offerings.

•	Sales of our professional services, typically as part of designing or modifying a network prior to providing our other services.

•	Sales of network management and monitoring services that include flat monthly fees or fees based on the number of devises monitored.

      While historically our revenue has been subject to monthly fluctuations and most of our revenue has been based on actual usage by customers, we expect a large portion of our future virtual private network services revenue to be flat fee driven based on the number of users on the network and not on the amount of hourly usage. We expect this shift to help reduce monthly fluctuations based on the number of workdays in a month and any seasonal fluctuations. We expect the fees that we receive for consulting and implementation services to continue to fluctuate monthly as a result of the inconsistent workflow of consulting engagements. With the development of our managed network services product, we expect variations in consulting revenue to begin to level as a recurring fee model supplants our historical engagement-based revenue.

      Our operations have been almost entirely funded through equity and convertible debt financing. We have not had lines of credit or other credit facilities available to us. In January and February 2000, we completed equity financing that generated net proceeds to our company of approximately $27.9 million, which we believe will satisfy our operating capital needs into May 2001 based upon our current anticipated business activities and provided we meet our expected revenue targets. In June we secured $2 million of lease financing from Cisco Capital for use in acquiring Cisco network and other equipment. That lease financing agreement was increased to $3.5 million in October 2000. Currently we have purchased approximately $1.2 million of assets under this agreement.

      Our company is changing substantially as a result of the equity funds raised in December 1999 and the first two months of 2000, and we believe that an analysis of our historical operating results is not necessarily meaningful. You should not rely on this information as a basis for predicting future performance.

Results of Operations

      The following table provides, for the periods shown, the percentage of total revenue represented by certain line items included in our consolidated statements of operations.

	September 15,			Nine Months
	1997	Fiscal Year Ended		Ended
	(inception) -	December 31,		September 30,
	December 31,
	1997	1998	1999	1999	2000

Revenue	100.0%	100.0%	100.0%	100.0%	100.0%

Cost of sales	140.1	706.4	173.0	169.4	111.6

Gross loss	(40.1)	(606.4)	(73.0)	(69.4)	(11.6)

Operating expenses:

Selling expenses	86.7	1,774.0	159.1	172.8	88.1

General and administrative expenses	5,902.9	2,020.4	490.0	502.4	219.9

Cost of abandoned acquisition	—	174.0	—	—	—

Operating loss	(6,029.7)	(4,574.8)	(722.1)	(744.6)	(319.6)

Interest income (expense) and other, net	4.0	16.5	(69.8)	(17.4)	38.3

Minority interest	959.7	537.7	11.1	13.4	1.9

Net loss	(5,066.0)%	(4,020.6)%	(780.8)%	(748.6)%	(279.4)%

Nine Months Ended September 30, 2000 Compared With the Results of Operations for the Nine Months Ended September 30, 1999

      Consolidated revenue increased 694% for the nine months ended September 30, 2000 to approximately $3,086,000 from approximately $486,000 for the nine months ended September 30, 1999. Revenue for the virtual private network product line grew to approximately $907,000 for the nine months ended September 30, 2000 from approximately $382,000 for the nine months ended September 30, 1999, an increase of approximately 137.4%. This is primarily the result of new customers and increased usage by existing customers. For the nine months ended September 30, 2000, three customers generated approximately 54.4% of the virtual private network revenue or approximately $493,000. No other customer generated more than 10% of the product line revenue. For the nine months ended September 30, 1999, revenue concentration was diverse with five customers generating in excess of 10% of the product line revenue each, with their combined contribution equal to approximately 75.5% of the product line revenue. The top three customers were responsible for 51.2%, or approximately $189,000.

      Revenue from our wholesale Internet product line increased approximately $543,000 to approximately $646,000 for the nine months ended September 30, 2000. This represents an increase of approximately 527.2% over the revenue generated by the wholesale Internet product line for the nine months ended September 30, 1999.

      For the nine months ended September 30, 2000, professional and consulting services revenue was approximately $1,531,000. We had no professional and consulting services revenue for the nine months ended September 30, 1999. Of the approximately $1,531,000 of professional and consulting services revenue, approximately $125,000 was the result of the development of a new consulting business practice. The remaining $1,406,000 was the result of the acquisition of Devise Associates, Inc.

      Consolidated cost of revenue for the nine months ended September 30, 2000 was approximately $3,443,000, an increase of approximately $2,620,000 over the cost of revenue for the nine months ended September 30, 1999. The cost of providing our virtual private network service increased to approximately $1,903,000 for the nine months ended September 30, 2000 from approximately $697,000 for the nine months ended September 30, 1999. This increase is primarily the result of an increase in variable costs correlating to the increase in revenue and additional costs incurred in building out network infrastructure and a continually manned operations center.

      The increase in the cost of revenue related to the wholesale Internet product increased to approximately $618,000 for the nine months ended September 30, 2000 from approximately $126,000 for the nine months ended September 30, 1999. These costs are predominately variable in nature and increase almost in proportion to the increase in revenue.

      The cost of revenue for the professional and consulting services was approximately $921,000 for the nine months ended September 30, 2000. There were no professional and consulting services’ cost of revenue for the nine months ended September 30, 1999. These consist mainly of employee costs and resold hardware and software costs.

      Consolidated gross loss for the nine months ended September 30, 2000 was approximately ($357,000) an increase of approximately $20,000 from the nine months ended September 30, 1999, which was approximately ($337,000). This increase is primarily the result of the increased costs incurred for network infrastructure and a continually manned operations center.

      Operating expenses, which include selling and general and administrative expenses, for the nine months ended September 30, 2000 were approximately $9,506,000 compared with approximately $3,279,000 for the nine months ended September 30, 1999. Selling expenses were approximately $2,720,000 for the nine months ended September 30, 2000, an increase of approximately $1,881,000 from the nine months ended September 30, 1999. This increase is primarily the result of hiring a full complement of sales management, direct sales, and sales support personnel. Additional expense increases are the result of the additional travel and entertainment incurred by our expanded sales force.

      General and administrative expenses increased to approximately $6,786,000 for the nine months ended September 30, 2000 from approximately $2,440,000 for the nine months ended September 30, 1999. This increase is primarily the result of the growth of our company. As of September 30, 2000, we had 117 employees compared to 16 employees as of September 30, 1999. The additional payroll cost, facilities costs, and general cost of operations for this increase in personnel accounts for the majority of the increase in general and administrative costs. An additional factor giving rise to the increase in general and administrative expenses is professional fees incurred. For the nine months ended September 30, 2000, we incurred professional fees of approximately $1,101,000, an increase of approximately $980,000 over the expenses incurred for the nine months ended September 30, 1999. These fees were primarily the result of the costs of becoming and remaining a reporting public company.

      Our net loss increased for the nine months ended September 30, 2000 to approximately $8,623,000 from approximately $3,635,000 for the nine months ended September 30, 1999. Our net loss per common share for the nine months ended September 30, 2000 decreased to ($.12) per share from ($.19) per share for the period ended September 30, 1999. For the nine months ended September 30, 2000 there were approximately 72,541,000 shares outstanding compared to approximately 19,020,000 shares for the nine months ended September 30, 1999.

      Capital expenditures for the nine months ended September 30, 2000 were approximately $4,129,000 as compared with approximately $42,000 for the nine months ended September 30, 1999. Approximately $1,898,000 was used to acquire additional network equipment and approximately $1,132,000 was used to acquire computer equipment. The remainder was used to acquire furniture and fixtures, software, office equipment, and other equipment. Most of the new fixed assets will be depreciated on a straight-line basis over a three-year period. We financed approximately $1,200,000 of the network equipment through a leasing arrangement with Cisco Capital. The financing will be accounted for as a capital lease.

Results of Operations for Fiscal Years Ended December 31, 1999 and December 31, 1998

      Our total revenue increased 474% to approximately $744,000 for the fiscal year ended December 31, 1999, from approximately $130,000 for the fiscal year ended December 31, 1998. The increase in revenue is primarily due to customers that began use of exSPANd VPN service, which accounted for approximately $564,000, or 76% of total revenue during such period, an increase of 740% from fiscal year ended December 31, 1998. Usage and recurring monthly charges for the exSPANd VPN accounted for approximately $547,000 or 96% of total exSPANd VPN revenue, with the balance comprised of installation and other non-recurring charges. Wholesale and retail sales of Internet access and other income comprised approximately $179,000 or 24% of total revenue.

      During fiscal year ended December 31, 1999, we generated revenue from 17 customers and one reseller. The reseller, Aquis Communications IP, represented approximately 21.8% of our total revenue. This revenue consisted of the resale of Internet services. Three customers, PSI Technologies, California Bank & Trust, and FormFactor, Inc., represented approximately 14.6%, 14.3%, and 9.8%, respectively, of our total revenue, and represented approximately 19.7%, 19.1% and 12.8%, respectively, of the exSPANd VPN revenue.

      Our cost of sales for the fiscal year ended December 31, 1999 was approximately $1,286,000 compared to approximately $915,000 for the fiscal year ended December 31, 1998. Primarily as a result of the increase in the percentage of revenue in the exSPANd VPN service, which has a higher gross margin, our gross margin was a negative 73% in 1999 as opposed to a negative gross margin of 606% in 1998. Our cost of goods sold consists primarily of payments to MCI WorldCom for network usage and the costs of running a network operations center. For the exSPANd-PKI service, we have an additional payment that is made to our majority-owned Contego subsidiary for licensing fees on certain PKI technology used in the product. For our TradeSPAN service, in addition to the network usage fees, we pay certain licensing fees to Cyclone Commerce, Inc., which provides the software technology underlying the product, and a small fee to RSA, Inc. for licensing certain PKI technology used in Cyclone’s product.

      Operating expenses decreased by 6% to approximately $4,827,000 for the fiscal year ended December 31, 1999 from approximately $5,143,000 for the fiscal year ended December 31, 1998. For 1999, payroll and related expenses decreased 18% from 1998, and professional fees decreased 50% in 1999 from 1998. The remaining decrease is largely attributable to a 71% reduction in advertising and marketing expenses as well as maintaining a smaller staff. We expect payroll expenses to substantially increase in the near future as we build our national sales force and increase our management team.

      Capital expenditures for the fiscal year ended December 31, 1999 were approximately $139,000. We expect this amount to increase substantially during fiscal year 2000 as we build out our network infrastructure and servicing capabilities. We expect to depreciate most capital equipment purchases, which will consist primarily of routers, server class computers, software, and network access servers on a straight-line basis over three years.

      Our net loss increased to approximately $5,807,000 for the fiscal year ended December 31, 1999 from approximately $5,211,000 for the fiscal year ended December 31, 1998. In 1998, we recorded a one-time loss of $225,550 for acquisition break-up fees and related legal expenses. Our net loss per share decreased to $0.28 in 1999 from $0.32 in 1998.

Liquidity and Capital Resources

      As a result of the private placements completed in the first quarter of 2000, our cash and cash equivalents balance as of September 30, 2000 was approximately $12,788,000. For the nine months ended September 30, 2000 our net cash used in operating activities was approximately $8,040,000 compared with approximately $2,014,444 for the nine months ended September 30, 1999. This increase in use of cash is primarily the result of the additional expenses incurred to build out our company infrastructure and operate our business as discussed above.

      Our cash flows used in investing activities was approximately $4,111,000 for the nine months ended September 30, 2000, an increase of $4,127,000 from the nine months ended September 30, 1999. The increase was the result of the acquisition of network and office equipment. We also sold some equipment during the nine months ended September 30, 1999 with a depreciated value of approximately $40,000.

      For the nine months ended September 30, 2000, cash flows provided by financing activities were approximately $15,257,000 compared with $2,063,000 for the nine months ended September 30, 1999. During the nine months ended September 30, 2000, we received approximately $15,550,000 from the private placements of units.

      Our working capital requirements for future periods depend upon numerous factors, including the timing of expenditures related to our network infrastructure, the rate at which we expand our staff, and our ability to meet revenue projections, among other items. While we cannot predict the timing and amount of our future expenditures, we believe that we have sufficient cash on hand to fund our current operations into the second quarter of 2001, provided we meet our expected revenue targets. To help conserve capital, we intend to lease as much equipment as possible if the rates are commercially reasonable.

      Beyond the second quarter of 2001, we may require additional financings, which may come from future equity or debt offerings that could result in further dilution to our shareholders. Adequate capital may not be available at that time and the lack of such capital could adversely affect our business. In the event our ability to obtain future capital looks doubtful, we will exercise prudent business practices and curtail excess spending to maximize our remaining resources.

Acquisition of Devise

      On June 30, 2000, we purchased all of the outstanding common stock of Devise Associates, Inc., a provider of managed network services. The shareholders of Devise received approximately 3.0 million shares of Intelispan common stock and cash consideration of $400,000. Excess purchase price over fair value of net assets acquired of approximately $7.8 million has been recorded as goodwill and is being amortized on a straight-line basis over ten years. This transaction has been accounted for as a purchase.

Changes In Certifying Accountant

      During October 2000, we dismissed KPMG LLP. Our board of directors approved the decision to change accountants.

      The audit report of KPMG on our consolidated balance sheet as of December 31, 1999 and the related consolidated statements of operations, shareholders’ equity, and cash flows for the year then ended, did not contain an adverse opinion or disclaimer of opinion, and was not qualified or modified as to uncertainty, audit scope, or accounting principles. The audit report of KPMG on our consolidated balance sheet as of

December 31, 1998 and the related consolidated statements of operations, shareholders’ equity, and cash flows for the year then ended was modified and contained an explanatory paragraph regarding our ability to continue as a going concern. During the two most recent fiscal years and the interim periods subsequent to December 31, 1999 through October 16, 2000, there were no disagreements between us and KPMG as to any matter of accounting principles or practices, financial statement disclosure, or audit scope or procedure, which such disagreements, if not resolved to the satisfaction of KPMG, would have caused it to make a reference to the subject matter of the disagreement in connection with its reports on the financial statements for such periods.

      During the two most recent fiscal years and the interim periods subsequent to December 31, 1999 through October 16, 2000 there have been no reportable events.

      During October 2000, we engaged Arthur Andersen LLP as independent accountants. Our board of directors approved the engagement of Arthur Andersen LLP. We have not consulted Arthur Andersen LLP prior to its engagement regarding the application of accounting principles to a specified transaction, either completed or proposed, the type of audit opinion that might be rendered on our financial statements or any matter that was either the subject of disagreement or a reportable event.

BUSINESS

      We provide managed network services to our customers on an outsourced basis, and we specialize in providing secure and efficient business-to-business communication and complementary professional services. We divide this business into three separate groups:

•	Virtual Private Networks. We provide remote and site-to-site access through a secure, virtual private network. A virtual private network is a private network that exists within a public or shared network, including the Internet, through which access is controlled and users can communicate securely.

•	Managed Network Services. We manage the networks used by our customers. We monitor our customers’ networks and respond to problems to assure the efficient flow of network traffic. We respond to security threats or problems as they are identified.

•	Professional Services. We provide consulting and electronic commerce services and solutions. These services and solutions are designed to augment and complement the existing resources of information technology managers in planning, operating, and managing their network environment.

      We believe that we differentiate our services by integrating complex technologies to create our own branded network services, which enable our customers to

•	reduce capital expenditures;

•	reduce exposure to the risks of outdated technology; and

•	reduce time and effort expended to obtain and manage qualified technical personnel.

      We also attempt to differentiate our services through a comprehensive service level agreement with our customers whereby we guarantee that our services will be highly available with minimum downtime.

Market Opportunity

      Infonetics Research forecasts that the market for managed virtual private network services will grow to approximately $19.3 billion worldwide by 2003. Infonetics Research also projects that worldwide managed network service expenditures will grow from $13.9 billion to $70.6 billion between 2000 and 2004. The Gartner Group predicts that by 2003, more than 137 million users worldwide, including one-third of the U.S. work force, will access computer networks from remote locations. Dataquest predicts that the U.S. market for managed network services will grow from $8.0 billion in 2000 to $17.5 billion in 2004. Similarly, we believe that the growth of e-commerce between businesses, the increasing demand for secure computer networks, the management of networks, and other factors are key driving forces behind our market opportunity in these sectors.

Strategy

      Our goal is to be a leading single-source provider of managed network solutions that enable secure and efficient electronic communications among businesses through virtual private networks and the Internet. Key elements of the strategy to achieve this goal include the following:

•	targeting small- and medium-sized businesses through resellers, system integrators, and strategic relationships;

•	building a direct sales force and developing a marketing campaign to target specific industries with the greatest perceived demand for our services, such as healthcare and financial services;

•	increasing brand awareness through an aggressive media campaign;

•	continuing to pursue strategic relationships to acquire technologies and service offerings to complement and expand existing service offerings;

•	providing high-quality service and responsiveness to customers through our operations and our consulting group; and

•	pursuing strategic acquisitions to enhance our technology portfolio, expand our product offerings, and build our distribution channels.

The Need for Integrated Secure Network Access Services and Management

      We believe that companies implementing secure network solutions, including solutions for electronic business communication and secure access, typically face numerous implementation and ongoing network management issues. Secure network solutions require large investments in hardware, software, and personnel. The implementation process is complex and demands a great deal of management time and attention. Computer systems, hardware, and software become obsolete in a relatively short period of time, requiring additional investments from time to time. To support these systems, companies must hire, train, and retain qualified support personnel. As a result, we believe there is a desire by many of these companies to outsource integrated secure network access services.

The Intelispan Solutions

      Our solutions enable customers to electronically communicate and transmit data with their trading partners and others without the up-front costs, complexity, and other capital resources typically required by other virtual private networks. Our solutions are designed to be user-friendly and enable customers to implement them quickly, efficiently, and cost-effectively, thereby allowing customers to focus on their core businesses. We provide our integrated network solutions to customers on a flat-fee or fee-for-usage basis, reducing technological obsolescence and ongoing network maintenance. Our offerings are priced with a flat-monthly or usage-based rate, require little or no up-front capital expense by customers, and our secure access products are protected with Inteliguard, the Intelispan-branded public key infrastructure. We divide our offerings into three service groups:

Virtual Private Networking. Virtual private networks are made secure through encryption or other means so that only authorized users can access the network, preventing unauthorized users from intercepting data, destroying files, or otherwise gaining access to confidential material. Our Inteligate Suite is a suite of virtual private network services that offer enhanced security by using public key infrastructure technology. Public key infrastructure technology uses policies and procedures to manage digital certificates that identify users and control their access to a network or other resource. The Inteligate Suite empowers customers themselves to issue, revoke and create policies and rights for each certificate, rather than relying on the network or a third party to perform those services. Our Inteligate Suite includes:

•	Inteligate I, a virtual private network that allows users to access securely their private network through an Internet connection provided by a third party;

•	Inteligate II, a virtual private network that allows users to access securely their private network through an Internet connection provided by us; and

•	Inteligate III, a virtual private network that exists within a shared network.

Managed Network Services. With Inteliwatch, we can monitor and proactively respond to critical problems or failures within our customers’ networks. We also provide design, implementation, and modeling services to implement, manage, and grow our customers’ networks.

Professional Services. Our consultants deliver application, networking, and security solutions. We use technology that enables us to model and simulate a customer’s networking environment, permitting us to model a network and simulate the impact of changes to that network. Our products and services are designed to augment existing information technology departments, as we believe that the projected shortage of such professionals will increase the demand to outsource these services.

Virtual Private Networks

The Inteligate Suite

      We offer the Inteligate Suite as our branded virtual private network services, consisting of Inteligate I, Inteligate II, and Inteligate III.

      As the cornerstone of this service suite, the Inteligate managed gateway allows secure connectivity for remote users who desire access to the enterprise network through a variety of access points such as modem dial-in access, satellite access, digital subscriber lines, and cable modems. We offer Inteligate I, our basic virtual private network service, which requires the customer to obtain its own Internet access. Through Inteligate I, we provide secure access through that connection to the corporate enterprise. We also offer Inteligate II, with which we provide Internet access along with an aggressive and comprehensive service level agreement for secure virtual private network services over the Internet. The Inteligate III service is available using a private internet protocol network instead of tunneling, which provides both security and a level of reliability not available on the public Internet. Inteligate II and III include an aggressive, guaranteed performance service level agreement.

      Each virtual private network service in the Inteligate suite is available on usage-based billing or a flat-rate plan that includes unlimited usage and is available for the following fixed monthly rates per user: $35 for Inteligate I, $45 for Inteligate II, and $55 for Inteligate III. The Inteligate suite incorporates a robust security framework based upon public key infrastructure technology. We market our Inteligate Suite both as a solution for remote access needs and as a secure business communication product.

InteliCenter

      InteliCenter, which works within Inteligate, is a suite of specialized, browser-based network management tools and database access applications that allow our customers’ network administrators to monitor and manage users of our services. InteliCenter provides network administrators real-time network visibility, allowing them to add or delete users and otherwise control user activity. InteliCenter can be included with any of the services in the Inteligate Suite or the Intelitrade service, and customers may elect to receive more advanced InteliCenter options for an additional charge. With InteliCenter, network administrators can monitor and manage their networks more efficiently by providing administrators the ability to:

•	troubleshoot and provide customer support;

•	obtain data necessary for billing and network planning;

•	monitor the state of dedicated network connections and network access points; and

•	access our help desk and trouble ticket systems.

Inteliguard and Public Key Infrastructure

      Public key infrastructure technology, the standard for electronic commerce security, refers to a cryptography technology that uses public and private key pairs for encrypting and decrypting sensitive data. Associated with each user is a public key accessible to all users and published on a digital certificate, and a private key held only by that individual. A message encrypted with a user’s public key can only be decrypted by that user’s private key, and vice versa. This technology provides data privacy and ensures data authenticity, integrity, and non-repudiation.

      Our branded premium authentication service, Inteliguard, is provided through an agreement with Baltimore Technologies, plc and integrated into our Inteligate offerings. We believe Inteliguard to be the industry’s only strong network authentication based on public key infrastructure technology. A major benefit over other strong network authentication solutions is that public key infrastructure is transparent to the end user. The Inteliguard service allows enterprise customers control over the registration policy, issuance, revocation, and maintenance of the digital keys and certificates while we manage the certificate handling, storage, retrieval, revocation lists, and authorization functions.

Managed Network Services

      Our managed network services provide customers with a full suite of services, on a low capital and outsourced basis, for a monthly service fee. We believe that these services meet the needs of the marketplace, which is suffering from

•	a high demand and turnover rate in qualified personnel;

•	increased reliance upon corporate networks to conduct their daily business transactions; and

•	increased threats to corporate networks.

      The core of our managed network services division was acquired in July through our acquisition of Devise Associates, Inc. This division provides the capabilities for providing outsourced services for all aspects of a customer’s network, including establishing security policies, monitoring, intrusion detection, and response.

      Our main service, preliminarily called Inteliwatch, provides 24-hour monitoring capabilities over a customer network. Inteliwatch monitors each network device including routers, switches, and frame relay networks, to detect activity, warnings, critical problems, or failures. After an event requiring a response is triggered, such as a router failure, we will respond with appropriate action such as telephone contact, opening trouble tickets, or on-site response. Basic services, such as telephone contact, are included in our monthly service fee, while premium services, such as replacing faulty equipment on-site, are offered on an hourly basis for each event.

      We also offer other services to complete this offering, such as intrusion detection and response, firewalls, and security policies.

Professional Services

      Our professional services are focused on developing and delivering a range of services to complement and augment traditional information technology services that are typically available in-house to our customer base. The InteliPro services fill the strategic planning, network baselining, analysis, design, and implementation gaps that exist in virtually every corporate network. Our ProSupport offering enables information technology managers and their staff to use a sample web browser to maintain control and instantly access the specifics of their dynamic networking environments. We also offer document transport and management with our Intelitrade product, which is built upon our relationship with Cyclone Commerce. This product provides secure, efficient, platform independent, and scalable message transfer between commerce-enabled business partners.

Strategic Relationships

      We have the following strategic relationships:

•	WorldCom. We depend on a non-exclusive, renewable five-year reseller agreement with Worldcom’s UUNET network, which also currently provides us with access to its legacy Gridnet network. Our Inteligate III product is currently available only over the GridNet network.

•	Baltimore Technologies, plc. We signed a series of agreements with Baltimore in June 2000 that enable us to offer Baltimore’s public key infrastructure products on discounted terms for the next five years. We incorporate Baltimore’s technology as the basis for our Inteliguard public key infrastructure services. As part of the agreement, we obtained licenses to operate as a certificate authority with substantially reduced or prepaid costs for distributing industry standard certificates. We also obtained the right to resell Baltimore software on a preferred discount basis.

•	Contego, LLC. Contego owns portions of the technology underlying the public key infrastructure technology incorporated in our services and the right to integrate that technology into the Gridnet Network. We have a distribution agreement with Contego, which enables us to integrate this technology into our services. Contego is owned 66.8% by us and 33.2% by Baltimore Technologies plc.

•	Cyclone Software Corporation. We license certain software from Cyclone Software Corporation and incorporate that software with other technologies to form part of our Intelishare offerings. Our license agreement with Cyclone expires in June 2003. We pay an annual maintenance fee and may incur certain incremental fees depending on our licensing arrangements with our customers. Cyclone has the non-exclusive right to resell our services.

•	Altiga Networks, Inc. Our Inteligate I and Inteligate II services incorporate technology from Altiga Networks, Inc., which we obtain pursuant to a distributor agreement with Altiga. Altiga was recently acquired by Cisco Systems, Inc.

•	Computer Associates, Inc. Our Inteliwatch services and other monitoring services provided by our Network Management Services division rely significantly upon a distributor agreement with Computer Associates; and

•	Hughes Electronics. Our distributor agreement with the DirecPC division of Hughes Electronics enables us to offer satellite access for our Inteligate products and services.

      We depend upon these strategic relationships and the loss or material change in any of these relationships could have a material adverse effect on our business. We also intend to enter into other strategic relationships to provide or enhance technologies that we need for our offerings in all of our lines of business.

Our Relationship With Contego

      Contego is owned 66.8% by us and 33.2% by Baltimore Technologies plc, which licenses to Contego certain public key infrastructure software technology incorporated into Contego’s technology. The business and affairs of Contego are managed exclusively by a board of three managers, one of whom is Mr. Nelson, the Vice Chairman of our board of directors and an officer of our company. Contego may not enter into certain transactions unless approved by one or more members that own collectively 75% of the membership interests. In effect, both we and Baltimore Technologies must approve certain transactions or corporate activities, including the following:

•	amendment of the articles of organization or the operating agreement of Contego,

•	sale or other disposal of all or substantially all of the assets of Contego,

•	approval of a plan of merger or consolidation of Contego with other businesses,

•	sale or issuance of an interest in Contego to a third party or admission of new members of Contego,

•	change of the equity interests or corporate structure of Contego,

•	removal or replacement of any of the existing managers of Contego, including Mr. Nelson.

Sales and Marketing

      We currently distribute our products and services through our direct sales efforts and third-party resellers. We intend to hire additional sales and marketing personnel and to target Fortune 500 companies, particularly in industries in which we believe there is a high demand for our services, such as health services and finance.

      We also intend to target smaller companies through third-party resellers that typically also sell a bundle of value-added services from other third parties. Because of the variety of products and services they carry, we believe that the resellers are well positioned to access and penetrate customers that we might not otherwise reach. In addition, we have entered into wholesale arrangements that allow third parties to sell our services under their brand names. From time to time, we intend to evaluate the possibility of acquiring reseller and other distribution channels to expand the reach of our distribution network.

      In addition, we intend to enter into strategic marketing relationships with other companies to provide opportunities to cross-market our products with the products and services of the strategic partners.

      We intend to create an awareness of the Intelispan brand name and to focus on the features of our integrated network services that differentiate them from our competitors. We plan to accomplish this goal through a media campaign and participation in trade shows and industry seminars.

Competition

      Our products and services compete in the secure network access and secure business-to-business communication markets with virtual private network providers, value-added network providers, and electronic data interchange providers. Value-added networks are communications networks that provide services beyond normal transmission, such as automatic error detection and correction, data conversion, and message storing and forwarding. The competition in these markets is extremely competitive.

      Competition for our products and services arise from several sources in the virtual private network market. Most major networking device companies provide or have announced intentions to provide encryption or other secure access through their hardware. This group includes Lucent and Cisco; firewall vendors, such as Axent and Checkpoint Software; and modem-pool companies, such as Shiva. Competitors providing a service-based virtual private network include Sprint, AT&T, GTE, IBM, and MCI WorldCom, as well as smaller companies such as Concentric Networks. In addition, several companies, including Sun Microsystems and Microsoft, provide or have announced their intention to provide software product-based solutions, some of which have been or will be integrated into their operating systems.

      Our products and services compete with different technologies that provide electronic data interchange services including electronic data interchange applications based on value-added networks and other secure document exchange applications. Many existing value-added networks have strong, long-standing relationships with customers and have demonstrated their ability to deliver a complete solution. Competitors in this marketplace include GE Information Services, Sterling Commerce, Commerce One, IBM, Kleinschmidt, and Harbinger. We could even face competition from Cyclone Commerce, which provides much of the technology for our offerings in this marketplace. Some of these companies, together with newer entrants in the market such as Arriba, have introduced Internet-based products and services. We may also compete in this segment with enterprise resource software providers that integrate electronic data interchange services into their products, such as PeopleSoft, BAAN, SAP, and Oracle.

      Competition may develop from companies that integrate their current user authentication technology into a network solution. These companies include Entrust, VeriSign, and Baltimore, which utilize public key infrastructure technology, and Security Dynamics, ActivCard, and Vasco, which use other technology in their solutions.

      Several companies also have begun to offer virtual private networks bundled with hardware or managed network services. For example, GTE’s Genuity recently announced that it would bundle dial-up, dedicated, and digital certificate support. Large carriers, such as AT&T, have announced varying plans to participate in the markets in which we compete. Although their offerings vary, competition may also develop from large network management outsourcing companies, including NetOps, Netsolve, Nortel, Pacific Bell, Sprint, SHL Systemhouse, Unisys, Xerox, Ameritech, Bell Atlantic, Cabletron, Control Data, GTE, Lucent, Motorola, and NCR.

      Although we believe that our products and services will compete favorably in these market segments, we may not maintain a competitive position against current and potential competitors and market acceptance for our products and services has not yet been demonstrated. Many of the current and potential competitors have longer operating histories, greater name recognition, larger installed customer bases, and significantly greater financial, technical, marketing, and sales resources than we do. As a result, competitors may be able to react more quickly to emerging technologies and changes in customer requirements or to devote greater resources to the promotion and sale of their products. In addition, certain of our current competitors in particular segments of the security marketplace may broaden or enhance their offerings to provide a more comprehensive solution competing more effectively with our products and services.

Third-party Licensed Technology and Intellectual Property

      Our solutions include complex technology, including advanced encryption technology. Other than certain copyrights in software source code owned by Contego, our 66.8% owned subsidiary, we do not have any patents or copyrights for the technology we utilize. Instead, we license most of the technology integral to our business from third parties. Our success will depend in part on this licensed technology not infringing the proprietary rights of others.

      As of May 2000, we had obtained registration for the service mark “Intelispan”. We have not yet filed for registration of the Inteligate, Intelishare, Inteliwatch, Inteliguard, InteliPro, or ProSupport marks. We have never filed copyright applications with the U.S. Patent and Trademark Office or filed for patents, copyrights, or trademarks in any foreign countries.

      We depend upon our licensed technology and only have limited intellectual property. See “Risk Factors — We would not be able to offer our products without the technology that we license from third parties.”

Employees

      As of January 11, 2001, we had 120 full-time employees. Of our employees, 35 are involved in sales and marketing; 67 in technical services, professional, or customer support services; and 18 in finance and administration. No employees are covered by any collective bargaining agreements with us, and we believe that the relationship with our employees is good.

Properties

      Our corporate headquarters are located in a 11,500 square-foot facility in Alpharetta, Georgia under a five-year lease expiring in February 2004. The facility includes certain network operations and executive and administrative offices. We also lease office space and a network operations centers located in a 5,500 square foot facility in Tempe, Arizona and a 3,100 square-foot space in New York, New York. We have leased certain small colocation facilities through third parties to locate telecommunications equipment in several off-site locations. Although we believe these facilities will be adequate for our needs in the foreseeable future, we are currently investigating additional space to locate a network operations center and to accommodate our growth.

Legal Proceedings

      We are, and may in the future be, party to litigation arising in the ordinary course of our business. We do not consider any current claims to be material to our business, financial condition, or operating results. Our insurance coverage may not be adequate to cover all liabilities arising out of any claims that may be instituted in the future. A lack of insurance coverage may have an adverse effect on our business, financial condition, and operating results.

MANAGEMENT

      The following table sets forth certain information regarding each of our directors and executive officers:

Name	Age	Position

Maurice J. Gallagher, Jr.	51	Chairman of the Board of Directors

Travis Lee Provow	43	President, Chief Executive Officer, and Director

Peter A. Nelson	47	Vice Chairman of the Board of Directors and Founder

Scot A. Brands	38	Vice President and Chief Financial Officer

James D. Shook	35	Vice President, General Counsel, and Secretary

M. Ponder Harrison	39	Vice President — Marketing

Michael S. Falk	38	Director

Philip R. Ladouceur	40	Director

      Maurice J. Gallagher, Jr. has served as our Chairman of the Board of Directors since February 2000. Mr. Gallagher also serves as the Chairman of the Board of Directors of MGC Communications, Inc., a public company that Mr. Gallagher was instrumental in organizing. Mr. Gallagher is also a founder and Chairman of BankServ, Inc., a private payments company founded in 1996. Mr. Gallagher also served as a director of PurchasePro.com, Inc. during 1998 and 1999. Mr. Gallagher co-founded ValuJet Airlines, Inc. in 1993 and served as director of that company from 1993 until November 1997. Mr. Gallagher also held prior positions with ValuJet from 1993 to 1994, including Chief Financial Officer, and served as Vice Chairman of the Board of Directors from 1994 to 1997. Prior to co-founding ValuJet, Mr. Gallagher was a founder and President of WestAir Holding, Inc., a commuter airline headquartered in Fresno, California. WestAir was sold to Mesa Airlines in June 1992, and Mr. Gallagher was a member of the Mesa board of directors from June 1992 through March 1993.

      Travis Lee Provow has served as our President and Chief Executive Officer since January 2000 and has served as a director of our company since August 1998. From May 1998 to December 1999, Mr. Provow served as the Chief Operating Officer of Slingshot Networks LLC, a provider of digital media storage. From June 1995 to May 1998, Mr. Provow served as the Executive Vice President and Chief Operating Officer of GridNet International, a provider of enhanced data communications services, which Mr. Provow founded and which was purchased by MCI WorldCom in July 1997. Prior to founding GridNet, Mr. Provow spent 15 years with NCR and its successor, AT&T Global Information Services, in various domestic and international technical, marketing, product management, and strategic planning positions, most recently as the Vice President of Retail Product and Systems Marketing. Mr. Provow serves as a director of Slingshot Networks, LLC.

      Peter A. Nelson has served as our Vice Chairman of the Board of Directors since January 2000. Mr. Nelson served as our Chairman of the Board of Directors, President, and Chief Executive Officer from the time he formed our company in September 1997 until January 2000. Mr. Nelson has been an entrepreneur for over 20 years, most recently serving as President and Chief Executive Officer of UniDial Associates from 1993 to the present, President of Neptune Marketing Technologies of Delaware, Inc. from 1995 to 1997, and President of Video Electronics, Inc. from 1979 to 1994. Mr. Nelson serves as a director of UniDial Associates, Inc. and Telecast Communications, Inc., both private companies.

      Scot A. Brands has served as our Vice President and Chief Financial Officer since January 2000. Prior to joining our company, Mr. Brands served as Vice President and General Counsel of Slingshot Networks LLC from May 1999 to December 1999. Prior to that, Mr. Brands served as the Controller and General Counsel for GridNet International from May 1995 to April 1999.

      James D. Shook has served as Vice President, General Counsel, and Secretary of our company since August 1998. From July 1995 to July 1998, Mr. Shook served as Vice President of Operations and General Counsel to Buzzeo, Inc., a developer of enterprise software applications. From 1989 until 1995, Mr. Shook was an attorney with the Phoenix-based law firm of Jennings, Strouss & Salmon, where he specialized in intellectual property, securities, and commercial litigation. Prior to Jennings, Strouss & Salmon, he worked in a variety of different capacities in software development and quality assurance. Mr. Shook is a member of the Arizona State Bar and earned a J.D. from the University of Arizona and a B.S. in Computer Science from Arizona State University.

      M. Ponder Harrison has served as Vice President — Marketing of our company since January 2000. Prior to joining our company, Mr. Harrison served as Senior Vice President — Business Development for Meridian Management, SA, a Switzerland-based company that secures and manages global marketing, branding, and licensing agreements on behalf of the International Olympic Committee. From August 1998 through June 1999, Mr. Harrison served as a marketing and brand consultant for start-up Internet and private aviation-related businesses. From November 1997 through July 1998, Mr. Harrison served as the Senior Vice President — Sales and Marketing for AirTran Airlines (which was merged with ValuJet Airlines, of which Mr. Harrison was a founding team member and was Vice President of Marketing from June 1993 until November 1997.) Mr. Harrison began his career in the airline industry in 1983 with Delta Air Lines and has worked in the areas of strategic planning, advertising and sales promotion, international field sales/operations, and analysis.

      Michael S. Falk has served as a director of our company since February 2000. Mr. Falk is the co-founder of Commonwealth Associates, a New York-based merchant bank and investment bank established in 1988 that specializes in early-stage investments in Internet, technology, and telecommunications businesses. Mr. Falk has served as Commonwealth Associate’s Chairman and Chief Executive Officer since 1995. Mr. Falk serves as a director of FutureLink Corp., a public company that serves as an application service provider, and eB2B Commerce, Inc., a public company that provides electronic commerce services.

      Philip R. Ladouceur has served as a director of our company since February 2000. Mr. Ladouceur is the Executive Chairman and Chief Executive Officer of FutureLink Corp., an application service provider. From October 1996 to April 1998, Mr. Ladouceur was President, Chairman and Chief Executive Officer of MetroNet Communications Corp. and served as MetroNet’s Executive Chairman until its merger with AT&T Canada in June 1999. From February 1995 to October 1996, Mr. Ladouceur was Executive Vice President of Operations at Bell Canada International Inc. From October 1992 to February 1995, Mr. Ladouceur was the founding President and Chief Executive Officer of ISM Information Systems Management (Alberta) Ltd., a computer and network management outsourcing company, which was acquired by IBM Global Services. Mr. Ladouceur founded and, from June 1990 to October 1992, was the Managing Director of HDL Capital Corporation, a private merchant bank specializing in business turnarounds, management buyouts, and financing for companies in the telecommunications, technology, software, and retail sectors. From 1986 to 1989, Mr. Ladouceur was Senior Vice President, Finance, Chief Financial Officer, and a director of Rogers Communications Inc., one of the largest cable, cellular and broadcasting companies in North America. Mr. Ladouceur currently serves as a director of AT&T Canada and Cell-Loc Inc., both public companies, and Plan B Communications, a private company.

Meetings and Committees of the Board of Directors

      Our bylaws authorize the Board of Directors to appoint from among its members one or more committees consisting of one or more directors. Our board of directors has established an audit committee and a compensation committee. The audit committee and the compensation committee each consist of our three independent directors. The audit committee reviews the annual financial statements, any significant accounting issues, and the scope of the audit with our independent auditors and discusses with the auditors any other audit-related matters that may arise. The compensation committee reviews and acts on matters relating to compensation levels and benefit plans for our key executives.

Director Compensation and Other Information

      Directors who are employees of our company do not receive any additional compensation for serving as members of our board of directors. Each director receives reimbursement of expenses for their service as a member of the board of directors. None of our directors receive any cash compensation for their service on our board of directors. Non-employee directors will receive options to purchase 150,000 shares of common stock upon their appointment or election to the board of directors and will receive options to purchase a specified amount of shares of common stock annually. These options will have an exercise price of the fair market value on the date of grant and will vest quarterly in equal amounts over four years. We have granted to each of Messrs. Gallagher and Ladouceur, two of the three directors designated by Commonwealth, options to purchase 150,000 shares of common stock.

Compensation Committee Interlocks and Insider Participation

      We have appointed a compensation committee consisting of three non-employee members of our Board of Directors to make all compensation decisions regarding our executive officers. Historically, our Board of Directors appointed one non-employee member of the Board of Directors who, along with another former non-employee director, made all compensation decisions relating to our executive officers.

EXECUTIVE COMPENSATION

Summary of Cash and Other Compensation

      The following table sets forth certain information concerning the compensation for the fiscal year ended December 31, 2000 earned by our Chief Executive Officer and by three other executive officers whose cash salary and bonus exceeded $100,000 during fiscal 2000. Because only one of these executive officers was employed by our company prior to January 2000, the table also sets forth certain compensation information for that executive officer for the fiscal years ended December 31, 1998 and 1999.

SUMMARY COMPENSATION TABLE

				Long Term
				Compensation

				Awards

				Securities	All Other
				Underlying	Compensation
Name and Principal Position(1)	Year	Salary($)	Bonus($)(2)	Options(#)	($)(3)

Travis Lee Provow	2000	184,327	7,500	2,000,000	—
Chief Executive
Officer and President

Scot A. Brands	2000	117,692	5,000	400,000	—
Vice President and Chief Financial Officer

James D. Shook	2000	132,308	6,500	312,500	4,162
Vice President, General	1999	124,987	20,000	170,000	3,000
Counsel, and Secretary	1998	50,481	—	230,000	—

M. Ponder Harrison	2000	115,385	3,000	750,000	—
Vice President — Marketing

(1)	We consider Messrs. Provow, Brands, Shook, and Harrison to be our executive officers. Messrs. Provow, Brands, and Harrison became employees and officers of our company during

January 2000. Mr. Shook began his employment during 1998, and his cash compensation during fiscal 1998 did not exceed $100,000.

(2)	The officers listed also received certain perquisites, the value of which did not exceed 10% of their salaries during fiscal 1998, 1999, or 2000.

(3)	Amounts shown represent matching contributions made by us to our SIMPLE plan.

Option Grants

      The following table provides information on stock options granted to the officers listed during the fiscal year ended December 31, 2000.

OPTION GRANTS IN LAST FISCAL YEAR

	Individual Grants

	Number of		% of Total
	Securities		Options
	Underlying		Granted to
	Options		Employees in	Exercise
Name	Granted(#)(1)		Fiscal Year	Price($/sh)

Travis Lee Provow	1,000,000	(2)	9.3%	$2.50
	1,000,000	(3)	9.3%	$0.42

Scot A. Brands	150,000	(2)	1.4%	$3.94
	250,000	(3)	2.3%	$0.42

James D. Shook	62,500	(2)	0.6%	$3.94
	250,000	(3)	2.3%	$0.42

M. Ponder Harrison	400,000	(2)	3.7%	$2.50
	350,000	(3)	3.3%	$0.42

(1)	All options were granted at the fair market value of the shares on the date of grant and expire two years after the termination of employment.

(2)	The options vest and become exercisable at the rate of 6.25% of the grant for each calendar quarter after grant.

(3)	The options vest and become exercisable at the rate of 25% on the one year anniversary of the grant, 25% on the two year anniversary of the grant, and 6.25% per calendar quarter thereafter.

Year-end Option Values

      The following table provides information respecting the options held by the listed officers as of December 31, 2000. None of the listed officers exercised options during fiscal 2000.

OPTIONS HELD AS OF DECEMBER 31, 2000

	Number of Securities
	Underlying Unexercised
	Options
	at Fiscal Year-end(#)(1)

	Exercisable	Unexercisable

Travis Lee Provow	1,177,500	3,882,500

Scot A. Brands	100,000	550,000

James D. Shook	363,500	349,000

M. Ponder Harrison	100,000	650,000

(1)	None of the unexercised options listed had any value at fiscal year-end, because the exercise price of all of the options held by the listed officers was greater than $0.41, which was the closing sales price of our common stock as quoted on the OTCBB on December 29, 2000.

Employment Arrangements

      We have no written employment contracts with any of our executive officers. We offer our employees, including officers, medical and life insurance benefits. The executive officers and all other employees are eligible to receive stock options under our stock option plans and are eligible to receive bonuses under our bonus plan upon meeting company, department, and individual goals.

Severance Plan

      We have a severance plan that enables certain executives of our company to receive one month of salary in the event of their termination of employment for any reason other than for cause, death, or voluntary decision by the executive. As of January 11, 2001, the only executives covered by the severance plan were Messrs. Loback and Shook. Executives covered by the severance plan are deemed to have been involuntarily terminated in the event of a change of control (as defined in the severance plan) or if the executive experiences certain conditions, including the following:

•	a reduction in the executive’s cash compensation;

•	a reduction of compensation or benefits that are not made to all employees; or

•	the assignment of any duties inconsistent with the executive’s current position or any diminishment in such position, authority, duties, functions, or responsibilities.

      In the event of any of the foregoing conditions, the executive will be provided with COBRA continuation coverage for a one-year period, and we will accelerate the vesting of any previously granted stock options or awards that would otherwise be vested one calendar quarter after termination.

Performance Equity Plan

      We have adopted the Performance Equity Plan to enable our company to offer to our key employees, officers, directors, and consultants who provide valuable services to us an opportunity to acquire a proprietary interest in our company and to link their interests and efforts to the long-term interests of our shareholders. The plan provides for the granting of awards to employees, officers, directors, and consultants eligible to receive awards under the plan. These awards may include stock options, restricted stock, stock reload options, and other stock-based awards. A total of 2,704,670 shares of common stock may be issued under the plan. As of January 11, 2001, no shares of our common stock had been issued upon exercise of options granted under to the plan, and there were outstanding options to acquire 2,371,900 shares of our common stock. We had granted 237,408 shares of restricted stock under the plan and had approximately 100,000 shares available for grant under the plan. The plan will remain in effect until no further grants can be made and no awards remain outstanding.

      Options and awards may be granted only to persons who at the time of grant are key employees, officers, directors, or consultants, who are deemed to have rendered or to be able to render significant services to our company, and who are deemed to have or have the potential to contribute to the success of our company. Options that are incentive stock options may only be granted to employees of our company. To the extent that granted options are incentive stock options, the terms and conditions of those options must be consistent with the qualification requirements set forth in the Internal Revenue Code.

      The plan is administered by the Board of Directors, except that the Board of Directors may delegate its power to administer the plan to a committee appointed by the Board of Directors. The Board of Directors or the committee will have the authority to administer all matters governing the plan, including the persons eligible to receive awards, the terms and conditions of grants of awards, the specified performance goals or other criteria that need to be attained for the vesting of awards, and the substitution of any awards.

      The exercise prices, expiration dates, maximum number of shares purchasable, and the other provisions of the options will be established at the time of grant. The exercise prices of options may not be less than 100% (110% if the option is granted to a shareholder who, at the time of grant, owns common stock possessing more than 10% of the combined voting power of all classes of stock of our company) of the fair market value of the common stock on the date of grant. Options may be granted for terms of up to 10 years and become exercisable in whole or in one or more installments at such time as may be determined upon a grant of the options. To exercise an option, the optionholder will be required to deliver to us full payment of the exercise price of the shares as to which the option is being exercised.

      Under the plan, the Board or the committee also may award shares of restricted stock or other stock-based awards either alone or in addition to other awards granted under the plan. The committee will determine the eligible persons, the number of shares to be awarded, the price (if any) to be paid by the holder, and all other terms and conditions of such awards.

      Under the plan, all options and other awards will immediately vest and become exercisable if any person or entity (other than our company, or any officer, director, or principal stockholder of our company) acquires securities of our company in one or more transactions having at least 25% of the total voting power of all of our company’s securities then outstanding, and such acquisition is not authorized or otherwise approved by our Board of Directors.

2000 Equity Incentive Compensation Plan

      In March 2000, our Board of Directors adopted the Intelispan, Inc. 2000 Equity Incentive Compensation Plan and our shareholders approved the plan at a special meeting held on April 4, 2000. The terms of the 2000 Plan provide for grants of stock options, stock appreciation rights, or SARs, restricted stock, deferred stock, other stock-related awards, and performance or annual incentive awards that may be settled in cash, stock, or other property. The effective date of the 2000 Plan is March 1, 2000.

      Under the 2000 Plan, the total number of shares of common stock that may be subject to the granting of awards under the 2000 Plan at any time during the term of the 2000 Plan shall not exceed in the aggregate 7.4% of the issued shares of our common stock as of the date the 2000 Plan is adopted; provided that, if the number of issued shares of common stock is increased after such date, the maximum number of shares of common stock for which awards may be granted under the 2000 Plan shall be increased by 7.4% of such increase. As of January 11, 2001, we had granted options to purchase approximately 4,799,400 shares of our common stock under the 2000 plan. None of these options have been exercised.

      The 2000 Plan limits the number of shares which may be issued pursuant to incentive stock options to the greater of 5,000,000 shares or 7.4% of our issued and outstanding common stock.

      In addition, the 2000 Plan imposes individual limitations on the amount of certain awards in part to comply with Internal Revenue Code Section 162(m). Under these limitations, during any fiscal year the number of options, SARs, restricted shares of common stock, deferred shares of common stock, shares as a bonus or in lieu of other company obligations, and other stock-based awards granted to any one participant may not exceed 1,000,000 for each type of such award, subject to adjustment in certain circumstances. The maximum amount that may be paid out as an annual incentive award or other cash award in any fiscal year to any one participant is $1,000,000, and the maximum amount that may be earned as a performance award or other cash award in respect of a performance period by any one participant is $5,000,000.

      We have authorized a committee to adjust the limitations described in the two preceding paragraphs and to adjust outstanding awards (including adjustments to exercise prices of options and other affected terms of awards) in the event that a dividend or other distribution (whether in cash, shares of common stock, or other property), recapitalization, forward or reverse split, reorganization, merger, consolidation, spin-off, combination, repurchase, share exchange, or other similar corporate transaction or event affects the common stock so that an adjustment is appropriate to prevent dilution or enlargement of the rights of participants. The committee is also authorized to adjust performance conditions and other terms of awards in response to these kinds of events or in response to changes in applicable laws, regulations, or accounting principles.

Eligibility and Administration

      The persons eligible to receive awards under the 2000 Plan are the officers, directors, employees, and independent contractors of our company. The 2000 Plan is to be administered by a committee designated by the Board of Directors consisting of not less than two directors, each member of which must be a “non-employee director” as defined under Rule 16b-3 under the Exchange Act and an “outside director” for purposes of Section 162(m) of the Code. However, except as otherwise required to comply with Rule 16b-3 of the Exchange Act, or Section 162(m) of the Code, the Board may exercise any power or authority granted to the committee. Subject to the terms of the 2000 Plan, the committee or the Board is authorized to select eligible persons to receive awards, determine the type and number of awards to be granted and the number of shares of common stock to which awards will relate, specify times at which awards will be exercisable or settleable (including performance conditions that may be required as a condition thereof), set other terms and conditions of awards, prescribe forms of award agreements, interpret and specify rules and regulations relating to the 2000 Plan, and make all other determinations that may be necessary or advisable for the administration of the 2000 Plan.

Stock Options and SARs

      The committee or the Board is authorized to grant stock options, including both incentive stock options, or ISOs, which can result in potentially favorable tax treatment to the participant, and nonqualified stock options, and SARs entitling the participant to receive the amount by which the fair market value of a share of common stock on the date of exercise (or defined “change in control price” following a change in control) exceeds the grant price of the SAR. The exercise price per share subject to an option and the grant price of an SAR are determined by the committee, but in the case of an ISO must not be less than the fair market value of a share of common stock on the date of grant. For purposes of the 2000 Plan, the term “fair market value” means the fair market value of common stock, awards, or other property as determined by the committee or the Board or under procedures established by the committee or the Board. Unless otherwise determined by the committee or the Board, the fair market value of common stock as of any given date shall be the closing sales price per share of common stock as reported on the principal stock exchange or market on which common stock is traded on the date as of which such value is being determined or, if there is no sale on that date, then on the last previous day on which a sale was reported. The maximum term of each option or SAR, the times at which each option or SAR will be exercisable, and provisions requiring forfeiture of unexercised options or SARs at or following termination of employment generally are fixed by the committee or the Board, except that no option or SAR may have a term exceeding ten years. Options may be exercised by payment of the exercise price in cash, shares that have been held for at least 6 months, outstanding awards, or other property having a fair market value equal to the exercise price, as the committee or the Board may determine from time to time. Methods of exercise and settlement and other terms of the SARs are determined by the committee or the Board. SARs granted under the 2000 Plan may include “limited SARs” exercisable for a stated period of time following a change in control of our company, as discussed below.

Restricted and Deferred Stock

      The committee or the Board is authorized to grant restricted stock and deferred stock. Restricted stock is a grant of shares of common stock that may not be sold or disposed of, and that may be forfeited in the event of certain terminations of employment, prior to the end of a restricted period specified by the committee or the Board. A participant granted restricted stock generally has all of the rights of a stockholder of our company, unless otherwise determined by the committee or the Board. An award of deferred stock confers upon a participant the right to receive shares of common stock at the end of a specified deferral period, subject to possible forfeiture of the award in the event of certain terminations of employment prior to the end of a specified restricted period. Prior to settlement, an award of deferred stock carries no voting or dividend rights or other rights associated with share ownership, although dividend equivalents may be granted, as discussed below.

Dividend Equivalents

      The committee or the Board is authorized to grant dividend equivalents conferring on participants the right to receive, currently or on a deferred basis, cash, shares of common stock, other awards or other property equal in value to dividends paid on a specific number of shares of common stock or other periodic payments. Dividend equivalents may be granted alone or in connection with another award, may be paid currently or on a deferred basis and, if deferred, may be deemed to have been reinvested in additional shares of common stock, awards, or otherwise as specified by the committee or the Board.

Bonus Stock and Awards in Lieu of Cash Obligations

      The committee or the Board is authorized to grant shares of common stock as a bonus free of restrictions, or to grant shares of common stock or other awards in lieu of company obligations to pay cash under the 2000 Plan or other plans or compensatory arrangements, subject to such terms as the committee or the Board may specify.

Other Stock-Based Awards

      The committee or the Board is authorized to grant awards that are denominated or payable in, valued by reference to, or otherwise based on or related to shares of common stock. Such awards might include convertible or exchangeable debt securities, other rights convertible or exchangeable into shares of common stock, purchase rights for shares of common stock, awards with value and payment contingent upon performance of our company or any other factors designated by the committee or the Board, and awards valued by reference to the book value of shares of common stock or the value of securities of or the performance of specified subsidiaries or business units. The committee or the Board determines the terms and conditions of such awards.

Performance Awards, Including Annual Incentive Awards

      The right of a participant to exercise or receive a grant or settlement of an award, and the timing thereof, may be subject to such performance conditions (including subjective individual goals) as may be specified by the committee or the Board. In addition, the 2000 Plan authorizes specific annual incentive awards, which represent a conditional right to receive cash, shares of common stock, or other awards upon achievement of certain preestablished performance goals and subjective individual goals during a specified fiscal year. Performance awards and annual incentive awards granted to persons whom the committee expects will, for the year in which a deduction arises, be “covered employees” (as defined below) will, if and to the extent intended by the committee, be subject to provisions that should qualify such awards as “performance-based compensation” not subject to the limitation on tax deductibility by us under Code Section 162(m). For purposes of Section 162(m), the term “covered employee” means our chief executive officer and each other person whose compensation is required to be disclosed in our filings with the SEC by reason of that person being among our four highest compensated officers as of the end of a taxable year. If and to the extent required under Section 162(m) of the Code, any power or authority relating to a performance award or annual incentive award intended to qualify under Section 162(m) of the Code is to be exercised by the committee and not the Board.

      Subject to the requirements of the 2000 Plan, the committee or the Board will determine performance award and annual incentive award terms, including the required levels of performance with respect to specified business criteria, the corresponding amounts payable upon achievement of such levels of performance, termination, and forfeiture provisions and the form of settlement. In granting annual incentive or performance awards, the committee or the Board may establish unfunded award “pools,” the amounts of which will be based upon the achievement of a performance goal or goals based on one or more of certain business criteria described in the 2000 Plan (including, for example, total stockholder return, net income, pretax earnings, EBITDA, earnings per share, and return on investment). During the first 90 days of a fiscal year or performance period, the committee or the Board will determine who will potentially receive annual incentive or performance awards for that fiscal year or performance period, either out of the pool or otherwise.

      After the end of each fiscal year or performance period, the committee or the Board will determine

•	the amount of any pools and the maximum amount of potential annual incentive or performance awards payable to each participant in the pools; and

•	the amount of any other potential annual incentive or performance awards payable to participants in the 2000 Plan.

The committee or the Board may, in its discretion, determine that the amount payable as an annual incentive or performance award will be reduced from the amount of any potential award.

Other Terms of Awards

      Awards may be settled in the form of cash, shares of common stock, other awards or other property, in the discretion of the committee or the Board. The committee or the Board may require or permit participants to defer the settlement of all or part of an award in accordance with such terms and conditions as the committee or the Board may establish, including payment or crediting of interest or dividend equivalents on deferred amounts, and the crediting of earnings, gains and losses based on deemed investment of deferred amounts in specified investment vehicles. The committee or the Board is authorized to place cash, shares of common stock, or other property in trusts or make other arrangements to provide for payment of our obligations under the 2000 Plan. The committee or the Board may condition any payment relating to an award on the withholding of taxes and may provide that a portion of any shares of common stock or other property to be distributed will be withheld (or previously acquired shares of common stock or other property be surrendered by the participant) to satisfy withholding and other tax obligations. Awards granted under the 2000 Plan generally may not be pledged or otherwise encumbered and are not transferable except by will or by the laws of descent and distribution, or to a designated beneficiary upon the participant’s death, except that the committee or the Board may, in its discretion, permit transfers for estate planning or other purposes subject to any applicable restrictions under Rule 16b-3 promulgated under the Securities Exchange Act.

      Awards under the 2000 Plan are generally granted without a requirement that the participant pay consideration in the form of cash or property for the grant (as distinguished from the exercise), except to the extent required by law. The committee or the Board may, however, grant awards in exchange for other awards under the 2000 Plan, awards under other company plans, or other rights to payment from us, and may grant awards in addition to and in tandem with such other awards, rights, or other awards.

Acceleration of Vesting; Change in Control

      The committee or the Board may in the case of a “change of control” of our company, as defined in the 2000 Plan, in its discretion, accelerate the exercisability, the lapsing of restrictions, or the expiration of deferral or vesting periods of any award (including the cash settlement of SARs and “limited SARs” which may be exercisable in the event of a change in control). In addition, the committee or the Board may provide in an award agreement that the performance goals relating to any performance based award will be deemed to have been met upon the occurrence of any “change in control.” Upon the occurrence of a change in control, if so provided in the award agreement, stock options and limited SARs (and other SARs which so provide) may be cashed out based on a defined “change in control price,” which will be the higher of

•	the cash and fair market value of property that is the highest price per share paid (including extraordinary dividends) in any reorganization, merger, consolidation, liquidation, dissolution, or sale of substantially all assets of our company; or

•	the highest fair market value per share (generally based on market prices) at any time during the 60 days before and 60 days after a change in control.

      For purposes of the 2000 Plan, the term “change in control” generally means

•	approval by shareholders of any reorganization, merger, or consolidation or other transaction or series of transactions if persons who were shareholders immediately prior to such reorganization, merger, or consolidation or other transaction do not, immediately thereafter, own more than 50% of the combined voting power of the reorganized, merged, or consolidated company’s then outstanding, voting securities, or a liquidation or dissolution of our company or the sale of all or substantially all of the assets of our company (unless the reorganization, merger, consolidation or other corporate transaction, liquidation, dissolution or sale is subsequently abandoned),

•	a change in the composition of the Board such that the persons constituting the Board on the date the award is granted, or the Incumbent Board, and subsequent directors approved by the Incumbent Board (or approved by such subsequent directors), cease to constitute at least a majority of the Board, or

•	the acquisition by any person, entity or “group”, within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act, of more than 50% of either the then outstanding shares of our common stock or the combined voting power of our company’s then outstanding voting securities entitled to vote generally in the election of directors excluding, for this purpose, any acquisitions by (1) our company, (2) any person, entity, or “group” that as of the date on which the award is granted owns beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Securities Exchange Act) of a controlling interest, or (3) any employee benefit plan of our company.

Amendment and Termination

      The Board of Directors may amend, alter, suspend, discontinue, or terminate the 2000 Plan or the committee’s authority to grant awards without further shareholder approval, except shareholder approval must be obtained for any amendment or alteration if such approval is required by law or regulation or under the rules of any stock exchange or quotation system on which shares of common stock are then listed or quoted. Thus, shareholder approval may not necessarily be required for every amendment to the 2000 Plan which might increase the cost of the 2000 Plan or alter the eligibility of persons to receive awards. Shareholder approval will not be deemed to be required under laws or regulations, such as those relating to ISOs, that condition favorable treatment of participants on such approval, although the Board may, in its discretion, seek shareholder approval in any circumstance in which it deems such approval advisable. Unless earlier terminated by the Board, the 2000 Plan will terminate at such time as no shares of common stock remain available for issuance under the 2000 Plan and we have no further rights or obligations with respect to outstanding awards under the 2000 Plan.

Limitation of Liability; Indemnification of Directors and Officers

      Our articles of incorporation, as amended and restated, provide that a director of our company will not be personally liable to our company or our shareholders for monetary damages for conduct as a director, except for

•	acts or omissions involving intentional misconduct by the director or a knowing violation of law by the director,

•	assenting to an unlawful distribution where it is established that the director did not perform the director’s duty of loyalty to our company, or

•	any transaction from which the director will personally receive a benefit in money, property, or services to which the director is not legally entitled.

      Our articles of incorporation also provide that if the Washington Business Corporation Act is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of our company will be eliminated or limited to the fullest extent permitted by the Washington Business Corporation Act, as so amended.

      Our articles of incorporation also provide that we will indemnify and advance expenses, to the fullest extent permitted by the Washington Business Corporation Act, to each person who is a director or officer of our company. This indemnity will not apply if

•	acts or omissions of the director or officer are found to be intentional misconduct or a knowing violation of law,

•	a director assents to an unlawful distribution and it is established that such director did not perform the director’s duty of loyalty to our company; or

•	any transaction with respect to which it was found that such director or officer personally received a benefit in money, property, or services to which the director or officer was not legally entitled.

      In addition, we have adopted provisions in our bylaws that require us to indemnify our directors, officers, and certain other representatives of our company against expenses and certain other liabilities arising out of their conduct on behalf of our company.

      Our Board of Directors and shareholders have approved the reincorporation of our company from Washington to Delaware. Our Board of Directors may choose to affect the reincorporation at any time in the future, amend or modify the terms of the reincorporation, or may choose to terminate and abandon the reincorporation. Upon the effectiveness of the reincorporation, our company will be governed by a new certificate of incorporation, new bylaws, and Delaware law.

      If the reincorporation is effected, Article VIII of our new certificate of incorporation exempts directors of our company from liability to our company or to our stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under Delaware law. In addition, Article VII of our new bylaws states that we will indemnify any director, officer, employee, agent, or other representative of our company to the fullest extent permitted by law against all liability and loss suffered and expenses (including attorneys’ fees) as a result of any action, suit, or proceeding involving our company. We are required to pay the expenses incurred by an indemnitee in defending any such proceeding in advance of its final disposition, provided that such person repay all amounts advanced if it should be ultimately determined that such person is not entitled to be indemnified by us.

      Under Delaware law, to the extent that an indemnitee is successful on the merits or otherwise in defense of a suit or proceeding brought against him or her by reason of the fact that he or she is or was a director, officer or employee of our company, or serves or served any other enterprise or organization at our request, we shall indemnify him or her against expenses (including attorneys’ fees) actually and reasonably incurred in connection with such action.

      An indemnitee also may be indemnified under Delaware law against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, our best interests, and, with respect to any criminal action, had no reasonable cause to believe his or her conduct was unlawful.

      An indemnitee also may be indemnified under Delaware law against expenses (including attorneys’ fees) actually and reasonably incurred in the defense or settlement of a suit by or in the right of our company if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of our company, except that no indemnification may be made if the indemnitee is adjudged to be liable to us, unless a court determines that such indemnitee is entitled to indemnification for such expenses which the court deems proper.

      Also under Delaware law, expenses incurred by an officer or director in defending a civil or criminal action, suit or proceeding may be paid by our company in advance of the final disposition of the suit, action or proceeding upon receipt of an undertaking by or on behalf of the officer or director to repay such amount if it is ultimately determined that he or she is not entitled to be indemnified by us. We may also advance expenses incurred by other employees and agents of the Company upon such terms and conditions, if any, that our Board of Directors deems appropriate.

      Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to officers, directors, or persons controlling our company pursuant to Delaware law or our Certificate of Incorporation, we have been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

PRINCIPAL AND SELLING SHAREHOLDERS

      The following table sets forth certain information regarding the shares of our common stock beneficially owned as of January 11, 2001 by each of our directors and executive officers, all of our directors and executive officers as a group, each person known by us to be the beneficial owner of more than 5% of our common stock, and each selling shareholder. The table also sets forth the number of shares of common stock that each director, officer, and selling shareholder may offer and sell under this prospectus from time to time.

	Before the Offering					Shares of
						Common Stock
			Rights to Acquire	Shares		Which May
			Additional	Beneficially		Be Offered
Name of Beneficial Owner(1)	Shares		Shares(2)(3)	Owned(1)	Percent(2)	Pursuant Hereto

Directors and Executive Officers:

Maurice J. Gallagher, Jr.	7,500,001	(4)	37,500	7,537,501	6.9%	7,500,001

Travis Lee Provow	996,667		1,177,500	2,174,167	3.0%	996,667

Peter A. Nelson	4,529,438	(5)	125,000	4,654,438	4.3%	81,300

Scot A. Brands	191,667		100,000	291,667	*	191,667

James D. Shook	12,508		363,500	376,008	*	12,508

M. Ponder Harrison	479,167		100,000	579,167	*	479,167

Michael S. Falk(6)	21,547,314	(6)	—	21,547,314	19.6%	21,547,314

Philip R. Ladouceur(7)	391,923	(7)	37,500	429,423	*	391,923

Directors and executive officers as a group (8 persons)	35,648,683		1,941,000	37,589,683	35.4%	31,200,545

5% Shareholders:

Commonwealth Associates, L.P.	7,975,858		—	7,975,858	7.2%	7,975,858

ComVest Capital Partners, LLC	9,441,667		—	9,441,667	8.5%	9,441,667

Selling Shareholders(8):

Michael Appelbaum	86,193		—	86,193	*	86,193

AIM Investment Limited	383,335		—	383,335	*	383,335

Craig Blitz	76,212		—	76,212	*	76,212

Jon Brown	57,501		—	57,501	*	57,501

David Crisanti	26,667		13,333	40,000	*	40,000

Douglas & Heather Cundey	67,085		—	67,085	*	67,085

DLI Investors, LLC	2,875,000		—	2,875,000	2.6%	2,875,000

Sloan d’Autremont	47,917		—	47,917	*	47,917

FM Grandchildren’s Trust	143,751		—	143,751	*	143,751

Gallagher Corporation(4)	4,312,501		—	4,312,501 (4)	3.9%	4,312,501

Flynn Corporation	1,916,667		—	1,916,667	1.7%	1,916,667

Kabuki Partners	575,000		—	575,000	*	575,000

Thomas Kelley	19,167		—	19,167	*	19,167

Richard LeBuhn	205,084		—	205,084	*	205,084

Greg MacDonald	143,251		—	143,251	*	143,251

Joan Misher	547,917		—	547,917	*	547,917

Mulkey II Ltd Ptnership	191,667		—	191,667	*	191,667

Pamela Equities Corp.	191,667		—	191,667	*	191,667

Robert Priddy(9)	1,916,667		—	1,916,667 (9)	1.7%	1,916,667

Radix Associates	95,835		—	95,835	*	95,835

Amy Robinson	19,167		—	19,167	*	19,167

Jose Serra	47,917		—	47,917	*	47,917

J.F. Shea Co., Inc.	2,875,000		—	2,875,000	2.6%	2,875,000

Todd Tickner	47,917		—	47,917	*	47,917

Transcomm General, Inc.	200,000		100,001	300,001	*	300,001

Syd Verbin	19,167		—	19,167	*	19,167

Erik Zamkoff	157,501		—	157,501	*	157,501

Jerrold H. Zar 1996 Trust	19,167		—	19,167	*	19,167

Abrams IVPN Lmtd. Prntrshp	383,334		—	383,334	*	383,334

Revocable Trust of James R. Adametz	47,917		—	47,917	*	47,917

[Additional columns below]

[Continued from above table, first column(s) repeated]

After the Offering

Shares
Beneficially
Name of Beneficial Owner(1)	Owned	Percent

Directors and Executive Officers:

Maurice J. Gallagher, Jr.	37,500	*

Travis Lee Provow	1,177,500	1.1%

Peter A. Nelson	4,573,138	4.2%

Scot A. Brands	100,000	*

James D. Shook	363,500	*

M. Ponder Harrison	100,000	*

Michael S. Falk(6)	—	*

Philip R. Ladouceur(7)	37,500	*

Directors and executive officers as a group (8 persons)	6,389,138	5.8%

5% Shareholders:

Commonwealth Associates, L.P.	—	—

ComVest Capital Partners, LLC	—	—

Selling Shareholders(8):

Michael Appelbaum	—	—

AIM Investment Limited	—	—

Craig Blitz	—	—

Jon Brown	—	—

David Crisanti	—	—

Douglas & Heather Cundey	—	—

DLI Investors, LLC	—	—

Sloan d’Autremont	—	—

FM Grandchildren’s Trust	—	—

Gallagher Corporation(4)	—	—

Flynn Corporation	—	—

Kabuki Partners	—	—

Thomas Kelley	—	—

Richard LeBuhn	—	—

Greg MacDonald	—	—

Joan Misher	—	—

Mulkey II Ltd Ptnership	—	—

Pamela Equities Corp.	—	—

Robert Priddy(9)	—	—

Radix Associates	—	—

Amy Robinson	—	—

Jose Serra	—	—

J.F. Shea Co., Inc.	—	—

Todd Tickner	—	—

Transcomm General, Inc.	—	—

Syd Verbin	—	—

Erik Zamkoff	—	—

Jerrold H. Zar 1996 Trust	—	—

Abrams IVPN Lmtd. Prntrshp	—	—

Revocable Trust of James R. Adametz	—	—

	Before the Offering				Shares of
					Common Stock
		Rights to Acquire	Shares		Which May
		Additional	Beneficially		Be Offered
Name of Beneficial Owner(1)	Shares	Shares(2)(3)	Owned(1)	Percent(2)	Pursuant Hereto

Esther Berger Arama	11,501	—	11,501	*	11,501

Bald Eagle Fund Ltd., The	86,251	—	86,251	*	86,251

Edward Ballenger	19,167	—	19,167	*	19,167

Evelyn M. Becker Trust	19,167	—	19,167	*	19,167

Marc Berman	38,334	—	38,334	*	38,334

Robert Bettinger	47,917	—	47,917	*	47,917

Steven Bishop	47,917	—	47,917	*	47,917

Jeffrey Blomstedt	47,917	—	47,917	*	47,917

BNB Associates Investments LP	287,501	—	287,501	*	287,501

Michael Bollag	203,299	—	203,299	*	197,483

Daniel Callahan	95,835	—	95,835	*	95,835

Steve Carlis	6,667	3,333	10,000	*	10,000

C. Cass, IV	38,334	—	38,334	*	38,334

Catalano Family Ltd. Partnership	383,334	—	383,334	*	383,334

Catalano Family Ltd. Partnership II	383,334	—	383,334	*	383,334

David Cohen	143,751	—	143,751	*	143,751

Robert Crown	95,835	—	95,835	*	95,835

James Davenport	95,835	—	95,835	*	95,835

Jacob Dayan	19,167	—	19,167	*	19,167

David DeAtkine, Jr.	47,917	—	47,917	*	47,917

Frank DiLeonardo	47,917	—	47,917	*	47,917

Burtt Ehrlich	38,334	—	38,334	*	38,334

S. Finkle	143,751	—	143,751	*	143,751

W. Follis	19,167	—	19,167	*	19,167

Gallagher Family Investments LP(4)	1,437,501	—	1,437,501 (4)	1.3%	1,437,501

Gilbert Family Partnership	57,501	—	57,501	*	57,501

Bruce Glaser	189,407	—	189,407	*	189,407

Stephen Goddard	19,167	—	19,167	*	19,167

Scott Greiper	93,353	24,610	117,963	*	117,963

Alan Hammerman	28,751	—	28,751	*	28,751

Steven Hazan	47,917	—	47,917	*	47,917

Thomas Hodapp	143,751	—	143,751	*	143,751

Bette Jordan	23,959	—	23,959	*	23,959

Patrick Keating	47,917	—	47,917	*	47,917

Kensington Partners, L.P.	369,965	—	369,965	*	369,965

Kensington Partners II L.P.	22,953	—	22,953	*	22,953

Peter Latour	264,546	—	264,546	*	264,546

Christopher Lenzo	479,168	—	479,168	*	479,168

Douglas Levine	222,334	—	222,334	*	222,334

Robert Levine	19,167	—	19,167	*	19,167

Ryan Manocherian	9,584	—	9,584	*	9,584

Jed Manocherian	47,917	—	47,917	*	47,917

Marlin Equities, LLC	191,667	—	191,667	*	191,667

Gerald Millstein	28,751	—	28,751	*	28,751

David Mitchell	143,751	—	143,751	*	143,751

F. A. Morfesis	143,751	—	143,751	*	143,751

Amy Newmark	191,667	—	191,667	*	191,667

Gregory Norman	257,292	—	257,292	*	257,292

Odyssey Capital, L.P.	479,168	—	479,168	*	479,168

Dean Palin	33,333	16,667	50,000	*	50,000

Paul Petrus	38,334	—	38,334	*	38,334

RS Emerging Growth Partners LP	383,334	—	383,334	*	383,334

RS Pacific Partners	958,334	—	958,334	*	958,334

[Additional columns below]

[Continued from above table, first column(s) repeated]

After the Offering

Shares
Beneficially
Name of Beneficial Owner(1)	Owned	Percent

Esther Berger Arama	—	—

Bald Eagle Fund Ltd., The	—	—

Edward Ballenger	—	—

Evelyn M. Becker Trust	—	—

Marc Berman	—	—

Robert Bettinger	—	—

Steven Bishop	—	—

Jeffrey Blomstedt	—	—

BNB Associates Investments LP	—	—

Michael Bollag	5,816	—

Daniel Callahan	—	—

Steve Carlis	—	—

C. Cass, IV	—	—

Catalano Family Ltd. Partnership	—	—

Catalano Family Ltd. Partnership II	—	—

David Cohen	—	—

Robert Crown	—	—

James Davenport	—	—

Jacob Dayan	—	—

David DeAtkine, Jr.	—	—

Frank DiLeonardo	—	—

Burtt Ehrlich	—	—

S. Finkle	—	—

W. Follis	—	—

Gallagher Family Investments LP(4)	—	—

Gilbert Family Partnership	—	—

Bruce Glaser	—	—

Stephen Goddard	—	—

Scott Greiper	—	—

Alan Hammerman	—	—

Steven Hazan	—	—

Thomas Hodapp	—	—

Bette Jordan	—	—

Patrick Keating	—	—

Kensington Partners, L.P.	—	—

Kensington Partners II L.P.	—	—

Peter Latour	—	—

Christopher Lenzo	—	—

Douglas Levine	—	—

Robert Levine	—	—

Ryan Manocherian	—	—

Jed Manocherian	—	—

Marlin Equities, LLC	—	—

Gerald Millstein	—	—

David Mitchell	—	—

F. A. Morfesis	—	—

Amy Newmark	—	—

Gregory Norman	—	—

Odyssey Capital, L.P.	—	—

Dean Palin	—	—

Paul Petrus	—	—

RS Emerging Growth Partners LP	—	—

RS Pacific Partners	—	—

	Before the Offering					Shares of
						Common Stock
		Rights to Acquire	Shares			Which May
		Additional	Beneficially			Be Offered
Name of Beneficial Owner(1)	Shares	Shares(2)(3)	Owned(1)		Percent(2)	Pursuant Hereto

RS Premium Partners	575,000	—	575,000		*	575,000

Mark Reichenbaum	95,835	—	95,835		*	95,835

Kurt Reichelt	47,917	—	47,917		*	47,917

James Rion, Jr.	47,917	—	47,917		*	47,917

Rolling Investment Group	28,751	—	28,751		*	28,751

Dale Rosenbloom	191,667	—	191,667		*	191,667

Jeffrey Rubin	13,333	6,667	20,000		*	20,000

David and Darchelle Schafer	19,167	—	19,167		*	19,167

Gary Schultz	95,835	—	95,835		*	95,835

Lance Schultz	19,167	—	19,167		*	19,167

Kent Schwickert	38,334	—	38,334		*	38,334

Kim Schwickert	38,334	—	38,334		*	38,334

Shagadelic Partners	47,917	—	47,917		*	47,917

Jacqueline Shulman	38,334	—	38,334		*	38,334

Joseph Siciliano	14,376	—	14,376		*	14,376

Lee Sin	47,917	—	47,917		*	47,917

George Sivak	47,917	—	47,917		*	47,917

Stephen Skoly, Jr.	47,917	—	47,917		*	47,917

Robert Spencer	47,917	—	47,917		*	47,917

Anthony Spigarelli	47,917	—	47,917		*	47,917

Jesse Sullivan	47,917	—	47,917		*	47,917

W. Lewis Tabb, Jr.	19,167	—	19,167		*	19,167

Inder Tallur	405,269	—	405,269		*	405,269

Cramer Taos Partners	191,667	—	191,667		*	191,667

The Cobalt Group, LLC	47,917	—	47,917		*	47,917

Salvatore Trupiano	38,334	—	38,334		*	38,334

Douglas Tumen	19,167	—	19,167		*	19,167

John Waldron	47,917	—	47,917		*	47,917

Richard Yalen	64,840	—	64,840		*	64,840

Joseph Wynne(10)	140,144	—	140,144	(10)	*	140,144

Dean Abraham	19,167	—	19,167		*	19,167

Shannon Acks	47,917	—	47,917		*	47,917

Hampton Adams	19,167	—	19,167		*	19,167

Alliance Equities, Inc.	67,084	—	67,084		*	67,084

Alpine Venture Capital Partners LP	1,437,500	—	1,437,500		1.3%	1,437,500

Ferdinand Anderson, Jr.	47,917	—	47,917		*	47,917

Michael Appelbaum IRA	17,251	—	17,251		*	17,251

Basil Asciutto	93,457	—	93,457		*	93,457

Basil Asciutto IRA	19,167	—	19,167		*	19,167

Shanthamallappa Ashok	47,917	—	47,917		*	47,917

Aslan Ltd.	133,333	66,667	200,000		*	200,000

Michael Astor	47,917	—	47,917		*	47,917

Jim Aukstoulis	38,334	—	38,334		*	38,334

Etan Ayalon	13,334	6,666	20,000		*	20,000

Alya Al-AL Bahar	133,333	66,667	200,000		*	200,000

Scott Ballin	47,917	—	47,917		*	47,917

Bank Morgan Stanley AG	479,167	—	479,167		*	479,167

Barrington Capital Corp.	28,751	—	28,751		*	28,751

Thomas Bauer	13,334	6,666	20,000		*	20,000

Edwin Beattie	47,917	—	47,917		*	47,917

John Becker	33,333	16,667	50,000		*	50,000

John Beiser	95,834	—	95,834		*	95,834

Kim M. Beretta Trust	38,334	—	38,334		*	38,334

[Additional columns below]

[Continued from above table, first column(s) repeated]

After the Offering

Shares
Beneficially
Name of Beneficial Owner(1)	Owned	Percent

RS Premium Partners	—	—

Mark Reichenbaum	—	—

Kurt Reichelt	—	—

James Rion, Jr.	—	—

Rolling Investment Group	—	—

Dale Rosenbloom	—	—

Jeffrey Rubin	—	—

David and Darchelle Schafer	—	—

Gary Schultz	—	—

Lance Schultz	—	—

Kent Schwickert	—	—

Kim Schwickert	—	—

Shagadelic Partners	—	—

Jacqueline Shulman	—	—

Joseph Siciliano	—	—

Lee Sin	—	—

George Sivak	—	—

Stephen Skoly, Jr.	—	—

Robert Spencer	—	—

Anthony Spigarelli	—	—

Jesse Sullivan	—	—

W. Lewis Tabb, Jr.	—	—

Inder Tallur	—	—

Cramer Taos Partners	—	—

The Cobalt Group, LLC	—	—

Salvatore Trupiano	—	—

Douglas Tumen	—	—

John Waldron	—	—

Richard Yalen	—	—

Joseph Wynne(10)	—	—

Dean Abraham	—	—

Shannon Acks	—	—

Hampton Adams	—	—

Alliance Equities, Inc.	—	—

Alpine Venture Capital Partners LP	—	—

Ferdinand Anderson, Jr.	—	—

Michael Appelbaum IRA	—	—

Basil Asciutto	—	—

Basil Asciutto IRA	—	—

Shanthamallappa Ashok	—	—

Aslan Ltd.	—	—

Michael Astor	—	—

Jim Aukstoulis	—	—

Etan Ayalon	—	—

Alya Al-AL Bahar	—	—

Scott Ballin	—	—

Bank Morgan Stanley AG	—	—

Barrington Capital Corp.	—	—

Thomas Bauer	—	—

Edwin Beattie	—	—

John Becker	—	—

John Beiser	—	—

Kim M. Beretta Trust	—	—

	Before the Offering				Shares of
					Common Stock
		Rights to Acquire	Shares		Which May
		Additional	Beneficially		Be Offered
Name of Beneficial Owner(1)	Shares	Shares(2)(3)	Owned(1)	Percent(2)	Pursuant Hereto

Donald Berglund	47,917	—	47,917	*	47,917

Howard Bernstein	47,917	—	47,917	*	47,917

Howard Berent	19,167	—	19,167	*	19,167

Gary Bierfriend	47,917	—	47,917	*	47,917

Lincoln Black	47,917	—	47,917	*	47,917

Tom Blanton	47,917	—	47,917	*	47,917

Jeffrey Blomstedt	47,917	—	47,917	*	47,917

Ron Bloom	38,334	—	38,334	*	38,334

Harold Blue	47,917	—	47,917	*	47,917

Paul Bodor	13,333	6,667	20,000	*	20,000

Jeffrey and Deborah Bolding	47,917	—	47,917	*	47,917

Joseph Bolognue	47,917	—	47,917	*	47,917

Ronald Booth	95,834	—	95,834	*	95,834

Thomas Brigl	28,751	—	28,751	*	28,751

Zhi Liu	143,751	—	143,751	*	143,751

Michael Brummer	47,917	—	47,917	*	47,917

Larry Brusteim	47,917	—	47,917	*	47,917

Paul Burgess	57,501	—	57,501	*	57,501

The Burr Family Trust	23,959	—	23,959	*	23,959

James Cahill	19,167	—	19,167	*	19,167

Calmetto II, Ltd.	47,917	—	47,917	*	47,917

Jeffrey Cameron	17,251	—	17,251	*	17,251

Felix Campos	72,834	—	72,834	*	72,834

J. Cardwell, Sr.	47,917	—	47,917	*	47,917

James Cardwell, Jr.	47,917	—	47,917	*	47,917

Anders Carlegren	28,751	—	28,751	*	28,751

Mark Carmen	19,167	—	19,167	*	19,167

C.E. Untterberg, Towbin Capital Partners II	191,667	—	191,667	*	191,667

Century Publishing Company	47,917	—	47,917	*	47,917

Neil A. Chapman, Sep. IRA	20,000	10,000	30,000	*	30,000

Mitchell Chasin	19,167	—	19,167	*	19,167

Marvin Chimbel	23,959	—	23,959	*	23,959

Jeffrey Cino	19,167	—	19,167	*	19,167

Martin Clark	20,000	10,000	30,000	*	30,000

Steve Cleary	23,001	—	23,001	*	23,001

Alan Cohen	47,917	—	47,917	*	47,917

Jonathan Cohen	47,917	—	47,917	*	47,917

Robert Cole	19,167	—	19,167	*	19,167

James Collins	47,917	—	47,917	*	47,917

Kyle Collins	95,834	—	95,834	*	95,834

Stephen Cooper	47,917	—	47,917	*	47,917

Bruce Corbin	67,084	—	67,084	*	67,084

Richard Corbin IRA	47,917	—	47,917	*	47,917

Richard Corbin	95,834	—	95,834	*	95,834

Joseph Cornide, Jr.	71,876	—	71,876	*	71,876

Thomas Cramer	95,834	—	95,834	*	95,834

Cranshire Capital, L.P.	479,167	—	479,167	*	479,167

Kenton Dallas(11)	191,667	193,750	385,417	*	191,667

Mark Danieli	76,981	—	76,981	*	76,981

Daphne Astor Grandhildren’s Trust	38,334	—	38,334	*	38,334

Thomas D’Avanzo	47,917	—	47,917	*	47,917

David Dercher	66,667	33,333	100,000	*	100,000

Sunil Deshmukh	95,834	—	95,834	*	95,834

[Additional columns below]

[Continued from above table, first column(s) repeated]

After the Offering

Shares
Beneficially
Name of Beneficial Owner(1)	Owned	Percent

Donald Berglund	—	—

Howard Bernstein	—	—

Howard Berent	—	—

Gary Bierfriend	—	—

Lincoln Black	—	—

Tom Blanton	—	—

Jeffrey Blomstedt	—	—

Ron Bloom	—	—

Harold Blue	—	—

Paul Bodor	—	—

Jeffrey and Deborah Bolding	—	—

Joseph Bolognue	—	—

Ronald Booth	—	—

Thomas Brigl	—	—

Zhi Liu	—	—

Michael Brummer	—	—

Larry Brusteim	—	—

Paul Burgess	—	—

The Burr Family Trust	—	—

James Cahill	—	—

Calmetto II, Ltd.	—	—

Jeffrey Cameron	—	—

Felix Campos	—	—

J. Cardwell, Sr.	—	—

James Cardwell, Jr.	—	—

Anders Carlegren	—	—

Mark Carmen	—	—

C.E. Untterberg, Towbin Capital Partners II	—	—

Century Publishing Company	—	—

Neil A. Chapman, Sep. IRA	—	—

Mitchell Chasin	—	—

Marvin Chimbel	—	—

Jeffrey Cino	—	—

Martin Clark	—	—

Steve Cleary	—	—

Alan Cohen	—	—

Jonathan Cohen	—	—

Robert Cole	—	—

James Collins	—	—

Kyle Collins	—	—

Stephen Cooper	—	—

Bruce Corbin	—	—

Richard Corbin IRA	—	—

Richard Corbin	—	—

Joseph Cornide, Jr.	—	—

Thomas Cramer	—	—

Cranshire Capital, L.P.	—	—

Kenton Dallas(11)	193,750	—

Mark Danieli	—	—

Daphne Astor Grandhildren’s Trust	—	—

Thomas D’Avanzo	—	—

David Dercher	—	—

Sunil Deshmukh	—	—

	Before the Offering				Shares of
					Common Stock
		Rights to Acquire	Shares		Which May
		Additional	Beneficially		Be Offered
Name of Beneficial Owner(1)	Shares	Shares(2)(3)	Owned(1)	Percent(2)	Pursuant Hereto

Dominick Di Cesare	57,501	—	57,501	*	57,501

Tony Di Fatta	23,959	—	23,959	*	23,959

Joseph Di Martino	6,667	3,333	10,000	*	10,000

The Dotcom Fund L.L.C.	383,334	—	383,334	*	383,334

Donald Drapkin	191,667	—	191,667	*	191,667

Jerome Dreyfuss	47,917	—	47,917	*	47,917

DW Trustees BVI Lmtd — Children’s Fund	38,334	—	38,334	*	38,334

DW Trustees BVI Lmtd — Main Fund	57,501	—	57,501	*	57,501

Ross Dworman	47,917	—	47,917	*	47,917

Echo Capital Growth Corp.	191,667	—	191,667	*	191,667

Edgewater Ventures LLC	33,333	16,667	50,000	*	50,000

Edinroc Investments, L.P.	119,792	—	119,792	*	119,792

EDJ Limited	287,501	—	287,501	*	287,501

EFG Reads Trustees Limited	47,917	—	47,917	*	47,917

James Edler	19,167	—	19,167	*	19,167

Frederick Epstein	133,333	66,667	200,000	*	200,000

Joseph Esformes	95,834	—	95,834	*	95,834

Esperanza Trust	191,667	—	191,667	*	191,667

Richard Evans	191,667	—	191,667	*	191,667

The Mikaela Falk Trust(6)	23,959	—	23,959	*	23,959

The Gianna Falk Trust(6)	23,959	—	23,959	*	23,959

Gerald I. Falke IRA Rollover	19,167	—	19,167	*	19,167

Aubrey J. Ferrao TTE	47,917	—	47,917	*	47,917

Marcus Finkle	115,001	—	115,001	*	115,001

Fleming (Jersey) Ltd.	66,667	33,333	100,000	*	100,000

C. Follini	9,584	—	9,584	*	9,584

Robert French	19,167	—	19,167	*	19,167

Charles Friedlander	47,917	—	47,917	*	47,917

Philip Friedman	191,667	—	191,667	*	191,667

Victor Friedman	191,667	—	191,667	*	191,667

Peter Fulton	19,167	—	19,167	*	19,167

Michael Gaffney	47,917	—	47,917	*	47,917

Martin W. Gangel Roth IRA	143,751	—	143,751	*	143,751

Jay Garcia	47,917	—	47,917	*	47,917

Marshall Geller	191,667	—	191,667	*	191,667

Anthony Giardina	54,027	—	54,027	*	54,027

Aime Girard	19,167	—	19,167	*	19,167

Howard Gittis	191,667	—	191,667	*	191,667

Jonathon Glashow	47,917	—	47,917	*	47,917

Mark Goldberg	19,167	—	19,167	*	19,167

Paul Goldenheim	57,501	—	57,501	*	57,501

Goldstein Family Loving Trust	28,751	—	28,751	*	28,751

Roger Grace	20,000	10,000	30,000	*	30,000

Ilya Grozovsky	28,751	—	28,751	*	28,751

Jean Harding	28,751	—	28,751	*	28,751

Andrew Hart	57,501	—	57,501	*	57,501

Roland Hartman	47,917	—	47,917	*	47,917

James Hauslein	95,834	—	95,834	*	95,834

John Heilshorn	95,834	—	95,834	*	95,834

William Henry	47,917	—	47,917	*	47,917

Philip Herman	95,834	—	95,834	*	95,834

Frederick Herrmann	9,584	—	9,584	*	9,584

Marcia Hirsch	47,917	—	47,917	*	47,917

[Additional columns below]

[Continued from above table, first column(s) repeated]

After the Offering

Shares
Beneficially
Name of Beneficial Owner(1)	Owned	Percent

Dominick Di Cesare	—	—

Tony Di Fatta	—	—

Joseph Di Martino	—	—

The Dotcom Fund L.L.C.	—	—

Donald Drapkin	—	—

Jerome Dreyfuss	—	—

DW Trustees BVI Lmtd — Children’s Fund	—	—

DW Trustees BVI Lmtd — Main Fund	—	—

Ross Dworman	—	—

Echo Capital Growth Corp.	—	—

Edgewater Ventures LLC	—	—

Edinroc Investments, L.P.	—	—

EDJ Limited	—	—

EFG Reads Trustees Limited	—	—

James Edler	—	—

Frederick Epstein	—	—

Joseph Esformes	—	—

Esperanza Trust	—	—

Richard Evans	—	—

The Mikaela Falk Trust(6)	—	—

The Gianna Falk Trust(6)	—	—

Gerald I. Falke IRA Rollover	—	—

Aubrey J. Ferrao TTE	—	—

Marcus Finkle	—	—

Fleming (Jersey) Ltd.	—	—

C. Follini	—	—

Robert French	—	—

Charles Friedlander	—	—

Philip Friedman	—	—

Victor Friedman	—	—

Peter Fulton	—	—

Michael Gaffney	—	—

Martin W. Gangel Roth IRA	—	—

Jay Garcia	—	—

Marshall Geller	—	—

Anthony Giardina	—	—

Aime Girard	—	—

Howard Gittis	—	—

Jonathon Glashow	—	—

Mark Goldberg	—	—

Paul Goldenheim	—	—

Goldstein Family Loving Trust	—	—

Roger Grace	—	—

Ilya Grozovsky	—	—

Jean Harding	—	—

Andrew Hart	—	—

Roland Hartman	—	—

James Hauslein	—	—

John Heilshorn	—	—

William Henry	—	—

Philip Herman	—	—

Frederick Herrmann	—	—

Marcia Hirsch	—	—

	Before the Offering				Shares of
					Common Stock
		Rights to Acquire	Shares		Which May
		Additional	Beneficially		Be Offered
Name of Beneficial Owner(1)	Shares	Shares(2)(3)	Owned(1)	Percent(2)	Pursuant Hereto

Marguerite Hiser	28,751	—	28,751	*	28,751

Lee Hoagland	47,917	—	47,917	*	47,917

Joseph Hobbs(12)	230,001	71,000	301,001	*	230,001

David Hodge	47,917	—	47,917	*	47,917

Annette Holtvogt	47,917	—	47,917	*	47,917

Huang Living Trust, UDT Oct. 3, 1979	47,917	—	47,917	*	47,917

Intercontinental Investment Services, Inc.	47,917	—	47,917	*	47,917

André Iseli	47,917	—	47,917	*	47,917

James Jaber	38,334	—	38,334	*	38,334

Robert Jahn	28,751	—	28,751	*	28,751

Jeffers Family Ltd. Partnership	19,167	—	19,167	*	19,167

Diane Johnson	95,834	—	95,834	*	95,834

Kimber Johnson	28,751	—	28,751	*	28,751

Peggy Jordan	191,667	—	191,667	*	191,667

Ralph Joseph	19,167	—	19,167	*	19,167

Bebe Kamerling	19,167	—	19,167	*	19,167

Norman Kane	38,334	—	38,334	*	38,334

Gary Kanuit	28,751	—	28,751	*	28,751

Hayden R. and LaDonna M. Fleming Revocable Trust	239,584	—	239,584	*	239,584

Thomas Keeney	47,917	—	47,917	*	47,917

Timothy Kella	47,917	—	47,917	*	47,917

Thomas Keough	28,751	—	28,751	*	28,751

Keyway Investments Limited	670,834	—	670,834	*	670,834

Fathia Al-Khalid	133,333	66,667	200,000	*	200,000

William Kirk	47,821	—	47,821	*	47,821

Bernard Kirsner Trust	28,751	—	28,751	*	28,751

Carl Kleidman	189,407	—	189,407	*	189,407

Dennis Kraus	38,334	—	38,334	*	38,334

David Kvederis	19,167	—	19,167	*	19,167

Arthur Pergament	47,917	—	47,917	*	47,917

Ann Ladouceur(7)	95,834	—	95,834	*	95,834

LAD Equity Partners	47,917	—	47,917	*	47,917

James Landers	47,917	—	47,917	*	47,917

Martin Leon	47,917	—	47,917	*	47,917

Brian Lerner	47,917	—	47,917	*	47,917

Daniel Levene	47,917	—	47,917	*	47,917

Lighthouse Investment Fund, LP	76,667	—	76,667	*	76,667

Lighthouse Partners USA, LP	191,667	—	191,667	*	191,667

Ezra Lightman	19,167	—	19,167	*	19,167

Luke Lin	57,501	—	57,501	*	57,501

Rong-Chung Lin	47,917	—	47,917	*	47,917

Tian-Min Lin	76,667	—	76,667	*	76,667

Beth Lipman	99,022	—	99,022	*	99,022

Keith Lippert	95,834	—	95,834	*	95,834

Ronald Loback(13)	238,370	595,719	833,995	*	167,102

Charles Loegering	191,667	—	191,667	*	191,667

Adam Lyon	38,334	—	38,334	*	38,334

Allan MacDonald	95,834	—	95,834	*	95,834

James Maines	95,834	—	95,834	*	95,834

Stephen Mallis	19,167	—	19,167	*	19,167

Manhattan Group Funding	191,667	—	191,667	*	191,667

Greg Manocherian c/f Ryan Manocherian	38,334	—	38,334	*	38,334

[Additional columns below]

[Continued from above table, first column(s) repeated]

After the Offering

Shares
Beneficially
Name of Beneficial Owner(1)	Owned	Percent

Marguerite Hiser	—	—

Lee Hoagland	—	—

Joseph Hobbs(12)	71,000	—

David Hodge	—	—

Annette Holtvogt	—	—

Huang Living Trust, UDT Oct. 3, 1979	—	—

Intercontinental Investment Services, Inc.	—	—

André Iseli	—	—

James Jaber	—	—

Robert Jahn	—	—

Jeffers Family Ltd. Partnership	—	—

Diane Johnson	—	—

Kimber Johnson	—	—

Peggy Jordan	—	—

Ralph Joseph	—	—

Bebe Kamerling	—	—

Norman Kane	—	—

Gary Kanuit	—	—

Hayden R. and LaDonna M. Fleming Revocable Trust	—	—

Thomas Keeney	—	—

Timothy Kella	—	—

Thomas Keough	—	—

Keyway Investments Limited	—	—

Fathia Al-Khalid	—	—

William Kirk	—	—

Bernard Kirsner Trust	—	—

Carl Kleidman	—	—

Dennis Kraus	—	—

David Kvederis	—	—

Arthur Pergament	—	—

Ann Ladouceur(7)	—	—

LAD Equity Partners	—	—

James Landers	—	—

Martin Leon	—	—

Brian Lerner	—	—

Daniel Levene	—	—

Lighthouse Investment Fund, LP	—	—

Lighthouse Partners USA, LP	—	—

Ezra Lightman	—	—

Luke Lin	—	—

Rong-Chung Lin	—	—

Tian-Min Lin	—	—

Beth Lipman	—	—

Keith Lippert	—	—

Ronald Loback(13)	666,893	—

Charles Loegering	—	—

Adam Lyon	—	—

Allan MacDonald	—	—

James Maines	—	—

Stephen Mallis	—	—

Manhattan Group Funding	—	—

Greg Manocherian c/f Ryan Manocherian	—	—

	Before the Offering					Shares of
						Common Stock
		Rights to Acquire	Shares			Which May
		Additional	Beneficially			Be Offered
Name of Beneficial Owner(1)	Shares	Shares(2)(3)	Owned(1)		Percent(2)	Pursuant Hereto

Mardale Investments Ltd.(7)	191,667	—	191,667		*	191,667

Laurel Lester	47,917	—	47,917		*	47,917

John Martell	191,667	—	191,667		*	191,667

Richard Mateer	19,167	—	19,167		*	19,167

Mark Matthews	95,834	—	95,834		*	95,834

Gary May	47,917	—	47,917		*	47,917

Leo Mazzocchi	19,167	—	19,167		*	19,167

John McCarthy	33,333	16,667	50,000		*	50,000

Robert McCleeary	38,334	—	38,334		*	38,334

Mercy Radiologists of Dubuque P.C.	19,167	—	19,167		*	19,167

Timothy Monfort	13,333	6,667	20,000		*	20,000

Richard Moore	47,917	—	47,917		*	47,917

Claude Moraes	19,167	—	19,167		*	19,167

Lloyd Moriber	47,917	—	47,917		*	47,917

Ron Moschetta IRA	28,751	—	28,751		*	28,751

MRL Astor Expectancy Trust	63,251	—	63,251		*	63,251

Larry Mueller	47,917	—	47,917		*	47,917

Nano-Cap Hyper Growth Partnership L.P.	47,917	—	47,917		*	47,917

Nano-Cap New Millennium Growth Fund	47,917	—	47,917		*	47,917

Michael Neiberg	20,000	10,000	30,000		*	30,000

Arthur Nilsen	47,917	—	47,917		*	47,917

Keith Novick	19,167	—	19,167		*	19,167

Greg Nowak	47,917	—	47,917		*	47,917

Lawrence Nusbaum c/f Sarah J Nusbaum	19,167	—	19,167		*	19,167

Samuel Nussbaum	47,917	—	47,917		*	47,917

Robert O’Sullivan(14)	501,082	—	501,082	(15)	*	501,082

Oxtal Partners IV	95,834	—	95,834		*	95,834

Erinch Ozada	100,626	—	100,626		*	100,626

Frank Palazzolo	19,167	—	19,167		*	19,167

Richard Palmer	47,917	—	47,917		*	47,917

Jaswant Pannu	19,167	—	19,167		*	19,167

Stephen Papale	28,751	—	28,751		*	28,751

Garo Partoyan	47,917	—	47,917		*	47,917

Sanjiv Patel	47,917	—	47,917		*	47,917

Jayakumar Patil	133,333	66,667	200,000		*	200,000

Carmen Pecord	38,334	—	38,334		*	38,334

Michael Perez	13,333	6,667	20,000		*	20,000

Pharos Fund Ltd., c/o Erinch Ozada	517,500	—	517,500		*	517,500

August Piccolo	47,917	—	47,917		*	47,917

John Piccolo	47,917	—	47,917		*	47,917

George Pickett	95,834	—	95,834		*	95,834

Ronald Pobiel	19,167	—	19,167		*	19,167

Anna Pocisk	47,917	—	47,917		*	47,917

Porter Partners, L.P.	670,834	—	670,834		*	670,834

Barry Porter	479,167	—	479,167		*	479,167

Highview Ventures, LLC	383,334	—	383,334		*	383,334

Randy Prude	95,834	—	95,834		*	95,834

R.E.V. Co.	47,917	—	47,917		*	47,917

William Radichel	84,334	—	84,334		*	84,334

Rahn and Bodmer	766,667	—	766,667		*	766,667

Muruga Raj	47,917	—	47,917		*	47,917

Henry Ramseur, M.D.	47,917	—	47,917		*	47,917

A. J. Rappaport	479,167	—	479,167		*	479,167

[Additional columns below]

[Continued from above table, first column(s) repeated]

After the Offering

Shares
Beneficially
Name of Beneficial Owner(1)	Owned	Percent

Mardale Investments Ltd.(7)	—	—

Laurel Lester	—	—

John Martell	—	—

Richard Mateer	—	—

Mark Matthews	—	—

Gary May	—	—

Leo Mazzocchi	—	—

John McCarthy	—	—

Robert McCleeary	—	—

Mercy Radiologists of Dubuque P.C.	—	—

Timothy Monfort	—	—

Richard Moore	—	—

Claude Moraes	—	—

Lloyd Moriber	—	—

Ron Moschetta IRA	—	—

MRL Astor Expectancy Trust	—	—

Larry Mueller	—	—

Nano-Cap Hyper Growth Partnership L.P.	—	—

Nano-Cap New Millennium Growth Fund	—	—

Michael Neiberg	—	—

Arthur Nilsen	—	—

Keith Novick	—	—

Greg Nowak	—	—

Lawrence Nusbaum c/f Sarah J Nusbaum	—	—

Samuel Nussbaum	—	—

Robert O’Sullivan(14)	—	—

Oxtal Partners IV	—	—

Erinch Ozada	—	—

Frank Palazzolo	—	—

Richard Palmer	—	—

Jaswant Pannu	—	—

Stephen Papale	—	—

Garo Partoyan	—	—

Sanjiv Patel	—	—

Jayakumar Patil	—	—

Carmen Pecord	—	—

Michael Perez	—	—

Pharos Fund Ltd., c/o Erinch Ozada	—	—

August Piccolo	—	—

John Piccolo	—	—

George Pickett	—	—

Ronald Pobiel	—	—

Anna Pocisk	—	—

Porter Partners, L.P.	—	—

Barry Porter	—	—

Highview Ventures, LLC	—	—

Randy Prude	—	—

R.E.V. Co.	—	—

William Radichel	—	—

Rahn and Bodmer	—	—

Muruga Raj	—	—

Henry Ramseur, M.D.	—	—

A. J. Rappaport	—	—

	Before the Offering					Shares of
						Common Stock
		Rights to Acquire	Shares			Which May
		Additional	Beneficially			Be Offered
Name of Beneficial Owner(1)	Shares	Shares(2)(3)	Owned(1)		Percent(2)	Pursuant Hereto

Kurt Reichelt	47,917	—	47,917		*	47,917

Reese Cole Partnership, Ltd.	143,751	—	143,751		*	143,751

Mitchell Rice	47,917	—	47,917		*	47,917

William Rice	383,334	—	383,334		*	383,334

Gerald Richmond	47,917	—	47,917		*	47,917

RML Burwick Family LP	191,667	—	191,667		*	191,667

Cindy Roberts	38,334	—	38,334		*	38,334

Lawrence Rodler	28,751	—	28,751		*	28,751

Edmund Ronco	19,167	—	19,167		*	19,167

Howard Rosenbloom	47,917	—	47,917		*	47,917

Keith Rosenbloom(15)	1,044,380	—	1,044,380	(16)	*	1,044,380

Adam Ross	76,667	—	76,667		*	76,667

Brett Rubin	13,333	6,667	20,000		*	20,000

Douglas Runckel	66,667	33,333	100,000		*	100,000

Patrick Rusing	191,667	—	191,667		*	191,667

Avtar Sandhu	13,333	6,667	20,000		*	20,000

Domenick Scaglione	23,959	—	23,959		*	23,959

Stuart Schapiro IRA Acct. #2	95,834	—	95,834		*	95,834

Monroe Schenker	28,751	—	28,751		*	28,751

William Schoen	47,917	—	47,917		*	47,917

Rodney Schorlemmer	95,834	—	95,834		*	95,834

Charles Schroeder	23,959	—	23,959		*	23,959

Schwencke LLC	107,813	—	107,813		*	107,813

Kim M. Schwencke 1989 Irrev Trust	107,813	—	107,813		*	107,813

Kim Schwencke	107,813	—	107,813		*	107,813

William Scott	38,334	—	38,334		*	38,334

Douglas Seckendorf	19,167	—	19,167		*	19,167

Lawrence Seftel	47,917	—	47,917		*	47,917

Balasundarum Chandra-Sekar	47,917	—	47,917		*	47,917

Philip Serbin	19,167	—	19,167		*	19,167

John Serubo	47,917	—	47,917		*	47,917

John Shaw	191,667	—	191,667		*	191,667

Jay Shrager	95,834	—	95,834		*	95,834

Burjis Shroff	19,167	—	19,167		*	19,167

May Shubash	19,167	—	19,167		*	19,167

Tariq Siddiqi	19,167	—	19,167		*	19,167

Robert Siegel	13,333	6,667	20,000		*	20,000

Robert Silverman	47,917	—	47,917		*	47,917

Gary Singer	47,917	—	47,917		*	47,917

Michael Singer	479,167	—	479,167		*	479,167

SJG Mgtmt, Inc. Profit Sharing Fund	95,834	—	95,834		*	95,834

Kenneth Skolnick	47,917	—	47,917		*	47,917

Bruce Smith	71,876	—	71,876		*	71,876

Harlan Smith	47,917	—	47,917		*	47,917

Stewart Smith	47,917	—	47,917		*	47,917

Joan Spiegelberg	13,333	6,667	20,000		*	20,000

Joel Spivack	47,917	—	47,917		*	47,917

Ronald Stahnke	38,334	—	38,334		*	38,334

Henry Stalker	19,167	—	19,167		*	19,167

Fedele Staropoli	19,167	—	19,167		*	19,167

Michael Steele	47,917	—	47,917		*	47,917

David Stellway	67,084	—	67,084		*	67,084

Barry Stransky	47,917	—	47,917		*	47,917

[Additional columns below]

[Continued from above table, first column(s) repeated]

After the Offering

Shares
Beneficially
Name of Beneficial Owner(1)	Owned	Percent

Kurt Reichelt	—	—

Reese Cole Partnership, Ltd.	—	—

Mitchell Rice	—	—

William Rice	—	—

Gerald Richmond	—	—

RML Burwick Family LP	—	—

Cindy Roberts	—	—

Lawrence Rodler	—	—

Edmund Ronco	—	—

Howard Rosenbloom	—	—

Keith Rosenbloom(15)	—	—

Adam Ross	—	—

Brett Rubin	—	—

Douglas Runckel	—	—

Patrick Rusing	—	—

Avtar Sandhu	—	—

Domenick Scaglione	—	—

Stuart Schapiro IRA Acct. #2	—	—

Monroe Schenker	—	—

William Schoen	—	—

Rodney Schorlemmer	—	—

Charles Schroeder	—	—

Schwencke LLC	—	—

Kim M. Schwencke 1989 Irrev Trust	—	—

Kim Schwencke	—	—

William Scott	—	—

Douglas Seckendorf	—	—

Lawrence Seftel	—	—

Balasundarum Chandra-Sekar	—	—

Philip Serbin	—	—

John Serubo	—	—

John Shaw	—	—

Jay Shrager	—	—

Burjis Shroff	—	—

May Shubash	—	—

Tariq Siddiqi	—	—

Robert Siegel	—	—

Robert Silverman	—	—

Gary Singer	—	—

Michael Singer	—	—

SJG Mgtmt, Inc. Profit Sharing Fund	—	—

Kenneth Skolnick	—	—

Bruce Smith	—	—

Harlan Smith	—	—

Stewart Smith	—	—

Joan Spiegelberg	—	—

Joel Spivack	—	—

Ronald Stahnke	—	—

Henry Stalker	—	—

Fedele Staropoli	—	—

Michael Steele	—	—

David Stellway	—	—

Barry Stransky	—	—

	Before the Offering				Shares of
					Common Stock
		Rights to Acquire	Shares		Which May
		Additional	Beneficially		Be Offered
Name of Beneficial Owner(1)	Shares	Shares(2)(3)	Owned(1)	Percent(2)	Pursuant Hereto

Domenic Strazzulla	47,917	—	47,917	*	47,917

Sybesma Research Corp. LLC	95,834	—	95,834	*	95,834

Rick Tachibana	47,917	—	47,917	*	47,917

Paul Teirstein	47,917	—	47,917	*	47,917

David Thalheim Revocable Living Trust	47,917	—	47,917	*	47,917

Clifford Thau	9,584	—	9,584	*	9,584

George Thompson	47,917	—	47,917	*	47,917

William Tiller	38,334	—	38,334	*	38,334

Tomasovich Family Trust	191,667	—	191,667	*	191,667

Walter Toombs	47,917	—	47,917	*	47,917

Tradex Commodities	47,917	—	47,917	*	47,917

Mark Trau	19,167	—	19,167	*	19,167

Amy Treitel	19,167	—	19,167	*	19,167

Mario Trombone	19,167	—	19,167	*	19,167

TTBBMMJ, LLC	191,667	—	191,667	*	191,667

Douglas Tumen	28,751	—	28,751	*	28,751

Kalpana Uday	33,333	16,667	50,000	*	50,000

Vladik Vainberg	70,383	—	70,383	*	70,383

Linda Van Le	33,333	16,667	50,000	*	50,000

Vincent Vandenberghe	191,667	—	191,667	*	191,667

John Vandewalle	38,334	—	38,334	*	38,334

Bryon Voight	47,917	—	47,917	*	47,917

David Wachter	19,167	—	19,167	*	19,167

Danandjaja Wanandi	38,334	—	38,334	*	38,334

David Waxman	28,751	—	28,751	*	28,751

Thom Waye	35,478	—	35,478	*	35,478

Erich Weidenbener	19,167	—	19,167	*	19,167

Perry Weitz	47,917	—	47,917	*	47,917

John Westfall	47,917	—	47,917	*	47,917

Westmont Venture Partners, LLC	287,501	—	287,501	*	287,501

Charles Wilkins	95,834	—	95,834	*	95,834

Brendon Williams	19,167	—	19,167	*	19,167

Charles Wisseman, III	19,167	—	19,167	*	19,167

Wolfson Equities	958,334	—	958,334	*	958,334

Richard Yukes	191,667	—	191,667	*	191,667

John Zale	47,917	—	47,917	*	47,917

Zuck Investment Group, LLC	19,167	—	19,167	*	19,167

Michael & Angela Poujol	383,334	—	383,334	*	383,334

Anderson Wire Works	383,334	—	383,334	*	383,334

Wingate Investments	383,334	—	383,334	*	383,334

Apodaca Offshore	266,666	133,334	400,000	*	400,000

Arthur Luxenberg	47,917	—	47,917	*	47,917

Apodaca Partnership LP	399,999	200,001	600,000	*	600,000

Cubco, Inc.	229,688	—	229,688	*	229,688

Jeffrey Moore Norman	185,938	—	185,938	*	185,938

Sherwood International Group	87,500	—	87,500	*	87,500

Sheldon Misher	848,658	—	848,658	*	848,658

Jerome Messana	85,800	—	85,800	*	85,800

Ronald Moschetta	132,550	—	132,550	*	132,550

Peter Fulton	38,584	—	38,584	*	38,584

Richard Campanella	34,353	—	34,353	*	34,353

Anne Falk	32,855	—	32,855	*	32,855

Edwin M. Cooperman	16,923	—	16,923	*	16,923

[Additional columns below]

[Continued from above table, first column(s) repeated]

After the Offering

Shares
Beneficially
Name of Beneficial Owner(1)	Owned	Percent

Domenic Strazzulla	—	—

Sybesma Research Corp. LLC	—	—

Rick Tachibana	—	—

Paul Teirstein	—	—

David Thalheim Revocable Living Trust	—	—

Clifford Thau	—	—

George Thompson	—	—

William Tiller	—	—

Tomasovich Family Trust	—	—

Walter Toombs	—	—

Tradex Commodities	—	—

Mark Trau	—	—

Amy Treitel	—	—

Mario Trombone	—	—

TTBBMMJ, LLC	—	—

Douglas Tumen	—	—

Kalpana Uday	—	—

Vladik Vainberg	—	—

Linda Van Le	—	—

Vincent Vandenberghe	—	—

John Vandewalle	—	—

Bryon Voight	—	—

David Wachter	—	—

Danandjaja Wanandi	—	—

David Waxman	—	—

Thom Waye	—	—

Erich Weidenbener	—	—

Perry Weitz	—	—

John Westfall	—	—

Westmont Venture Partners, LLC	—	—

Charles Wilkins	—	—

Brendon Williams	—	—

Charles Wisseman, III	—	—

Wolfson Equities	—	—

Richard Yukes	—	—

John Zale	—	—

Zuck Investment Group, LLC	—	—

Michael & Angela Poujol	—	—

Anderson Wire Works	—	—

Wingate Investments	—	—

Apodaca Offshore	—	—

Arthur Luxenberg	—	—

Apodaca Partnership LP	—	—

Cubco, Inc.	—	—

Jeffrey Moore Norman	—	—

Sherwood International Group	—	—

Sheldon Misher	—	—

Jerome Messana	—	—

Ronald Moschetta	—	—

Peter Fulton	—	—

Richard Campanella	—	—

Anne Falk	—	—

Edwin M. Cooperman	—	—

	Before the Offering				Shares of
					Common Stock
		Rights to Acquire	Shares		Which May
		Additional	Beneficially		Be Offered
Name of Beneficial Owner(1)	Shares	Shares(2)(3)	Owned(1)	Percent(2)	Pursuant Hereto

Richard Rosenblatt	16,923	—	16,923	*	16,923

Nipon Sharma	—	9,670	9,670	*	9,670

Brian Coventry	30,464	—	30,464	*	30,464

Mary & Edward Downe	87,500	—	87,500	*	87,500

Lindy Sin	23,481	—	23,481	*	23,481

George Tsamutalis	42,855	—	42,855	*	42,855

Timothy Herrmann	35,538	—	35,538	*	35,538

Donna Fennikoh	3,063	—	3,063	*	3,063

Daniel LaSalle	3,043	—	3,043	*	3,043

Manu Kalia	—	26,110	26,110	*	26,110

Peter Palmieri	52,827	—	52,827	*	52,827

John Gruber	34,424	—	34,424	*	34,424

Alexandra Salas	34,424	—	34,424	*	34,424

Steven Hart	28,721	—	28,721	*	28,721

Brian Lantier	25,676	—	25,676	*	25,676

David Stein	25,386	—	25,386	*	25,386

Susan Hoffman	17,500	—	17,500	*	17,500

Fiona McKone	4,231	—	4,231	*	4,231

Mario Kustera	2,009	—	2,009	*	2,009

Daniel Spiegelberg	—	4,370	4,370	*	4,370

David Stinson	141,690	93,750	235,440	*	141,690

William J. Smith	33,971	—	33,971	*	33,971

Charles H. Reynolds	24,939	—	24,939	*	24,939

Brian M. Beauchemin	8,493	—	8,493	*	8,493

[Additional columns below]

[Continued from above table, first column(s) repeated]

After the Offering

Shares
Beneficially
Name of Beneficial Owner(1)	Owned	Percent

Richard Rosenblatt	—	—

Nipon Sharma	—	—

Brian Coventry	—	—

Mary & Edward Downe	—	—

Lindy Sin	—	—

George Tsamutalis	—	—

Timothy Herrmann	—	—

Donna Fennikoh	—	—

Daniel LaSalle	—	—

Manu Kalia	—	—

Peter Palmieri	—	—

John Gruber	—	—

Alexandra Salas	—	—

Steven Hart	—	—

Brian Lantier	—	—

David Stein	—	—

Susan Hoffman	—	—

Fiona McKone	—	—

Mario Kustera	—	—

Daniel Spiegelberg	—	—

David Stinson	93,750	—

William J. Smith	—	—

Charles H. Reynolds	—	—

Brian M. Beauchemin	—	—

*	Less than 1%.

(1)	Except as indicated, and subject to community property laws when applicable, each officer and director named in the table above has sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them. Except as otherwise indicated, each director or officer may be reached through our offices at 1720 Windward Concourse, Suite 100, Alpharetta, Georgia, 30005.

(2)	The percentages shown are calculated based upon 110,873,196 shares of common stock outstanding on January 11, 2001, which assumes 1,100,000 shares of common stock issuable upon conversion of the Series A preferred stock. The numbers and percentages shown include the shares of common stock actually owned as of January 11, 2001 and the shares of common stock that the person or group had the right to acquire within 60 days of January 11, 2001. In calculating the percentage of ownership, all shares of common stock that the identified person or group had the right to acquire within 60 days of January 11, 2001 upon the exercise of options and warrants are deemed to be outstanding for the purpose of computing the percentage of the shares of common stock owned by such person or group, but are not deemed to be outstanding for the purpose of computing the percentage of the shares of common stock owned by any other person.

(3)	Represents shares of common stock issuable upon exercise of stock options or warrants.

(4)	Amounts listed for Mr. Gallagher include (a) 4,312,501 shares of common stock held by Gallagher Corporation, and (b) 1,437,501 shares of common stock held by Gallagher Family Investments LP. Mr. Gallagher is a control person of both of these entities. Amounts listed for Gallagher Corporation and Gallagher Family Investments LP do not include shares beneficially owned individually by Mr. Gallagher.

(5)	Excludes 175,000 shares of common stock owned by CyberTrust 2000, Kurt Kittleson trustee, dated May 22, 1998, an irrevocable trust for the benefit of Mr. Nelson’s children. Mr. Kittleson has the full power to vote and exercise investment power with respect to the shares of the trust.

(6)	Mr. Falk, Commonwealth Associates, L.P., and ComVest Capital Partners, LLC are affiliates. Mr. Falk is also a control person of ComVest. Mr. Falk, ComVest, and Commonwealth have shared voting and dispositive power with respect to the shares held by ComVest and Commonwealth. The address of Commonwealth and ComVest is 830 Third Avenue, 4th Floor, New York, New York 10022.

In addition to the amounts held by Commonwealth, Mr. Falk’s individual ownership, for which Mr. Falk has sole voting and dispositive power, includes 4,096,937 shares of common stock and such amount is not included in the beneficial ownership of Commonwealth or ComVest. Amounts individually owned by Mr. Falk include 47,918 shares of common stock that are held in trust for the benefit of Mr. Falk’s children.

(7)	Amounts listed for Mr. Ladouceur include (a) 95,834 shares of common stock held by Ann Ladouceur, Mr. Ladouceur’s wife, and (b) 191,667 shares of common stock held by Mardale Investments Ltd., of which Mr. Ladouceur is a control person. Amounts listed for Ms. Ladouceur and Mardale Investments Ltd. do not include shares beneficially owned individually by Mr. Ladouceur.

(8)	Except as otherwise indicated, none of the selling shareholders have ever held any position, office, or other material relationship with our company. Except as otherwise indicated, each shareholder received the shares, warrants, or agent warrants originally during our private placements of units during December 1999, and January and February 2000.

(9)	Mr. Priddy is a control person of Commonwealth and Comvest. Amounts represent Mr. Priddy’s individual ownership and do not include amounts beneficially owned by Commonwealth or Comvest.

(10)	Mr. Wynne is a control person of Commonwealth. Amounts represent Mr. Wynne’s individual ownership and do not include amounts beneficially owned by Commonwealth.

(11)	Mr. Dallas has served our company in various capacities since July 1998, most recently as our Vice President — Architecture and Technology.

(12)	Mr. Hobbs served as an employee of our company from March 1998 until August 2000.

(13)	Mr. Loback has served our company in various capacities since March 1998, most recently as our Vice President — Product Development.

(14)	Mr. O’Sullivan is a control person of Commonwealth and Comvest. Amounts represent Mr. O’Sullivan’s individual ownership and do not include amounts beneficially owned by Commonwealth or Comvest.

(15)	Mr. Rosenbloom is a control person of Commonwealth and Comvest. Amounts represent Mr. Rosenbloom’s individual ownership and do not include amounts beneficially owned by Commonwealth or Comvest.

CERTAIN TRANSACTIONS

      Mr. Nelson, the Vice Chairman of our Board of Directors and a principal shareholder of our company, is also the principal shareholder of another company that sublet office space from us through December 31, 1999. That company paid us $5,000 per month for rent, office supplies, support staff, and management. These payments totaled approximately $60,000 during 1998 and approximately $60,000 during 1999. We believe that this sublease was on terms no less favorable to Mr. Nelson’s affiliated company than it could have obtained from an unaffiliated third party.

      Mr. Falk is the co-founder, Chairman, and Chief Executive Officer of Commonwealth Associates. Mr. Falk is also a control person of ComVest Capital Management LLC, an affiliate of Commonwealth. The relationships and agreements among us, ComVest, and Commonwealth create certain conflicts of interest for Commonwealth in acting in the best Commonwealth with substantial influence and control over our company. See “Risk Factors,” “Principal Shareholders,” and “Management.”

      In October 1999, ComVest and its designees made available to us up to $1.0 million in a bridge financing. The bridge financing was evidenced by bridge notes that allowed the holder to convert the principal amount of the bridge notes into units in a private placement of equity during December 1999. Between November 1999 and December 1999, we ultimately borrowed an aggregate of $595,000 from ComVest and its designees. The holders converted the bridge notes pursuant to the existing conversion privileges into units at the first closing of our private placement of units on December 21, 1999. As a result of the conversion, at the first closing on December 21, 1999, ComVest and its designees received 5.95 units in the private placement consisting of 793,331 shares of common stock and warrants to purchase 396,669 shares of common stock at an exercise price of $0.75 per share. The conversion of bridge notes into units did not result in any income statement effect, but rather a reduction in notes payable and an increase in additional paid-in capital of an amount equal to $377,136. This amount represents $595,000 of principal and $3,539 of accrued interest, less $221,403 of unamortized debt discount. In November 1999, we granted ComVest and its designees bridge warrants to purchase 10,000,000 shares of common stock at an exercise price of $0.01 per share. The warrants were granted without cash consideration in connection with the bridge financing and to induce Commonwealth to raise additional capital for our company. The bridge warrants were determined to have a value of $7.4 million based on a Black-Scholes model calculated on the date of grant. The value of the bridge warrants was allocated $349,582 to the bridge notes and $7,050,418 to the private placement of units based on the ratio of debt to equity proceeds. The value of bridge warrants allocated to the debt was to be amortized by the interest method over six months, the term of the bridge notes. Upon conversion of the bridge notes, the unamortized debt discount of $221,403 was recorded as an increase in additional paid-in capital.

      During January 2000, we completed a private placement of 300 units to accredited investors through Commonwealth Associates as placement agent. These 300 units included 15.95 units that were issued upon conversion of debt instruments at the option of the holder pursuant to the existing conversion privileges. In connection with the offering, Commonwealth Associates received (1) a commission equal to 7% of the aggregate purchase price of the units sold, and (2) a structuring fee equal to 3% of the aggregate purchase price of the units sold. We issued to Commonwealth seven-year agent warrants to purchase, at an exercise price of $0.75 per share, 33.33% of the shares of common stock (a) included in units sold, and (b) issuable upon exercise of the warrants included in the units sold.

      The following table presents certain information regarding our private placement of 300 units during December 1999 and January 2000:

	December 1999	January 2000	Total

Units sold	139.51	160.49	300.00

Shares of common stock issued	18,601,287	21,398,613	39,999,900

Warrants issued at $.075.	9,300,713	10,699,387	20,000,100

Agent warrants issued at $0.75 per share	9,300,667	10,699,333	20,000,000

Value of bridge warrants allocated to cost of capital	$7,050,418	—	$7,050,418

Value of 60,000 share retainer as cost of capital	$31,800	—	$31,800

Commissions paid to Commonwealth	$934,920	$1,123,430	$2,058,350

Structuring fees paid to Commonwealth	$400,680	$481,470	$882,150

Offering expenses	$347,808	$52,500	$400,308

      During February 2000, we completed another private placement of 13.5 units to accredited investors through Commonwealth Associates as placement agent. In connection with the offering, Commonwealth Associates received (1) a commission equal to 7% of the aggregate purchase price of the units sold, and (2) a structuring fee equal to 3% of the aggregate purchase price of the units sold. We issued to Commonwealth seven-year warrants to purchase, at an exercise price of $0.75 per share, 33.33% of the shares of common stock (a) included in the units sold, and (b) issuable upon exercise of the warrants included in the units sold.

      The following table presents certain information regarding our private placement of 13.5 units during February 2000:

Units sold	13.50

Shares of common stock issued	1,799,996

Warrants issued at $0.75 per share	900,005

Agent warrants issued at $0.75 per share	900,000

Commissions paid to Commonwealth	$94,500

Structuring fees paid to Commonwealth	$40,500

Offering expenses	$50,000

      On October 29, 1999, the date we entered into a commitment with Commonwealth to act as placement agent in the private placement, we issued to Commonwealth 60,000 shares of common stock as a non-refundable retainer to act as the placement agent. In our consolidated financial statements as of December 31, 1999, we recorded the cost associated with the issuance of the retainer to cost of capital, reflected as a reduction to additional paid-in capital. The shares were valued at $0.53 per share, representing the closing price of our common stock on October 29, 1999. Upon the closing of the private placement, we granted Commonwealth the right to appoint four of seven directors to our Board of Directors. Commonwealth has designated three of these directors to our Board of Directors and has waived its right to appoint a fourth director.

      We have entered into an finder’s agreement with Commonwealth under which we will pay Commonwealth a fee ranging from 1% to 5% of the amount of certain transactions with an individual or entity that is introduced to us by Commonwealth. We believe that this agreement was provided on terms no less favorable than could have been obtained from unaffiliated third parties. In addition, upon the first closing of the private placement of units on December 21, 1999, we entered into an 18-month financial advisory agreement with Commonwealth for financial and investment banking services providing for a monthly fee to Commonwealth of $5,000, the first three months of which were paid in advance upon the closing of the private placement. During January 2000, the parties agreed to terminate the financial advisory agreement. None of the monthly fees paid in advance were refunded to us upon termination of the agreement. Since we expensed all of these fees during fiscal 1999, the termination resulted in no additional financial impact to our company. We believe that this agreement was provided on terms no less favorable than could have been obtained from unaffiliated third parties.

      After the completion of our private placements of units, Commonwealth allocated agent warrants to purchase up to 3,751,259 shares of common stock to Mr. Falk, agent warrants to purchase up to 500,000 shares of common stock to Mr. Gallagher, and agent warrants to purchase up to 119,340 shares of common stock to Mr. Ladouceur. Commonwealth also allocated agent warrants to purchase up to 750,000 shares of common stock to certain third parties as a finder fee in connection with the private placements of units completed during January and February 2000. Commonwealth has allocated agent warrants to employees and account executives employed by Commonwealth.

      We granted to each of Messrs. Gallagher and Ladouceur options to purchase 150,000 shares of common stock at an exercise price of $2.50 per share. The options will vest ratably each quarter over a four-year period.

      All of our officers and directors owned unit warrants or agent warrants that were modified pursuant to a private offering during August 2000. Accordingly, those officers and directors, as well as the other holders of unit warrants and agent warrants, exercised on a “cashless” basis unit warrants or agent warrants held at an exercise price of $0.50 per share. This exercise price represented a $0.25 reduction from the terms of the warrants, which had an exercise price of $0.75 per share. In addition, for purposes of the cashless exercise in that offering, the current market value of our common stock was deemed to be $4.00 per share. As a result, these officers and directors received additional shares of our common stock than they otherwise would have received if such securities were exercised pursuant to the original terms. These officers and directors received identical terms as the other warrantholders in that offering. The following table presents certain information with respect to the warrants held by certain of our officers and directors that were modified and exercised pursuant to the offering:

			Shares Issued as
			Modified After
Officer or Director	Unit Warrants	Agent Warrants	Exercise

Maurice J. Gallagher, Jr.	2,000,011	2,000,000	3,500,010

Travis Lee Provow	346,668	—	303,335

Peter A. Nelson	28,278	—	24,743

Scot A. Brands	66,667	—	58,334

James D. Shook	4,351	—	3,807

M. Ponder Harrison	166,668	—	145,834

Michael S. Falk	350,001	12,835,502	11,537,315

Philip R. Ladouceur	100,000	119,340	191,923

	3,062,644	14,954,842	15,765,301

DESCRIPTION OF SECURITIES

General

      The authorized capital stock of our company consists of 250,000,000 shares of common stock, par value $.0001 per share, and 10,000,000 shares of preferred stock, par value $.0001 per share. As of January 11, 2001, there were issued and outstanding 109,773,196 shares of common stock and 22,000 shares of Series A preferred stock. In addition, we have reserved the following:

•	16,928,708 shares of common stock reserved for issuance upon exercise of outstanding stock options,

•	1,179,180 shares of common stock reserved for issuance upon exercise of outstanding warrants,

•	1,093,437 shares of common stock reserved for issuance upon exercise of outstanding unit warrants.

•	1,100,000 shares of common stock reserved for issuance upon conversion of the Series A preferred stock, and

•	64,760 shares of common stock reserved for issuance upon exercise of the agent warrants held by designees of Commonwealth.

Common Stock

      The holders of common stock are entitled to one vote for each share on all matters submitted to a vote of shareholders and do not have cumulative voting rights. Accordingly, the holders of a majority of the common stock entitled to vote in any election of directors may elect all of the directors standing for election. Subject to the preferences that may be applicable to any then-outstanding preferred stock, the holders of common stock will be entitled to receive such dividends, if any, as may be declared by the Board of Directors from time to time out of legally available funds. Upon the liquidation, dissolution, or winding up of our company, the holders of common stock will be entitled to share ratably in all the assets that are legally available for distribution, after payment of all debts and other liabilities and subject to the prior rights of holders of any preferred stock then outstanding. The holders of common stock have no preemptive, subscription, redemption, or conversion rights.

      Our Board of Directors and our shareholders have approved the reincorporation of our company from Washington to Delaware through a merger into a newly formed Delaware corporation formed solely for the purposes of the reincorporation. Upon effectiveness, the reincorporation provides for the conversion of shares of the Washington corporation into shares of the Delaware corporation, on the basis of one share of common stock of the Delaware corporation for each three shares of common stock previously issued and outstanding. Our Board of Directors may choose to affect the reincorporation at any time in the future, amend or modify the terms of the reincorporation, or may choose to abandon the reincorporation. Upon effectiveness, the price of our common stock would be adjusted accordingly, however, we cannot provide assurance that the price of our common stock will remain at the adjusted levels after our common stock is combined.

Preferred Stock

      Our Board of Directors is authorized, subject to any limitations prescribed by Washington law, but without further action by the shareholders, to provide for the issuance of serial preferred stock in one or more series; to establish from time to time the number of shares to be included in these series; to fix the designations, powers, preferences, and rights of the shares of each such series and any qualifications, limitations, or restrictions thereof; and to increase or decrease the number of shares of any such series, but not below the number of shares of such series then outstanding, without any further vote or action by the shareholders. The Board of Directors may authorize and issue serial preferred stock with voting or conversion rights that could adversely affect the voting power or other rights of the holders of common stock. In addition, the issuance of serial preferred stock may have the effect of delaying, deterring, or preventing a change in control of our company.

Series A Preferred Stock

      We have outstanding 22,000 shares of Series A preferred stock. Holders of the Series A preferred stock are entitled to votes equal to 80% of the number of shares of common stock into which the Series A preferred stock are convertible. Unless otherwise specified or required by law, holders of the Series A preferred stock will vote with the holders of common stock as a single class on all matters submitted to a vote of shareholders. The holders are entitled to a cumulative annual dividend of 10%, which is payable quarterly either in cash or in common stock at our option. The holders of the Series A preferred stock will have preference in payment of dividends over the holders of common stock. In the event of any liquidation, dissolution, or winding up of our company, the holders of Series A preferred stock will be entitled to receive $100 per share of Series A preferred stock, plus any accrued but unpaid dividends, before the holders of common stock receive any distribution. Beginning in February 2000, each share of Series A preferred stock became convertible at any time by the holders into 50 shares of common stock, an aggregate of 1,100,000 shares. In the event that the closing price of the shares of common stock on the OTCBB for 20 days out of a 30 consecutive trading day period is at least $6.00 per share, we will have the right to redeem the Series A preferred stock at a redemption rate of $100 per share plus accrued and unpaid dividends. The Series A preferred stock will convert automatically into common stock if

•	the closing price of the shares of common stock on the OTCBB for 20 days out of a 30 consecutive trading day period is at least $8.00,

•	we raise at least $6.0 million from the sale of our common stock at a price per share greater than or equal to $5.00, or

•	we complete a merger in which our company is not the surviving legal entity.

Warrants

Unit Warrants

      In connection with our private placements of units in December 1999 and January and February 2000, we issued warrants to purchase 20,900,105 shares of common stock. During a private placement during August 2000, we modified the terms of these warrants for a limited time in order to induce the holders of these warrants to exercise the warrants. As a result, as of January 11, 2001, only 1,093,437 of these unit warrants remained outstanding. Each unit warrant entitles the holder to purchase at any time for a period of five years, a specified number of shares of common stock at an exercise price of $0.75 per share. After the expiration of the exercise period, unit warrant holders will have no further rights to exercise the unit warrants.

      The unit warrants may be exercised only for full shares of common stock. We will not issue fractional shares of common stock or cash in lieu of fractional shares of common stock. Unit warrant holders do not have any voting or other rights as shareholders of our company.

      The exercise price and the number of shares of common stock purchasable upon the exercise of each unit warrant are subject to adjustment upon the happening of certain events, such as stock dividends, distributions, and splits. No adjustment in the exercise price will be required unless cumulative adjustments require an adjustment of at least $0.01. In case of any consolidation, merger, or sale of all or substantially all of the assets of our company, the holder of each of the unit warrants will have only the right, upon the subsequent exercise thereof, to receive the kind and amount of shares and other securities and property, including cash, that the holder would have been entitled to receive by virtue of such transaction had the unit warrants been exercised immediately prior to such transaction.

      Commencing on the date 60 days following their issuance, the unit warrants will be callable by us at $0.01 per unit warrant if the average closing price of the common stock is greater than or equal to $3.00 per share on the OTCBB or NASDAQ for a period of 20 consecutive trading days and if the common stock issuable upon exercise of the unit warrants is then covered by an effective registration statement.

Agent Warrants

      In connection with the completion of the private placements of 300 units which occurred in December 1999 and January 2000 and with the completion of the February 2000 private placement of 13.5 units, we issued to Commonwealth as placement agent 20,900,000 common stock purchase warrants. During a private placement during August 2000, we modified the terms of these warrants for a limited time in order to induce the holders of these warrants to exercise the warrants. As a result, as of January 11, 2001, only 64,760 of these agent warrants remained outstanding. The agent warrants entitle the holder to purchase, at any time prior to December 2006, shares of common stock at an exercise price of $0.75 per share, subject to adjustment in accordance with the antidilution and other provisions referred to below. The agent warrants may be exercised in whole or in part. Until the agent warrants are exercised, the holders of the agent warrants will not have the rights or privileges of holders of common stock.

      The agent warrants contain certain antidilution provisions, which makes the exercise price of the agent warrants and the number of underlying agent warrant shares subject to adjustment upon the happening of certain events. No adjustments will be made unless such adjustment, or aggregation of adjustments, would require an increase or decrease of at least $0.01 in the exercise price of the agent warrants.

Other Warrants

      In June 1998, in connection with an investor relations agreement, we issued to an investor relations firm five-year warrants to purchase 32,000 shares of common stock at an exercise price of $8.50 per share. In satisfaction of amounts payable to this firm, we amended the terms of the warrants in July 1999 to (a) reduce the exercise price to $4.00 per share, and (b) grant certain “demand” and “piggyback” registration rights with respect to the shares of common stock purchasable pursuant to the warrants, as described below.

      In connection with services rendered to our company, we have issued to third parties other warrants to purchase 1,179,180 shares of our common stock. The holders have not exercised any of the warrants. The following table sets forth certain information regarding the warrants:

	Shares
Date of	Underlying	Exercise
Issuance	Warrants	Price

6/26/98	32,000	$4.00
8/1/98	30,000	$7.50
8/1/98	10,000	$9.00
8/27/98	25,000	$9.00
8/28/98	25,000	$9.00
9/11/98	35,715	$7.00
10/1/98	51,465	$2.00
12/23/98	30,000	$4.00
2/17/99	50,000	$1.68
9/22/99	200,000	$1.05

	Shares
Date of	Underlying	Exercise
Issuance	Warrants	Price

10/7/99	400,000	$1.15
10/26/99	125,000	$0.75
1/14/00	125,000	$0.75
4/1/00	40,000	$3.81

Total	1,179,180

Registration Rights

      In connection with the issuance of the shares of Series A preferred stock, we agreed to use our “best efforts” to register the common stock issuable upon conversion of the Series A preferred stock no later than November 1999. The registration statement covering the resale of the common stock issuable upon conversion of the Series A preferred stock became effective during May 2000. During April 2000, holders of 3,600 shares of Series A preferred stock converted those shares into 180,000 shares of common stock. As of January 11, 2001, 22,000 shares of Series A preferred stock were outstanding, which are convertible into an aggregate of 1,100,000 shares of common stock.

      In August 1998, we granted to a third party warrants to purchase 40,000 shares at prices ranging from $7.50 to $9.00 per share. In October 1998 we granted the same party additional warrants to purchase 51,500 shares at $2.00 per share. We agreed to use our “best efforts” to register, after their issuance, the 91,500 shares of common stock underlying the warrants at our sole cost and expense. None of these warrants have been exercised, and we have not yet filed such registration statement.

      We granted certain “piggy-back” registration rights with respect to 32,000 shares of common stock purchasable pursuant to the warrants granted to an investor relations firm. Under these registration rights, the holder of common stock acquired on exercise of the warrants may request us to register such stock if we propose to register any securities under the securities laws using the same registration form that would be used to register the warrants. We have also granted certain “demand” registration rights with respect to the shares of common stock purchasable pursuant to the warrants. Under these registration rights, the holder may request us to register such stock. If the registration statement to be filed pursuant to the “demand” or “piggyback” registration rights is pursuant to an underwritten offering, the managing underwriter may reduce the shares to be included in the registration if, in the judgment of the underwriter, the shares to be included would interfere with the successful marketing of the offering. We have agreed to pay all expenses associated with any registration of the common stock acquired pursuant to the exercise of the warrants.

      We have granted certain “demand” registration rights commencing six months from the final closing of the private placement of units in January 2000 with respect to the shares of common stock included in the units, issuable upon exercise of the unit warrants, the agent warrants, and the bridge warrant shares relating to that private placement. Under such registration rights, the following parties may request us to register the resale of such securities:

•	Commonwealth Associates,

•	the holders of the bridge warrant shares,

•	the holders of at least 50% of the shares of common stock included in the units, and

•	the holders of at least 50% of the shares of common stock issuable upon exercise of the agent warrants.

      We will not be obligated to file more than

•	one “demand” registration with respect to the bridge warrant shares,

•	one “demand” registration with respect to the shares of common stock included in the units and issuable upon exercise of the unit warrants, and

•	one “demand” registration with respect to the agent warrants.

Commonwealth exercised its demand right described above, and we filed a registration statement, of which this prospectus forms a part, that registers the resale of the shares of common stock included in the units and the shares of common stock issued or issuable upon exercise of the unit warrants and agent warrants.

      We also have granted certain “piggyback” registration rights with respect to these securities. In the event a demand is made pursuant to the demand registration rights pursuant to the unit warrants and we do not file a registration statement with the Securities and Exchange Commission within the required period, the exercise price of the unit warrants will be reduced by 10% and will be reduced by an additional 10% for each 90 days thereafter until a registration statement is so filed.

      We have agreed to pay all expenses associated with any registration of these securities, except that any underwriter’s fees, discounts, and commissions relating to the securities registered for these holders will be the responsibility of the holder.

Lock-Up Agreements

      Each investor in the private placement of units during December 1999, January 2000, and February 2000 agreed with Commonwealth, the placement agent in that offering, not to sell, transfer, or otherwise dispose of any securities included in the units for one year following the final closing of the private placement, and thereafter, and not to sell, transfer, or otherwise dispose of more than 25% of such securities on a cumulative basis during each subsequent 90-day period thereafter (such 24-month period will be referred to as the “Lock-Up Period”). If we undertake certain private or public offerings during the Lock-Up Period, the investors agreed not to sell, transfer, or otherwise dispose of their securities for such period of time following such qualified offering, not to exceed 12 months, as the managing underwriter or placement agent of the qualified offering may request, provided Commonwealth agrees. Certain officers and directors of our company, Commonwealth, ComVest, and certain other persons are subject to similar lock-up agreements.

Transfer Agent and Registrar

      The transfer agent and registrar for our common stock is American Stock Transfer & Trust Company, New York, New York.

PLAN OF DISTRIBUTION

      This prospectus relates to a total of 88,789,128 shares of common stock currently outstanding or issuable to the selling shareholders upon exercise of outstanding warrants or agent warrants. These shares may be sold from time to time by the selling shareholders. As used in this prospectus, “selling shareholders” include transferees, donees, pledgees, legatees, heirs, or legal representatives that sell shares received from a named selling shareholder after the date of this prospectus.

      The selling shareholders have advised us that they have not entered into any agreements, understandings, or arrangements with any underwriters or broker-dealers regarding the sale of their securities, nor is there an underwriter or coordinating broker acting in connection with the proposed sale of shares by the selling shareholders. At the time a particular offering of common stock is made and to the extent required, the aggregate number of shares being offered, the name or names of the selling shareholders, and the terms of the offering, including the name of names of any underwriters, broker-dealers or agents, any discounts, concessions, or commissions and other terms constituting compensation from the selling shareholders, and any discounts, concessions, or commissions allowed or reallowed or paid to broker-dealers, will be set forth in an accompanying prospectus supplement.

      Sales of the common stock offered hereby may be effected by or for the account of the selling shareholders from time to time in transactions, which may include block transactions, in the over-the-counter market, in negotiated transactions, through a combination of such methods of sale, or otherwise, at fixed prices that may be changed, at market prices prevailing at the time of sale, at prices related to the prevailing market price, or at negotiated prices. The selling shareholders may affect these transactions by selling the common stock offered hereby directly to purchasers, through broker-dealers acting as agents for the selling shareholders, or to broker-dealers that may purchase such shares as principals and thereafter sell the shares from time to time in transactions, which may include block transactions, in the over-the-counter market, in negotiated transactions, through a combination of such methods of sales or otherwise. In affecting sales, broker-dealers engaged by selling shareholders may arrange for other broker-dealers to participate. Such broker-dealers, if any, may receive compensation in the form of discounts, concessions, or commissions from the selling shareholders or the purchasers of the common stock offered hereby for whom such broker-dealers may act as agents or to whom they may sell as principals, or both. As to a particular broker-dealer, such compensation might be in excess of customary commissions.

      There is no assurance that any selling shareholder will sell any common stock offered hereby, and any selling shareholder may transfer, devise, or gift the common stock by other means not described in this prospectus. For example, in addition to selling pursuant to the registration statements of which this prospectus is a part or to which it relates, the selling shareholders also may sell under Rule 144.

      The selling shareholders and any broker-dealers, agents, or underwriters that participate with the selling shareholders in the distribution of common stock offered hereby may be deemed to be “underwriters” within the meaning of the Securities Act. Accordingly, the selling shareholders will be subject to the prospectus delivery requirements of the Securities Act. Any commissions paid or any discounts or concessions allowed to any such persons, and any profits received on the resale of the common stock offered hereby and purchased by them, may be deemed to be underwriting commissions or discounts under the Securities Act. We will not pay any compensation to any NASD member in connection with this offering. Brokerage commissions, if any, attributable to the sale of the shares of common stock offered hereby will be borne by the selling shareholders.

      We will not receive any proceeds from the sale of any shares of common stock by the selling shareholders. We have agreed to bear all expenses, other than selling commissions, in connection with the registration and sale of the common stock being offered by the selling shareholders. We have agreed to indemnify certain of the selling shareholders against certain liabilities under the Securities Act. Each selling shareholder may indemnify any broker-dealer that participates in transactions involving sales of the shares against certain liabilities, including liabilities arising under the Securities Act.

      To comply with the securities laws of certain jurisdictions, if applicable, the shares of common stock offered hereby will be offered or sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states the common stock offered hereby may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualifications requirement is available and is complied with.

      Under applicable rules and regulations under the Exchange Act, any person engaged in a distribution of the common stock offered pursuant to this prospectus may be limited in its ability to engage in market activities with respect to the common stock. Without limiting the foregoing, each selling shareholder will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M. Those rules and regulations may limit the timing of purchases and sales of any of the common stock offered by the selling shareholders pursuant to this prospectus, which may affect the marketability of the common stock offered hereby.

      The selling shareholders also may pledge the shares of common stock being registered for resale hereby to NASD broker/dealers pursuant to the margin provisions of each selling shareholder’s customer agreements with such pledgees. Upon default by a selling shareholder, the pledgee may offer and sell shares of common stock from time to time as described above.

LEGAL MATTERS

      The validity of the shares of common stock offered hereby will be passed upon for us by Greenberg Traurig, LLP, Phoenix, Arizona.

EXPERTS

      The consolidated financial statements of Intelispan, Inc. as of December 31, 1998 and 1999, and the years ended December 31, 1998 and 1999 have been included herein and in the registration statement in reliance upon the report of KPMG LLP, independent certified public accountants, appearing elsewhere herein, and upon the authority of said firm in accounting and auditing.

WHERE YOU CAN OBTAIN ADDITIONAL INFORMATION

      We filed a registration statement on Form SB-2 with the Securities and Exchange Commission relating to the common stock offered by this prospectus. This prospectus does not contain all of the information set forth in the registration statement and the exhibits and schedules thereto. Statements contained in this prospectus as to the contents of any contract or other document referred to are not necessarily complete and in each instance we refer you to the copy of such contract or other document filed as an exhibit to the registration statement, each such statement being qualified in all respects by such reference. For further information with respect to Intelispan, Inc. and the common stock offered by this prospectus, we refer you to the registration statement, exhibits, and schedules. Anyone may inspect a copy of the registration statement without charge at the following public reference facilities maintained by the Securities Exchange and Commission:

Washington	Chicago	New York

Judiciary Plaza, Room 1024 450 Fifth Street, N.W. Washington, D.C. 20549	500 West Madison Street Citicorp Center, Suite 1400 Chicago, Illinois 60661	7 World Trade Center Suite 1300 New York, New York 10048

      We are also subject to the informational requirements of the Securities Exchange Act of 1934 and file reports, proxy statements, and other information with the Securities and Exchange Commission. These reports, proxy statements, registration statements and other information may be inspected and copied at the public reference facilities maintain by the Securities and Exchange Commission.

      Copies of such material also can be obtained from the Public Reference Section of the SEC at the Washington location upon payment of the prescribed fees. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains a web site on the Internet that contains reports, proxy and information statements, and other information regarding registrants that file electronically with the SEC. The address of this site on the Internet is http://www.sec.gov.

      This prospectus includes statistical data regarding the virtual private network market and growth of the remote access that were obtained from industry publications, including reports generated by Infonetics Research, the Gartner Group, and Dataquest. These industry publications generally obtain information from sources believed to be reliable. We have not sought the consent of any of these organizations to refer to their reports in this prospectus.

INTELISPAN, INC.

INDEPENDENT AUDITORS’ REPORT

The Board of Directors and Shareholders

Intelispan, Inc.:

      We have audited the accompanying consolidated balance sheets of Intelispan, Inc. as of December 31, 1998 and 1999 and the related consolidated statements of operations, shareholders’ equity and cash flows for the years then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

      We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

      In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Intelispan, Inc. as of December 31, 1998 and 1999 and the results of its operations and its cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

/s/ KPMG LLP

February 18, 2000

Phoenix, Arizona

INTELISPAN, INC.

CONSOLIDATED BALANCE SHEETS
DECEMBER 31, 1998 AND 1999

			Pro Forma
			1999
	1998	1999	(See Note 1(d))

			(unaudited)

Assets

Current assets:

Cash and cash equivalents	$27,459	$9,631,638	$25,231,308

Accounts receivable net of allowance of $0 at December 31, 1998 and $176,666 at December 31, 1999	82,040	447,739	447,739

Prepaid expenses	235,775	95,110	95,110

Other current assets	53,163	61,833	61,833

Total current assets	398,437	10,236,320	25,835,990

Property and equipment, net	376,671	348,079	348,079

Intangibles, net	1,029,322	957,386	957,386

Other long-term assets	237,831	227,961	227,961

	$2,042,261	$11,769,746	$27,369,416

Liabilities and Shareholders’ Equity

Accounts payable	$561,846	$746,048	$746,048

Accrued liabilities	201,245	1,288,364	1,288,364

Notes payable to shareholders	—	57,250	57,250

Total current liabilities	763,091	2,091,662	2,091,662

Note payable	188,957	206,405	206,405

Minority interest	92,230	129,749	129,749
Commitments, contingencies and subsequent events

Shareholders’ equity:

Preferred Stock, $.0001 par value; 25,600 shares issued and outstanding	—	3	3

Common Stock, $.0001 par value; 100,000,000 shares authorized; issued and outstanding 18,377,471 shares in 1998, and 47,471,833 shares in 1999; 150,000,000 shares authorized pro forma; issued and outstanding 23,556,814 shares pro forma	1,837	4,747	2,356

Paid-in capital	6,779,314	20,927,212	36,529,273

Accumulated deficit	(5,783,168)	(11,590,032)	(11,590,032)

Total shareholders’ equity	997,983	9,341,930	24,941,600

	$2,042,261	$11,769,746	$27,369,416

See accompanying notes to consolidated financial statements.

INTELISPAN, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS
YEARS ENDED DECEMBER 31, 1998 AND 1999

	1998	1999

Revenue	$129,596	$743,709

Costs of sales	915,403	1,286,410

Gross loss	(785,807)	(542,701)

Operating expenses:

Selling	2,299,072	1,183,183

General and administrative	2,618,287	3,644,269

Cost of abandoned acquisition	225,550	—

Total operating expenses	5,142,909	4,827,452

Operating loss	(5,928,716)	(5,370,153)

Interest expense	(18,980)	(531,331)

Interest income	40,256	12,073

Minority interest	696,880	82,547

Net loss	$(5,210,560)	$(5,806,864)

Preferred stock dividends	—	(96,000)

Net loss applicable to common shareholders	$(5,210,560)	$(5,902,864)

Net loss per common share — basic and diluted	$(0.32)	$(0.28)

Weighted average common shares outstanding	16,334,670	20,817,660

See accompanying notes to consolidated financial statements.

INTELISPAN, INC.

CONSOLIDATED STATEMENTS OF SHAREHOLDERS’ EQUITY
FOR THE YEARS ENDED DECEMBER 31, 1998 AND 1999

		Preferred			Additional		Total
	Preferred	share	Common	Share	paid-in	Accumulated	shareholders’
	shares	amount	shares	amounts	capital	deficit	equity

Balances, December 31, 1997	—	$—	10,371,429	$1,037	$598,963	$(572,608)	$27,392

Common shares issued to investors under revised Stock Purchase Agreement	—	—	303,630	30	(30)	—	—

Common shares issued in January 1998 private offering	—	—	1,468,939	147	3,324,853	—	3,325,000

Common shares issued for efforts in raising funds in January 1998 private offering	—	—	5,784,639	578	(578)	—	—

Purchase of net assets from the merger of ELSC	—	—	—	—	268,646	—	268,646

Common shares issued in July 1998 private offering, net of $195,000 costs	—	—	341,334	34	2,364,971	—	2,365,005

Common shares issued as compensation for services	—	—	107,500	11	222,489	—	222,500

Net loss	—	—	—	—	—	(5,210,560)	(5,210,560)

Balances, December 31, 1998	—	—	18,377,471	1,837	6,779,314	(5,783,168)	997,983

Common shares issued in January 1999 private offering, net of $64,800 costs	—	—	542,001	55	693,946	—	694,001

Common shares exchanged for preferred shares	25,600	3	(341,334)	(34)	31	—	—

Common shares issued as compensation for services	—	—	232,408	23	353,682	—	353,705

Issuance of warrants to third parties for services	—	—	—	—	502,414	—	502,414

Issuance of bridge warrants and shares in connection with bridge financings and a private placement	—	—	60,000	6	332,173	—	332,179

Exercise of warrants by third parties in connection with debt and equity financing	—	—	10,000,000	1,000	99,000	—	100,000

Common shares issued in December 1999, private placement, net of $1,683,408 related costs	—	—	18,601,287	1,860	12,262,652	—	12,264,512

Dividends accrued for preferred stock	—	—	—	—	(96,000)	—	(96,000)

Net loss	—	—	—	—	—	(5,806,864)	(5,806,864)

Balances, December 31, 1999	25,600	$3	47,471,833	$4,747	$20,927,212	$(11,590,032)	$9,341,930

See accompanying notes to consolidated financial statements.

INTELISPAN, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE YEARS ENDED DECEMBER 31, 1998 AND 1999

	1998	1999

Cash flows from operating activities:

Net loss	$(5,210,560)	$(5,806,864)

Adjustments to reconcile net loss to net cash used in operating activities:

Depreciation and amortization	261,130	382,506

Minority interest	(696,880)	(82,547)

Noncash compensation	69,958	—

Bad debt expense	—	176,666

Loss on disposal of property and equipment, intangibles	—	10,934

Common stock and warrants issued as compensation for services	222,500	1,118,917

Noncash interest expense	—	276,100

Decrease (increase) in assets:

Accounts receivable	(76,187)	(542,365)

Prepaid expenses	(227,085)	140,665

Other current assets	(8,206)	(8,670)

Other long-term assets and intangibles	(665,243)	(64,128)

Increase in liabilities:

Accounts payable	402,985	184,202

Accrued expenses	170,992	991,121

Net cash used in operating activities	(5,756,596)	(3,223,463)

Cash flows from investing activities:

Purchases of property and equipment	(386,138)	(138,848)

Proceeds from sale of property and equipment	—	40,000

Net cash used in investing activities	(386,138)	(98,848)

Cash flows from financing activities:

Issuance of common stock	5,690,005	12,851,792

Proceeds from note payable	188,957	2,501,405

Principal payments on notes payable, stockholders	(700,000)	(2,426,707)

Net cash provided by financing activities	5,178,962	12,926,490

Net increase (decrease) in cash and cash equivalents	(963,772)	9,604,179

Beginning cash and cash equivalents	991,231	27,459

Ending cash and cash equivalents	$27,459	$9,631,638

The Company’s initial contribution in the investment in Contego, LLC was a note payable in the amount of $868,000. The Company subsequently paid this note along with accrued interest of $17,411.

See accompanying notes to consolidated financial statements.

INTELISPAN, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 1998 AND 1999

(1)     Summary of Significant Accounting Policies

(a)     Nature of Organization

      Intelispan, Inc. (the Company) was incorporated on September 15, 1997. The Company was formed with the intention of providing a comprehensive package of data communication services designed to meet the developing global communications and electronic commerce needs of businesses and other organizations. Management anticipates incurring additional losses as it pursues its development efforts and implements its business plan.

      In 1999, the Company completed the development of its technology products and is able to commence principal operations. The Company is no longer considered a development stage enterprise.

(b)     Merger

      The Company (accounting acquirer) entered into a Plan of Merger and Reorganization as of July 27, 1998 whereby the legal acquirer, Equipment Leasing and Sales Corporation (ELSC), was merged with the Company using the purchase method of accounting. Under the terms of the merger, shareholders of the Company received one share of ELSC stock for every 1.131769 shares and/or warrants owned as of the merger effective date. Immediately upon closing, the officers and directors of ELSC resigned and were replaced by the Company’s officers and directors. Additionally, ELSC changed its name to Intelispan, Inc.

(c)     Principles of Consolidation

      The Company held a 43% interest in Contego, LLC as of December 31, 1997. On September 28, 1998, the Chief Executive Officer of Intelispan, Peter Nelson, transferred his 8% interest in Contego to the Company in accordance with a previous shareholder investment agreement. As a result of the Company’s direct ownership interest of 43% and the Company’s CEO interest of 8% the Company effectively controlled 51% of Contego and therefore consolidated Contego. On November 30, 1998, the Company acquired an additional 9.4% as a result of contributing $400,000 in a capital call that was not met by the other members of Contego. During October 1999, one member transferred his 6.5% interest in Contego to the Company as the result of a lawsuit settlement. Therefore, the Company held a 66.8% interest in Contego, LLC as of December 31, 1999.

(d)     Pro Forma Balance Sheet (unaudited)

      The pro forma balance sheet as of December 31, 1999 gives effect to the change in the number of shares of common stock as a result of (a) the Company’s proposed reincorporation of the Company from Washington to Delaware, and (b) the sale of units to accredited investors in the Company’s private placements completed in January and February 2000. Upon the Board of Directors election to effect this change, which the Company’s shareholders have approved, the Company will reincorporate from Washington to Delaware through a merger into a newly formed Delaware corporation formed solely for the purposes of the reincorporation. The reincorporation proposal provides for the conversion of shares of the Washington corporation into shares of the Delaware corporation on the basis of one share of common stock of the Delaware corporation for each three shares of common stock previously issued and outstanding. Because fractional shares will not be issued as a result of the reincorporation, the pro forma shares of common stock issued and outstanding as of December 31, 1999 are subject to adjustment based on rounding. With respect to the sale of equity subsequent to December 31, 1999, the pro forma balance sheet reflects the proceeds received by the Company as a result of the sale of 160.49 units (representing 21,398,613 shares of common stock) during January 2000 and 13.50 units (representing 1,799,996 shares of common stock) during February 2000, net of offering commissions and expenses.

(e)     Use of Estimates

      The Company has made a number of estimates and assumptions relating to the reporting of assets and liabilities and the disclosure of contingent assets and liabilities to prepare these financial statements in conformity with generally accepted accounting principles. Actual results could differ from those estimates.

(f)     Cash and Cash Equivalents

      The Company considers all highly liquid investments with a maturity of three months or less at the time of purchase to be cash equivalents.

(g)     Property and Equipment

      Property and equipment is recorded at cost. Depreciation of equipment is determined using the straight-line method over the estimated useful lives of the related assets, which is seven years for furniture and fixtures and three to five years for equipment and software. Depreciation expense charged to operations during the years ended December 31, 1998 and 1999 was $49,801 and $98,054, respectively.

(h)     Intangibles

      Intangibles are recorded at cost and are amortized over their estimated useful lives using the straight-line method. Intangibles at December 31, 1998 and 1999 respective amortization periods are as follows:

	December 31,

	1998	1999

Software code	$827,628	$827,628	5 years

Product license fee	400,000	410,000	5 years

Product license fee	25,000	25,000	2 years

Trademarks	8,222	8,222	15 years

Goodwill	—	195,064	3 years

Other	22,527	19,367	5 years

	1,283,377	1,485,281

Accumulated amortization	(254,055)	(527,895)

	$1,029,322	$957,386

      The software code was contributed to Contego, LLC by one of its members. The code is currently in use and is the backbone of the Public Key Infrastructure (PKI) product. The amounts of unamortized software development costs included in intangible assets, net, at December 31, 1998 and 1999, were $620,721 and $455,195, respectively. The amortization expense for 1998 and 1999 was $212,149 and $285,877, respectively.

(i)     Advertising Costs

      Advertising costs are expensed at the time the advertisement takes place. Advertising expense charged to operations during the years ended December 31, 1998 and 1999 was $352,538 and $0, respectively. As of December 31, 1999, the Company has recorded $180,000 of deferred costs which are included in other long term assets.

(j)     Cost of Abandoned Acquisition

      The Company abandoned a planned acquisition on September 30, 1998. In accordance with the merger and acquisition agreement, the Company was required to pay a break-up fee and legal fees of the intended acquiree. Included in 1998 was the negotiated breakup fee of $165,909, and the corresponding legal fees of $59,641.

(k)     Stock Based Compensation

      In accordance with the provisions of Accounting Principles Board Opinion No. 25, Accounting for Stock Issued to Employees, the Company measures stock-based compensation expense as the excess of the market price on date of grant over the amount the employee must pay for the stock. The Company’s policy is to generally grant stock options at fair market value at the date of grant; therefore no compensation expense is recognized. As permitted, the Company has elected to adopt only the disclosure provisions of SFAS No. 123, Accounting for Stock-based Compensation (see note 8).

(l)     Loss per Share of Common Stock

      Basic earnings (loss) per share is computed by dividing income (loss) attributable to common stockholders by the weighted average number of common shares outstanding for the period. Diluted earnings (loss) per share reflects the potential dilution that could occur if securities or other contracts to issue common stock were exercised or converted into common stock or resulted in the issuance of common stock that then shared in the earnings (loss) of the Company. In calculating diluted net loss per common share for 1998 and 1999, common stock equivalent shares of 2,060,947 and 2,113,962, respectively, consisting of stock options and warrants have been excluded because their inclusion would have been anti-dilutive.

(m)	Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of

      The Company accounts for long-lived assets under the provisions of SFAS No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of. This Statement requires that long-lived assets and certain identifiable intangibles be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to future undiscounted net cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceed the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or fair value less costs to sell.

(n)     Revenue Recognition

      The Company recognizes revenue on a monthly basis for services provided to and accepted by a customer during that month.

(o)     Segment Reporting

      During 1999, the Company adopted the provisions of SFAS No. 131, Disclosures About Segments of an Enterprise and Related Information. SFAS 131 establishes annual and interim reporting standards for operating segments of a company. The statement requires disclosures of selected segment-related financial information about products, major customers, and geographic areas. The Company has one operating segment because it is not organized by multiple segments for purposes of making operating decisions or assessing performance. The chief operating decision maker evaluates performance, makes operating decisions, and allocates resources based on financial data consistent with the presentation in the accompanying financial statements.

      The Company’s revenues have all been earned from customers in the United States. In addition, all operations and assets are based in the United States. Three customers account for approximately 25%, 15% and 14% of 1999 revenue. Five of the Company’s customers represent 16%, 16%, 12%, 11% and 10% of the accounts receivable at December 31, 1999.

(p)     Reclassification

      Certain amounts in 1998 were reclassified to conform with the 1999 presentation.

(2)     Property and Equipment

      Property and Equipment at December 31, 1998 and 1999 consists of the following:

	December 31,
			Estimated
	1998	1999	useful life

Furniture and fixtures	$202,540	$152,968	7 years

Computer equipment and software	219,743	289,947	3 years

Office equipment	5,188	51,763	5 years

	427,471	494,678

Less accumulated depreciation	(50,800)	(146,599)

	$376,671	$348,079

(3)     Notes Payable

      In September 1998, the Company entered into a financial advisory services agreement with a third party. The term of the agreement is three years, unless terminated by either party before the end of the term. In exchange for the agreed upon financial advisory services and advertising (see Note 1(i)), the Company is obligated to pay the third party an initial payment of $30,000 (expensed during 1998), a fee of $4,000 per month over term of the agreement, and $250,000 non-interest bearing note payable, due October 11, 2001. The Company has imputed interest at 11% per annum and charged interest expense, accordingly. The indebtedness evidenced by the note shall be subordinate and junior to any present or future debts and obligations, whether secured or unsecured, arising from the borrowing of money from a bank, trust company, insurance company, pension trust fund, or other financial institution.

      In March 1999 and April 1999, the Company received convertible debt financing in the amount of $206,250 from a third party. On June 22, 1999, the Company issued a $1,000 promissory note to the third party in exchange for extending the due dates of each note to October 31, 1999. The notes payable bear interest at the rate of 10% per annum. On December 21, 1999, the third party converted $150,000 of the notes payable into units as part of the Company’s December private placement. The Company recorded this conversion as a reduction of notes payable and an increase to additional paid-in capital. The remaining principal balance and accrued interest was repaid to the third party from net proceeds of the December 1999 private placement.

      In April 1999, the Company entered into a standstill agreement with another corporation in connection with a proposed merger. Under that agreement, that corporation advanced the sum of $800,000 to the Company over the period from April 1999 through June 1999. In November 1999, the Company and the corporation terminated the negotiations of the proposed merger. As a result, the Company and the corporation entered into a settlement agreement in December 1999. As part of the settlement agreement, the Company agreed to repay a negotiated amount of $846,000 to the corporation in connection with the funds advanced to the Company under the standstill agreement. The Company paid the $846,000 in December 1999 from the net proceeds of the December 1999 private placement.

      During the period from July 1, 1999 through October 31, 1999, the Company received convertible debt financing in the amount of $750,000. The notes payable had a maturity date of June 30, 2000, bear interest at the rate of 15% per annum and have a premium of 10% of the principal amount. In conjunction with the notes, the Company also issued warrants to purchase 600,000 shares of the Company’s common stock at a price of $1.05 per share. On December 21, 1999, the third party converted $856,000 into units in the private placement, representing $750,000 of principal, $75,000 of unamortized note premium, and $31,000 of accrued interest. The Company recorded this conversion as a reduction of notes payable and an increase to additional paid-in capital. This amount is recorded as part of the common shares issued in the December 1999 private placement. In addition, the remaining $147,920 unamortized financing cost associated with the warrants was charged to interest expense upon the conversion of the notes.

      In October 1999, a lender made available to the Company up to $1.0 million in bridge financing. The bridge financing was evidenced by bridge notes that allowed the holder to convert the principal amount of the bridge notes into units in a private placement of equity during December 1999. Between November 1999 and December 1999, the Company ultimately borrowed an aggregate of $595,000 from the lender and its designees. The lender and its designees converted the bridge notes, pursuant to the existing conversion privileges of the lender, into units at the first closing of the private placement on December 21, 1999. As a result of the conversion, at the first closing of the private placement the lender and its designees received 5.95 units consisting of 793,331 shares of common stock and warrants to purchase 396,669 shares of common stock at an exercise price of $0.75 per share. The conversion of bridge notes into units did not result in any income statement effect, but rather a reduction in notes payable and an increase in additional paid-in capital of an amount equal to $377,136. This amount represents $595,000 of principal and $3,539 of accrued interest less $221,403 of unamortized debt discount. This amount is recorded as part of common shares issued in December 1999 private placement.

      In connection with the bridge financing and to induce the lender to raise additional capital for the Company, the Company issued to the lender and its designees bridge warrants to purchase 10,000,000 shares of common stock at an exercise price of $.01 per share, which the lender and its designees exercised in December 1999. The bridge warrants were determined to have a value of $7.4 million based on a Black-Scholes model calculated on the date of grant. The value of the bridge warrants was allocated $349,582 to the bridge notes and $7,050,418 to the private placement of units based on the ratio of debt to equity proceeds. The value of bridge warrants allocated to the debt was to be amortized by the interest method over six months, the term of the bridge notes. Upon conversion of the bridge notes, the unamortized debt discount of $221,403 was recorded as an increase in additional paid-in capital. The value of the warrants attributable to the bridge notes was recorded as a discount and amortized to interest expense. Prior to the conversion of the bridge notes, $128,179 was charged to interest expense. The Company recognized the unamortized discount of $221,403, recorded as a component of “Issuance of bridge warrants and shares to a placement agent in connection with bridge financing and a private placement” in the consolidated statement of shareholders’ equity. The Company also recognized non-cash cost of capital of $7,050,418 related to the warrants issued in connection with the December 1999 private placement offering in additional paid-in capital. This amount was recorded as in increase and corresponding decrease to additional paid-in capital.

(4)     Lease Obligations

      The Company has entered into lease agreements for office space and office equipment. These leases have been accounted for as operating leases by the Company. The Company expects to renew or replace the leases in the ordinary course of business. The leases expire from 2000 to 2002 and total payments are currently approximately $11,796 per month. Expense charged to operations related to the leases during the years ending December 31, 1998 and 1999 was approximately $126,129 and $216,355, respectively.

      Future minimum payments required for years after 1999 are as follows:

Year ending December 31:

2000	$131,286

2001	125,201

2002	123,277

$379,764

(5)     Income Taxes

      For the years ended December 31, 1998 and 1999, the Company generated a net loss for both financial reporting and income tax purposes, therefore no income tax provision has been recorded.

      Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Deferred tax assets (liabilities) are as follows:

	December 31,

	1998	1999

Allowance for bad debt	$—	$70,666

Net operating loss carryforwards	1,817,511	3,910,913

Differences in book and tax basis depreciation and amortization	(20,490)	(36,955)

Total deferred tax assets	1,797,021	3,944,624

Valuation allowance	(1,797,021)	(3,944,624)

Net deferred tax assets	$—	$—

      The valuation allowance increased by $1,619,402 and $2,147,603 for the years ended December 31, 1998 and 1999, respectively.

      The Company has available approximately $9,777,000 in net operating losses which may be carried forward to offset future federal taxable income for fifteen years and state taxable income for five years. The Internal Revenue Code substantially restricts the ability of a corporation to utilize existing net operating losses and credits in the event of an “ownership change.” The issuance of preferred stock may have resulted in multiple ownership changes since inception of the Company. The federal net operating loss carryforward may be subject to an annual limitation. Any unused annual limitation can be carried over and added to the succeeding year’s annual limitation within the allowable carryforward period. Future changes in ownership may result in additional limitations.

(6)     Shareholders’ Equity

(a)     Stock Purchase Agreement

      In September 1997, the Company completed an equity financing with a small group of investors. The Stock Purchase Agreement (“SPA”) originally called for an initial investment of $660,000, issuance of 918,474 shares, and continued investment at periodic intervals culminating in a cumulative investment of $3,500,000 and ownership of 49% of the total common stock outstanding. In January 1998, the original SPA was nullified and replaced with a revised SPA resulting in a refund of the initial investment. The revised SPA called for an initial investment of $600,000, the issuance of 303,630 shares in addition to the 918,474 previously issued and provided for 5,784,639 incentive shares to be issued to the investors covered under the revised SPA for their efforts in raising additional capital in the January 1998 private placement offering.

(b)     Private Placement Offerings

      The Company completed two equity financings during 1998. A private placement offering at $2.00 per share was begun in January 1998, resulting in net proceeds of $3.325 million. A second equity offering was begun in July 1998 that raised additional capital of $2,365,005 net of $195,000 in costs. The July offering was priced at $7.50 per unit, which consisted of one share of common stock and one-half of a warrant. The warrant granted the holder the option to purchase additional shares at $8.00 if exercised within one year of purchase or $8.50 if exercised in the second year. A total of 170,667 warrants were originally issued and all remained outstanding as of December 31, 1998. The Company had made verbal commitments to the July investors that they will be offered the option to exchange their investment to the same terms and conditions of the Company’s next private offering. The Company honored those commitments in August of 1999. The 170,667 warrants were all cancelled in the exchange.

      In March 1999, the Company completed a private placement offering in which 542,001 shares of common stock were issued at $1.40 per share for net proceeds of approximately $635,200.

      In December 1999, the Company commenced a private placement offering of up to 250 units at a price of $100,000 per unit. The placement agent had a right to sell an additional 50 units to cover any over-allotments. Each unit consists of (a) 133,333 shares of common stock and (b) a warrant to purchase 66,667 shares of common stock at an exercise price of $0.75 per share. The warrants are callable by the Company under certain circumstances. The Company issued to the placement agent seven-year warrants to purchase, at an exercise price of $0.75 per share, 33.33% of the shares of common stock (a) included in the units sold, and (b) issuable upon exercise of the warrants. The following table presents certain information regarding the units solid in this private placement during 1999:

Units sold	139.51

Shares of common stock issued	18,601,287

Warrants issued at $0.75 per share	9,300,713

Agent warrants issued at $0.75 per share	9,300,667

Value of bridge warrants allocated to cost of capital	$7,050,418

Value of 60,000 share retainer as cost of capital	$31,800

Commissions paid to placement agent	$934,920

Structuring fees paid to placement agent	$400,680

Offering expenses	$347,808

(c)     Shares Issued to Consultants

      The Company entered into an agreement with a consultant to assist with the merger completed in July 1998. The agreement called for a cash payment of $75,000 and issuance of 102,500 post-merger shares upon successful completion of the merger. The Company recorded total expense of $275,000 in 1998 related to the agreement.

      During 1999, the Company entered into agreements with a consultant to provide market consulting services. The agreements called for the issuance of 102,857 common stock shares in exchange for the fair value of consulting services. The Company recorded total expense of $127,714 in 1999 related to the agreements.

      In January 1999, the Company entered into an agreement with a public relations and direct marketing advertising firm to provide various consulting and marketing services to the Company. In exchange for the services, the Company issued 108,000 shares of the Company’s restricted common stock to the firm. The Company recorded total expense of $270,000 in 1999 related to the agreement. As part of the agreement, the firm also purchased 42,000 shares of the Company’s common stock valued at $58,800 as part of the Company’s private placement offering. In addition, the firm was granted a warrant to purchase 200,000 shares of the Company’s common stock, exercisable as follows: (1) 100,000 shares exercisable at $7.00 per share, and (2) 100,000 shares exercisable at $9.00 per share. The term of the warrant will expire twelve (12) months from the day the shares underlying the warrants are registered. The Company used the Black-Scholes option pricing model to value the warrants on the date of grant and again at December 31, 1999 and recorded total expense of $502,414 in 1999 related to the warrants. These warrants were marked to market in accordance with variable plan accounting. See Note 11.

      In July 1999, the Company entered into an agreement with a consultant to resolve outstanding payment issues due the consultant for services provided by the consultant in 1998. As part of the agreement, the Company issued 21,551 shares of restricted common stock to the consultant, in lieu of cash payment of $23,491, for full payment of the amount due for prior services.

(d)     Exchange of Prior Investments for Preferred Stock

      In August 1999, seven investors from a July 1998 private placement elected to exchange their original investments into the Company’s most recent private placement. These investors originally invested a total of $2.56 million in the July 1998 offering by purchasing 341,333 units at $7.50 per unit. Each unit consisted of a share of common stock and a warrant to purchase an additional half share of common stock. The original investment included the Company’s commitment to permit these investors to exchange their investments, at the option of the investor, for an investment in the Company’s next private offering. Each investor exercised this right and exchanged their units in the August 1999 private placement, in which the Company offered Series A preferred shares at $100 per share. These preferred shares include a 10% annual dividend, best efforts registration rights, and conversion into 50,000 shares of common stock (an effective cost of $2 per share of common stock). These preferred shares also have a conversion right into 50 shares of common stock, exercisable at the option of the holder at any time beginning in February 2000. No new investors purchased securities in the August 1999 offering.

(e)     Warrants

      As of December 31, 1999, the Company had outstanding 19,815,514 warrants at exercise prices ranging from $0.75 to $9.00 per share. Subsequent to year-end, in connection with the Company’s private placements of units, the Company issued warrants to purchase 23,198,771 shares of common stock at an exercise price of $0.75 per share.

(f)     Cost of Capital

      During fiscal year 1999, the Company recorded cost of capital related to a non-refundable retainer of 60,000 shares of common stock issued to the placement agent in the private placement. The Company recorded the cost associated with the issuance of the retainer to cost of capital, reflected as a reduction to additional paid-in capital, in the Company’s consolidated financial statements as of December 31, 1999. The shares were valued at $0.53 per share, representing the closing price of the Company’s common stock on October 29, 1999, the date the Company signed a commitment letter with the placement agent in the private placement. The Company also recorded cost of capital of $128,179 related to the amortized portion of the debt discount related to the bridge notes for the period the bridge notes were outstanding during fiscal 1999. See Note 3.

(7)     Pension Plan

      The Company has a SIMPLE Plan (the Plan), which covers all employees who have earned or are expected to earn at least $5,000 during the year or who have been employed by the Company for six months. Eligible employees may elect to defer up to $6,000 each year. The Company matches employee deferrals up to 3% of an employee’s salary. During December 31, 1998 and 1999, the Company contributed $18,844 and $28,135, respectively, to the Plan.

(8)     Stock Option Plan

      The Company adopted The Intelispan, Inc. Performance Equity Plan (the “Option Plan”) in September 1998. The Option Plan provides for the issuance of stock options (incentive and non-qualified), restricted stock grants and other stock-based awards granting the right to purchase up to 2,704,670 shares of common stock to employees, directors and consultants. Under the stock option provisions of the Option Plan, options may be granted to purchase shares of the Company’s common stock at not less than fair market value at the date of grant, and are exercisable for a period not exceeding ten years from that date.

      Effective with the adoption of the Option Plan, the Company has adopted the disclosure requirements of SFAS No. 123, Accounting for Stock-Based Compensation. As permitted under SFAS No. 123, the Company will measure stock-based compensation expense based on the principles of APB No. 25 for the excess of the market price at the grant date over the amount the employee must pay for the stock. SFAS No. 123 requires disclosure of pro forma net earnings and pro forma net earnings per share as if the fair value based method had been applied in measuring compensation expense for awards granted.

      At December 31, 1999 there were approximately 175,000 shares available for grant under the Option Plan. The per share weighted-average fair value of stock options granted under the Option Plan for the year ended December 31, 1998 and 1999 were $0.79 and $1.96, respectively, based on the date of grant using the

Black-Scholes option pricing model with the following weighted average assumptions: expected dividend yield of 0%, expected volatility of 204%, risk-free interest rate of 6% and an expected life of 1.5 years.

      The following table summarizes the activity under this plan:

			Weighted
	Number		Average
	of	Exercise	Exercise
	Options	Price	Price	Exercisable

Outstanding December 31, 1997	—	—	—	—

Granted	1,746,600	$4.00 – $9.00	$4.21

Share grants	(5,000)

Forefeitures	(8,500)	$4.00	$4.00

Outstanding December 31, 1998	1,733,100	$4.00 – $9.00	$4.23	716,880

Granted	1,044,708	$0.75 – $3.63	$1.96

Share grants	(262,408)

Forefeitures	(253,438)	$2.50 – $9.00	$3.52

	2,261,962	$0.75 – $3.63	$2.51	1,342,693

      The following table summarizes information about the stock options outstanding at December 31, 1999:

		Weighted	Weighted		Weighted
		Average	Average		Average
Range of	Options	Remaining	Exercise	Options	Exercise
Exercise Price	Outstanding	Life	Price	Exercisable	Price

$0.75 – $3.63	2,261,962	8.70	$2.51	1,342,693	$2.47

      In 1998, two employees entered into an agreement with the Company that grants them a put right covering 30,000 of their options. The put granted them the right to have the Company purchase half of their shares at market value during the week of January 18, 1999 and the remaining half at market value during the week of June 14, 1999. Market value was capped at $6.00. The employees exercised their put rights during 1999. The Company purchased a total of 30,000 shares at a total market value of $76,800.

      On January 15, 1999, the Board of Directors of the Company approved a repricing of incentive stock options and non-qualified options granted to employees and non-employee directors on September 18, 1998. The previous exercise price of $4.00 per share was repriced to $2.50 per share. Options for 1,651,100 shares were repriced.

      Common stock received through the exercise of non-qualified options results in a tax deduction for the Company equivalent to the taxable income recognized by the optionee at time of exercise. For financial reporting purposes, the tax effect of this deduction is accounted for as a credit to additional-paid-in-capital rather than as a reduction of income tax expense. There were no exercises of such options during the period ended December 31, 1999. Stock grants for 232,408 restricted shares exercisable at no cost to the holder were awarded to consultants in 1999 under the Option Plan. Accordingly, $353,705 of expense was recorded for fiscal 1999.

      The Company applies APB Opinion No. 25 in accounting for its various stock plans and, accordingly, no compensation costs for the Option Plan are reflected in the consolidated financial statements. Had the

Company determined compensation cost in accordance with SFAS No. 123, the Company’s net loss per share would have increased the pro forma amounts indicated below:

	December 31,

	1998	1999

Net loss:

As reported	$(5,210,560)	$(5,806,864)

Pro forma (unaudited)	$(6,714,255)	$(6,573,773)

Net loss per common share:

As report	$(0.32)	$(0.28)

Pro forma (unaudited)	$(0.41)	$(0.32)

(9)     Significant Supplier

      The Company currently contracts its private IP network backbone services from an independent third party. This network serves as the platform for most of the Company’s services and is a key enabling component of the Company’s product offering. The current contract for supply of the network expires in September 2003 and contains automatic one year renewal options unless canceled by either party. Additionally, the supplier can elect to discontinue offering the service upon sixty days notice. The contract also contains provisions for guaranteed minimum monthly billing commitments that the Company must meet. Shortfalls in billed revenue for each of the first twelve months ending April 1999 are added to the guaranteed commitment levels in the corresponding months of year three of the contract. Beginning with the first month of year two, May 1999, a minimum monthly payment of $100,000 will be due each month thereafter.

      In November 1999, the third party informed the Company that it would suspend the payment of the Company’s monthly minimum usage commitment. The Company continues to accrue the $100,000 monthly minimum usage under this commitment agreement, and all amounts payable under this agreement will be due to the third party upon 30 days’ notice to the Company.

(10)     Contingencies

      The Company is involved in litigation and claims arising in the normal course of operations. In the opinion of management, based on consultation with legal counsel, losses, if any, from this litigation are immaterial.

(11)     Subsequent Events

      During January 2000, the Company completed its private placement of 250 units, including the placement agent’s exercise of the over-allotment option of 50 units. The following table presents certain information regarding the private placement completed during January 2000:

Units sold	160.49

Shares of common stock issued	21,398,613

Warrants issued at $0.75 per share	10,699,387

Agent warrants issued at $0.75 per share	10,699,333

Commissions paid to placement agent	$1,123,430

Structuring fees paid to placement agent	$481,470

Offering expenses	$52,500

      During February 2000, the Company completed another private placement of up to 14 units at a price of $100,000 per unit. Each unit consists of (a) 133,333 shares of common stock and (b) a warrant to purchase 66,667 shares of common stock at an exercise price of $0.75 per share. In connection with the offering, the Company paid the placement agent (1) a commission equal to 7% of the aggregate purchase price of the units sold, and (2) a structuring fee equal to 3% of the aggregate purchase price of the units sold. The Company also issued to the placement agent warrants to purchase, at an exercise price of $0.75 per share, 33.33% of the shares of common stock (a) included in the units sold, and (b) issuable upon exercise of the warrants. The following table presents certain information regarding the units sold in the private placement during February 2000:

Units sold	13.50

Shares of common stock issued	1,799,996

Warrants issued at $0.75 per share	900,005

Agent warrants issued at $0.75 per share	900,000

Commissions paid to Commonwealth	$94,500

Structuring fees paid to Commonwealth	$40,500

Offering expenses	$50,000

      During April 2000, as part of a negotiated settlement with the consultant referenced in Note 6(c), the consultant returned to the Company 8,000 restricted shares, 42,000 unrestricted shares, and the warrants to purchase 200,000 shares.

INTELISPAN, INC.

CONSOLIDATED BALANCE SHEET
SEPTEMBER 30, 2000
(UNAUDITED)

ASSETS

Current assets:

Cash and cash equivalents	$12,737,489

Accounts receivable, net	2,210,221

Prepaid expenses	598,951

Other current assets	699,492

Total current assets	16,246,153

Property and equipment, net	4,135,223

Intangibles, net	8,537,756

Other long-term assets	131,842

$29,050,974

LIABILITIES AND SHAREHOLDERS’ EQUITY

Current liabilities:

Accounts payable	$2,702,039

Accrued liabilities	1,852,124

Notes payable to shareholders	57,250

Other current liabilities	517,917

Total current liabilities	5,129,329

Note payable	125,000

Minority interest	72,514

Shareholders’ equity:

Preferred Stock, $.001 par value; 10,000,000 shares authorized; 22,000 shares issued and outstanding	2

Common Stock, $.0001 par value; 250,000,000 shares authorized, 109,725,069 shares issued and outstanding	10,973

Unrealized gain (loss)	(59,696)

Additional paid-in capital	43,984,998

Accumulated deficit	(20,212,146)

Total shareholders’ equity	23,724,131

$29,050,974

See accompanying notes to condensed consolidated financial statements.

INTELISPAN, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1999 AND 2000
(UNAUDITED)

	1999	2000

Revenue	$485,627	$3,086,336

Cost of sales	822,267	3,442,958

Gross loss	(336,640)	(356,622)

Operating expenses:

Selling	839,213	2,719,961

General and administrative	2,440,257	6,785,709

Total operating expenses	3,279,470	9,505,670

Operating loss	(3,616,110)	(9,862,293)

Interest expense	(84,553)	(31,247)

Interest income	159	902,947

Other income (expense), net	—	311,244

Minority interest	65,180	57,234

Net loss	$(3,635,324)	$(8,622,114)

Preferred stock dividends	—	174,214

Net loss applicable to common shareholders	(3,635,324)	(8,796,328)

Net loss per common share — Basic and diluted	$(0.19)	$(0.12)

Weighted average common shares outstanding — Basic and diluted	19,019,829	72,541,891

See accompanying notes to condensed consolidated financial statements.

INTELISPAN, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE NINE MONTH PERIODS ENDED SEPTEMBER 30, 1999 AND 2000
(UNAUDITED)

	1999	2000

Cash flows from operating activities:

Net loss	$(3,635,324)	$(8,622,114)

Adjustments to reconcile net loss to net cash used in operating activities:

Depreciation and amortization	288,658	979,458

Bad debt expense	17,451	—

Unrealized loss on sale of property and equipment	5,597	—

Minority interest	(65,180)	(57,234)

Common stock and warrants issued as compensation for services	858,753	186,231

Unrealized gains on investments	—	59,696

Non-cash compensation	—	81,250

Non-cash interest	—	5,728

Decrease (increase) in assets net of acquisition:

Accounts receivable	(378,325)	(753,189)

Prepaid expenses	122,155	(450,220)

Other current assets	5,905	(516,099)

Other long-term assets and intangibles	9,519	(214,034)

Increase (decrease) in liabilities, net of acquisition:

Accounts payable	(172,717)	433,875

Lease payable	—	851,313

Accrued expenses	929,064	(24,925)

Net cash used in operating activities	(2,014,444)	(8,040,264)

Cash flows from investing activities:

Acquisition of subsidiary, net of cash acquired	—	17,646

Proceeds from sale of property and equipment	40,000	—

Purchases of property and equipment	(24,307)	(4,128,794)

Net cash provided by (used in) investing activities	15,693	(4,111,148)

Cash flows from financing activities:

Issuance of common stock	635,200	17,399,000

Costs associated with issuance of common stock	—	(1,849,604)

Proceeds from note payable	1,428,032	—

Principal payments on notes payable	—	(292,133)

Net cash provided by financing activities	2,063,232	15,257,263

Net increase in cash and cash equivalents	64,481	3,105,851

Beginning cash and cash equivalents	27,459	9,631,638

Ending cash and cash equivalents	$91,940	$12,737,489

See accompanying notes to condensed consolidated financial statements.

INTELISPAN, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
SEPTEMBER 30, 2000

      The accompanying unaudited consolidated financial statements of Intelispan, Inc. have been prepared in accordance with generally accepted accounting principles for interim financial information. Accordingly, they do not include all information and footnotes required by generally accepted principles for complete financial statements.

(1)	Interim Results

In the opinion of management, all adjustments (which include only normal recurring adjustments) necessary to present fairly the financial position, results of operations, and cash flows for the periods presented have been made. The results of operations for the nine-month period ended September 30, 2000 is not necessarily indicative of the operating results that may be expected for the entire year ending December  31, 2000. These financial statements should be read in conjunction with the Company’s consolidated financial statements and the notes thereto for the fiscal year ended December 31, 1999 contained in the Company’s registration statement on Form SB-2 (Registration No. 333-94291).

(2)	Recently issued accounting pronouncements

In March 2000, the Financial Accounting Standards Board issued FASB Interpretation No. 44, Accounting for Certain Transactions involving Stock Compensation (an interpretation of APB Opinion No. 25). This interpretation provides guidance regarding the application of APB Opinion  25 to stock compensation involving employees. This interpretation became effective in July 2000 and is not expected to have a material effect on the Company’s consolidated financial statements.

(3)	Recent Transactions

On June 30, 2000, the Company purchased all of the issued and outstanding common stock of Devise Associates, Inc., (“Devise”) a provider of managed network services. The Company paid approximately $7.4 million for the capital stock of Devise, consisting of $400,000 in cash and approximately 3 million shares of our common stock (valued at $7 million). The aggregate purchase price, including the cost of acquisition costs of approximately $400,000, was allocated to assets acquired in the amount of approximately $1.7 million and certain liabilities assumed in the amount of $1.7 million, based on their approximate fair market values. The preliminary allocation of excess purchase price resulted in approximately $7.8 million of goodwill and is being amortized on a straight-line basis over ten years. This transaction has been accounted for under the purchase method of accounting.

The following summary, prepared on a pro forma basis, combines the consolidated results of operations (unaudited) as if the acquisition had taken place on January 1, 1999. Such pro forma amounts are not necessarily indicative of what actual results of operations might have been if the acquisition had been effective on January 1, 1999 (in thousands):

	Nine months ended
	September 30,

	1999	2000

Revenue	$4,458	$5,634

Gross Profit	1,798	1,265

Operating loss	(3,653)	(10,246)

      You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with information different from that contained in this prospectus. We are offering to sell, and seeking offers to buy, shares of common stock only in jurisdictions where offers and sales are permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of our common stock.

88,789,128 Shares of

Common Stock

INTELISPAN, INC.

PROSPECTUS

January   , 2001

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 24.     Indemnification of Directors and Officers.

      Our Amended and Restated Articles of Incorporation provide that a director of our company will not be personally liable to our company or our shareholders for monetary damages for conduct as a director, except for

•	acts or omissions involving intentional misconduct by the director or a knowing violation of law by the director,

•	assenting to an unlawful distribution where it is established that the director did not perform the director’s duty of loyalty to our company, or

•	any transaction from which the director will personally receive a benefit in money, property, or services to which the director is not legally entitled.

      Our articles of incorporation also provide that if the Washington Business Corporation Act is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of our company will be eliminated or limited to the fullest extent permitted by the Washington Business Corporation Act, as so amended.

      Our articles of incorporation also provide that we will indemnify and advance expenses, to the fullest extent permitted by the Washington Business Corporation Act, to each person who is a director or officer of our company. This indemnity will not apply if

•	acts or omissions of the director or officer are found to be intentional misconduct or a knowing violation of law,

•	a director assents to an unlawful distribution and it is established that such director did not perform the director’s duty of loyalty to our company; or

•	any transaction with respect to which it was found that such director or officer personally received a benefit in money, property, or services to which the director or officer was not legally entitled.

      In addition, we have adopted provisions in our bylaws that require us to indemnify our directors, officers, and certain other representatives of our company against expenses and certain other liabilities arising out of their conduct on behalf of our company.

      Our Board of Directors and shareholders have approved the reincorporation of our company from Washington to Delaware. Our Board of Directors may choose to affect the reincorporation at any time in the future, amend or modify the terms of the reincorporation, or may choose to terminate and abandon the reincorporation. Upon the effectiveness of the reincorporation, our company will be governed by a new certificate of incorporation, new bylaws, and Delaware law.

      If the reincorporation is effected, Article VIII of our new certificate of incorporation exempts directors of our company from liability to our company or to our stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under Delaware law. In addition, Article VII of our new bylaws states that we will indemnify any director, officer, employee, agent, or other representative of our company to the fullest extent permitted by law against all liability and loss suffered and expenses (including attorneys’ fees) as a result of any action, suit, or proceeding involving our company. We are required to pay the expenses incurred by an indemnitee in defending any such proceeding in advance of its final disposition, provided that such person repay all amounts advanced if it should be ultimately determined that such person is not entitled to be indemnified by us.

      Under Delaware law, to the extent that an indemnitee is successful on the merits or otherwise in defense of a suit or proceeding brought against him or her by reason of the fact that he or she is or was a director, officer or employee of our company, or serves or served any other enterprise or organization at our request, we shall indemnify him or her against expenses (including attorneys’ fees) actually and reasonably incurred in connection with such action.

      An indemnitee also may be indemnified under Delaware law against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, our best interests, and, with respect to any criminal action, had no reasonable cause to believe his or her conduct was unlawful.

      An indemnitee also may be indemnified under Delaware law against expenses (including attorneys’ fees) actually and reasonably incurred in the defense or settlement of a suit by or in the right of our company if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of our company, except that no indemnification may be made if the indemnitee is adjudged to be liable to us, unless a court determines that such indemnitee is entitled to indemnification for such expenses which the court deems proper.

      Also under Delaware law, expenses incurred by an officer or director in defending a civil or criminal action, suit or proceeding may be paid by our company in advance of the final disposition of the suit, action or proceeding upon receipt of an undertaking by or on behalf of the officer or director to repay such amount if it is ultimately determined that he or she is not entitled to be indemnified by us. We may also advance expenses incurred by other employees and agents of the Company upon such terms and conditions, if any, that our Board of Directors deems appropriate.

      Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to officers, directors, or persons controlling our company pursuant to Delaware law or our Certificate of Incorporation, we have been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 25.     Other Expenses of Issuance and Distribution.

      The following table sets forth the expenses in connection with the offering described in the Registration Statement. All such expenses are estimates except for the SEC registration fee.

SEC registration fee	$11,099

Accountants’ fees and expenses	15,000

Legal fees and expenses	22,000

Printing and engraving expenses	50,000

Miscellaneous fees	1,901

Total	$100,000

Item 26.     Recent Sales of Unregistered Securities.

      In November 1996 through September 1997, we as Equipment Leasing & Sales Corporation, or ELSC, issued 3,500,000 shares of common stock to our founders for a total purchase price of $15,250. We issued these shares in reliance on an exemption under Section 4(2) of the Securities Act as a transaction by an issuer not involving a public offering.

      In February 1997, we, as ELSC, completed an offering in which we issued to approximately 15 accredited investors 266,000 shares of common stock for a total of $53,200. We issued these shares in reliance on an exemption under Section 4(2) of the Securities Act as a transaction by an issuer not involving a public offering and Rule 504 of Regulation D of the General Rules and Regulations under the Securities Act.

      In January 1998, we, as Intelispan Ventures, Inc., or IVI, completed an offering in which we issued to five international investors 1,383,139 shares of Class A common stock for a total purchase price of $600,000. These shareholders received rights to acquire additional Class A and B Shares and incentive warrants to acquire additional Class B shares depending upon the amount of funds raised in our next offering. This offering was completed, in part, to nullify a stock purchase agreement begun in September 1997. We issued these shares in reliance on an exemption under Section 4(2) of the Securities Act as a transaction by an issuer not involving a public offering and Rule 506 of Regulation D of the General Rules and Regulations under the Securities Act.

      In March 1998, we, as IVI, completed an offering in which we issued to 21 accredited investors 1,662,500 shares of Class A common stock for a total purchase price of $3.325 million. We issued these shares in reliance on an exemption under Section 4(2) of the Securities Act as a transaction by an issuer not involving a public offering and Rule 506 of Regulation D of the General Rules and Regulations under the Securities Act.

      In June 1998, we, as ELSC, completed an offering in which we issued to fourteen accredited investors 2,390,000 shares of common stock for a total purchase price of $239,000. We issued these shares in reliance on an exemption under Rule 504 of Regulation D of the General Rules and Regulations Under the Securities Act.

      In July 1998, we, as ELSC, issued 15,235,000 shares of common stock to the shareholders of IVI in connection with the merger of the companies. For each 1,000 shares of common stock held, each IVI shareholder received 884 shares of ELSC. We issued these shares in reliance on an exemption under Section 4(2) of the Securities Act as transactions by an issuer not involving any public offering and Rule 506 of Regulation D of the General Rules and Regulations Under the Securities Act.

      In September 1998, we completed an offering in which we issued units at a price of $7.50 per unit. Each unit consisted of one share of common stock and a warrant to purchase one-half of a share of common stock. We sold units to eight accredited investors, and as a result issued 341,334 shares of common stock for a total purchase price of $2.56 million. We issued these shares in reliance on an exemption under Section 4(2) of the Securities Act and Rule 506 of Regulation D of the General Rules and Regulations Under the Securities Act. In August 1999, these eight investors exchanged the amount of investment value that they purchased in the September 1998 unit offering into Series A 10% Convertible Preferred Stock at $100 per share. Holders of Series A Preferred Stock are entitled to voting rights, and preferences in dividend and liquidation payments over the holders of common stock. See “Description of Securities — Preferred Stock — Series A Preferred Stock.” Each share of Series A Preferred Stock is convertible into 50 shares of common stock beginning February 2000. In connection with this exchange, we granted the holders of Series A Preferred Stock certain registration rights with respect to the underlying common stock. We issued the Series A Preferred Stock in reliance upon Section 4(2) of the Securities Act and Rule 506 of Regulation D of the General Rules and Regulations under the Securities Act.

      In March 1999, we completed an offering in which we issued to seven accredited investors, one of which was an international investor, 542,001 shares of common stock for a total purchase price of $760,000. We issued these shares in reliance on an exemption under Section 4(2) of the Securities Act and Rule 504 of Regulation D of the General Rules and Regulations under the Securities Act.

      In March 1999 and April 1999, we sold notes totaling $206,250 to one international corporate accredited investor. In June, we issued an additional $1,000 promissory note to this investor to extend the maturity date of these notes to October 31, 1999. We issued these notes in reliance on an exemption under Section 4(2) of the Securities Act as a transaction by an issuer not involving a public offering. The investor converted $150,000 of the amounts outstanding into units in the first closing of our private placement on December 21, 1999. The Company recorded this conversion as a reduction of notes payable and an increase to additional paid-in capital. The remaining principal balance and accrued interest was repaid to the third party from net proceeds of the December 1999 private placement.

      In July 1999 through October 1999, we sold to two accredited investors an aggregate of $750,000 principal amount of notes. In connection with the issuance of the notes, we issued to the holders warrants to purchase 600,000 shares of common stock at an exercise price of $1.05 per share. At that time, we were anticipating merging with another corporation. If we completed the merger, the notes automatically converted into common stock. The notes were due May 2000. We issued these notes in reliance on an exemption under Section 4(2) of the Securities Act as a transaction by an issuer not involving a public offering. Because the merger with the other corporation was not completed, at the first closing of the private placement on December 21, 1999, the investors converted $856,000 into units in the private placement, representing $750,000 of principal, $75,000 of unamortized note premium, and $31,000 of accrued interest. The Company recorded this conversion as a reduction of notes payable and an increase to additional paid-in capital. In addition, the remaining $147,920 unamortized financing cost associated with the warrants was charged to interest expense upon the conversion of the notes.

      In October 1999, ComVest, an affiliate of Commonwealth, made available to us up to $1.0 million in a bridge financing. The bridge financing was evidenced by bridge notes that allowed the holder to convert the principal amount of the bridge notes into units in a private placement of equity during December 1999. Between November 1999 and December 1999, we ultimately borrowed an aggregate of $595,000 from ComVest and its designees. At the first closing of the private placement on December 21, 1999, ComVest and its designees converted the bridge notes into 5.95 units in the private placement, consisting of 793,331 shares of common stock and unit warrants to purchase 396,669 shares of common stock at an exercise price of $0.75 per share. The conversion of bridge notes into units did not result in any income statement effect, but rather a reduction in notes payable and an increase in additional paid-in capital of $377,136. This amount represents $595,000 of principal and $3,539 of accrued interest less $221,403 of unamortized debt discount. In connection with the bridge financing, we issued to ComVest and its designees bridge warrants to purchase 10,000,000 shares of common stock at an exercise price of $.01 per share, which ComVest and its designees exercised prior to the closing of the private placement. The bridge warrants were determined to have a value of $7.4 million based on a Black-Scholes model calculated on the date of grant. The value of the bridge warrants was allocated $349,582 to the bridge notes and $7,050,418 to the private placement of units based on the ratio of debt to equity proceeds. The value of bridge warrants allocated to the debt was to be amortized by the interest method over six months, the term of the bridge notes. Upon conversion of the bridge notes, the unamortized debt discount of $221,403 was recorded as an increase in additional paid-in capital. ComVest sold a portion of the bridge warrants to affiliates of Commonwealth. We issued the bridge notes and bridge warrants in reliance on an exemption under Section 4(2) of the Securities Act as a transaction by an issuer not involving a public offering.

      In December 1999 and January 2000, we offered and sold units at a price of $100,000 per unit in a private placement. We offered the units only to persons that were “accredited investors,” as defined under the Securities Act and Regulation D promulgated thereunder. Each unit consisted of 133,333 shares of common stock and a warrant to purchase 66,667 shares of common stock at an exercise price of $0.75 per share. Commonwealth Associates, L.P. offered the units on behalf of us as the placement agent in the offering on a “best efforts” basis. In connection with this offering, Commonwealth received (i) a commission equal to 7% of the aggregate purchase price of the units sold, and (ii) a structuring fee equal to 3% of the aggregate purchase price of the units sold. We also issued to Commonwealth seven-year agent warrants to purchase, at an exercise price of $0.75 per share, 33.33% of the shares of common stock (a) included in the units sold, and (b) issuable upon exercise of the unit warrants included in the units sold. The following table presents certain information regarding our private placement of 300 units during December 1999 and January 2000:

	December	January
	1999	2000	Total

Units sold	139.51	160.49	300.00

Shares of common stock issued	18,601,287	21,398,613	39,999,900

Warrants issued at $0.75 per share	9,300,713	10,699,387	20,000,100

Agent warrants issued at $0.75 per share	9,300,667	10,699,333	20,000,000

Value of bridge warrants allocated to cost of capital	7,050,418	—	7,050,418

Value of 60,000 shares retainer as cost of capital	31,800	—	31,800

Commissions paid to Commonwealth	934,920	1,123,420	2,058,350

Structuring fees paid to Commonwealth	400,680	481,470	882,150

Offering expenses	347,808	52,500	400,308

      As of the date of the private placement, ComVest, an affiliate of Commonwealth, had lent us approximately $595,000 evidenced by bridge notes. At the first closing of the private placement on December 21, 1999, ComVest and its designees converted the bridge notes into 5.95 units in the offering pursuant to the existing conversion privileges and received 793,331 shares of common stock and unit warrants to purchase 396,669 shares of common stock. At that closing, we also converted approximately $1.0 million of other short-term indebtedness issued in return for capital financing and approximately $116,500 of deferred compensation payable to certain directors and officers into units in the offering. These amounts were converted into units at the option of the holders. In connection with these conversions, we reduced short-term indebtedness and accrued compensation payable and increased capital stock and additional paid-in capital for the respective amounts. We issued the units and agent warrants in reliance on an exemption under Section 4(2) of the Securities Act and Rule 506 of Regulation D of the Securities Act as a transaction by an issuer not involving a public offering.

      During February 2000, we offered and sold units at a price of $100,000 per unit in another private placement private placement of 13.5 units. We offered the units only to persons that were “accredited investors” as defined under the Securities Act of Regulation D promulgated thereunder. Each unit consisted of 133,333 shares of common stock and a warrant to purchase 66,667 shares of common stock at an exercise price of $0.75 per share. Commonwealth Associates, L.P. offered the units on behalf of us as the placement agent in the offering on a “best efforts” basis. In connection with the offering, Commonwealth received (1) a commission equal to 7% of the aggregate purchase price of the units sold, and (2) a structuring fee equal to 3% of the aggregate purchase price of the units sold. We also issued to Commonwealth seven-year agent warrants to purchase, at an exercise price of $0.75 per share, 33.33% of the shares of common stock (a) included in the units sold, and (b) issuable upon exercise of the warrants included in the units sold.

      The following table presents certain information regarding our private placement of 13.5 units during February 2000:

February 2000

Units sold	13.50

Shares of common stock issued	1,799,996

Warrants issued at $0.75 per share	900,005

Agent warrants issued at $075 per share	900,000

Commissions paid to Commonwealth	94,500

Structuring fees paid to Commonwealth	40,500

Offering expenses	50,000

      We issued the units and agent warrants in reliance on an exemption under Section 4(2) of the Securities Act and Rule 506 of Regulation D of the Securities Act as a transaction by an issuer not involving a public offering.

      On June 30, 2000, we acquired all of the capital stock of Devise Associates, Ltd., a New York corporation. We paid $7,400,000 for the capital stock of Devise, consisting of (i) $400,000 in cash payable at the closing, and (ii) 2,970,824 shares of our common stock valued at $2.36 per share, which was the average closing price for our common stock as quoted on the NASD OTC Bulletin Board during the ten trading days immediately preceding the date the parties signed the merger agreement. We issued these shares in reliance on an exemption under Section 4(2) of the Securities Act as a transaction by an issuer not involving any public offering and Rule 506 of Regulation D of the General Rules and Regulations Under the Securities Act.

      During August 2000, we completed a private offering to the investors in the private placements during December 1999, and January and February 2000 to induce those investors to exercise their warrants. Pursuant to the terms of the offering and for a limited period of time, we modified the terms of the unit warrants and agent warrants issued in those private offerings. Accordingly, holders of such securities were able to exercise, on a “cashless” basis, unit warrants or agent warrants held at an exercise price of $0.50 per share. This exercise price represented a $0.25 reduction from the terms of the warrants, which have an exercise price of $0.75 per share. In addition, for purposes of the cashless exercise in this offering, the current market value of our common stock was deemed to be $4.00 per share. As a result, holders of unit warrants and agent warrants who elected to participate in the offering received additional shares of our common stock than they otherwise would receive if such securities were exercised pursuant to the original terms. We did not receive additional consideration for the warrants in the private offering. We offered these favorable terms in reliance on an exemption under Section 4(2) of the Securities Act as a transaction by an issuer not involving any public offering and Rule 506 of Regulation D of the General Rules and Regulations Under the Securities Act.

Item 27.     Exhibits.

Exhibit
No.	Description of Exhibit

3.1	Amended and Restated Articles of Incorporation of the Registrant(3)
3.2	Bylaws of the Registrant(2)
4.1	Specimen of Common Stock Certificate(2)
4.2	Specimen of Series A 10% Convertible Participating Preferred Stock Certificate(2)
5	Opinion of Greenberg Traurig, a partnership of limited liability entities
10.1	The GridNet International, Inc. Program Enrollment Terms in connection with its agreement for Data Communication Products or Services dated April 9, 1998 and the Terms and Conditions attached thereto dated February 1998 by and between GridNet International, Inc. and the Registrant*(4)
10.2	Information Technology Supply Agreement dated September 10, 1997 between Contego, LLC and Security Domain Pty Limited(2)
10.3	Strategic Alliance Agreement dated December 11, 1997 by and between Contego, LLC and GridNet International, Inc.*(4)
10.4	Distributor Agreement dated January 15, 1999 between Contego, LLC and the Registrant(2)
10.5	Software License and Distribution Agreement dated June 18, 1998 by and between the Registrant and Cyclone Software Corporation(1)
10.6	Altiga Networks, Inc. Authorized Distributor Agreement dated June 23, 1999 between Altiga Networks, Inc. and the Registrant*(4)
10.7	Performance Equity Plan(1)
10.8	The Registrant’s Severance Plan and Summary Plan Description(1)
10.9	2000 Equity Incentive Compensation Plan(5)
10.10	Amended Agreement and Plan of Merger dated June 27, 2000 by and among the Company, Devise Associates, Inc., Intelispan Acquisition, Inc., and William D. Ward (6)
16.1	Letter from KPMG LLP regarding change in certifying accountant(8)
23.1	Consent of Greenberg Traurig, a partnership of limited liability entities (included in Exhibit 5)
23.2	Consent of KPMG LLP
24	Power of Attorney of Directors and Executive Officers (included on Signature Page of the Registration Statement)
27.1	Financial Data Schedule for Fiscal Year Ended December 31, 1997(1)
27.3	Financial Data Schedule for Fiscal Year Ended December 31, 1998(1)
27.4	Financial Data Schedule for Nine Months Ended September 30, 1999(1)

Exhibit
No.	Description of Exhibit

27.5	Financial Data Schedule for Fiscal Year Ended December 31, 1999(3)
27.6	Financial Data Schedule for Nine Months Ended September 30, 2000(7)

*	Portions of the exhibit have been omitted pursuant to a request for confidential treatment.

(1)	Incorporated by reference to the Company’s Registration Statement on Form SB-2 filed with the Commission on January 10, 2000.

(2)	Incorporated by reference to Amendment No. 1 to the Company’s Registration Statement on Form SB-2 filed with the Commission on January 25, 2000.

(3)	Incorporated by reference to Amendment No. 2 to the Company’s Registration Statement on Form SB-2 filed with the Commission on February 25, 2000.

(4)	Incorporated by reference to Amendment No. 3 to the Company’s Registration Statement on Form SB-2 filed with the Commission on March 21, 2000.

(5)	Incorporated by reference to Amendment No. 5 to the Company’s Registration Statement on Form SB-2 filed with the Commission on May 3, 2000.

(6)	Incorporated by reference to the Company’s Current Report on Form 8-K filed with the Commission on July 11, 2000.

(7)	Incorporated by reference to the Company’s Quarterly Report on Form 10-QSB for the nine months ended September 30, 2000 filed with the Commission on November 14, 2000.

(8)	Incorporated by reference to the Company’s Current Report on Form 8-K filed with the Commission on October 20, 2000.

SIGNATURES

      In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the city of Alpharetta, state of Georgia, on January 12, 2001.

INTELISPAN, INC.

By:	/s/ TRAVIS LEE PROVOW

Travis Lee Provow
President and Chief Executive Officer
(Principal Executive Officer)

POWER OF ATTORNEY

      KNOW ALL PERSONS BY THESE PRESENTS, that the person whose signature appears below constitutes and appoints jointly and severally, Travis Lee Provow and Scot A. Brands, and each one of them, as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place, and stead, in any and all capacities, to sign any and all amendments (including pre-effective and post-effective amendments) to this registration statement, and to sign any registration statement and amendments thereto for the same offering pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all which said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do, or cause to be done by virtue hereof.

      In accordance with the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates stated.

/s/ MAURICE J. GALLAGHER, JR. Maurice J. Gallagher, Jr.	Chairman of the Board of Directors	January 12, 2001

/s/ TRAVIS LEE PROVOW Travis Lee Provow	President, Chief Executive Officer, and Director (Principal Executive Officer)	January 12, 2001

Peter A. Nelson	Vice Chairman of the Board of Directors, Vice President — Business Development, and Founder	January , 2001

/s/ SCOT A. BRANDS Scot A. Brands	Vice President and Chief Financial Officer (Principal Accounting Officer)	January 12, 2001

/s/ MICHAEL S. FALK Michael S. Falk	Director	January 16, 2001

Philip R. Ladouceur	Director	January , 2001

EXHIBIT INDEX

Exhibit
No.	Description of Exhibit

3.1	Amended and Restated Articles of Incorporation of the Registrant(3)
3.2	Bylaws of the Registrant(2)
4.1	Specimen of Common Stock Certificate(2)
4.2	Specimen of Series A 10% Convertible Participating Preferred Stock Certificate(2)
5	Opinion of Greenberg Traurig, a partnership of limited liability entities
10.1	The GridNet International, Inc. Program Enrollment Terms in connection with its agreement for Data Communication Products or Services dated April 9, 1998 and the Terms and Conditions attached thereto dated February 1998 by and between GridNet International, Inc. and the Registrant*(4)
10.2	Information Technology Supply Agreement dated September 10, 1997 between Contego, LLC and Security Domain Pty Limited(2)
10.3	Strategic Alliance Agreement dated December 11, 1997 by and between Contego, LLC and GridNet International, Inc.*(4)
10.4	Distributor Agreement dated January 15, 1999 between Contego, LLC and the Registrant(2)
10.5	Software License and Distribution Agreement dated June 18, 1998 by and between the Registrant and Cyclone Software Corporation(1)
10.6	Altiga Networks, Inc. Authorized Distributor Agreement dated June 23, 1999 between Altiga Networks, Inc. and the Registrant*(4)
10.7	Performance Equity Plan(1)
10.8	The Registrant’s Severance Plan and Summary Plan Description(1)
10.9	2000 Equity Incentive Compensation Plan(5)
10.10	Amended Agreement and Plan of Merger dated June 27, 2000 by and among the Company, Devise Associates, Inc., Intelispan Acquisition, Inc., and William D. Ward (6)
16.1	Letter from KPMG LLP regarding change in certifying accountant(8)
23.1	Consent of Greenberg Traurig, a partnership of limited liability entities (included in Exhibit 5)
23.2	Consent of KPMG LLP
24	Power of Attorney of Directors and Executive Officers (included on Signature Page of the Registration Statement)
27.1	Financial Data Schedule for Fiscal Year Ended December 31, 1997(1)
27.3	Financial Data Schedule for Fiscal Year Ended December 31, 1998(1)
27.4	Financial Data Schedule for Nine Months Ended September 30, 1999(1)
27.5	Financial Data Schedule for Fiscal Year Ended December 31, 1999(3)
27.6	Financial Data Schedule for Nine Months Ended September 30, 2000(7)

*	Portions of the exhibit have been omitted pursuant to a request for confidential treatment.

(1)	Incorporated by reference to the Company’s Registration Statement on Form SB-2 filed with the Commission on January 10, 2000.

(2)	Incorporated by reference to Amendment No. 1 to the Company’s Registration Statement on Form SB-2 filed with the Commission on January 25, 2000.

(3)	Incorporated by reference to Amendment No. 2 to the Company’s Registration Statement on Form SB-2 filed with the Commission on February 25, 2000.

(4)	Incorporated by reference to Amendment No. 3 to the Company’s Registration Statement on Form SB-2 filed with the Commission on March 21, 2000.

(5)	Incorporated by reference to Amendment No. 5 to the Company’s Registration Statement on Form SB-2 filed with the Commission on May 3, 2000.

(6)	Incorporated by reference to the Company’s Current Report on Form 8-K filed with the Commission on July 11, 2000.

(7)	Incorporated by reference to the Company’s Quarterly Report on Form 10-QSB for the nine months ended September 30, 2000 filed with the Commission on November 14, 2000.

(8)	Incorporated by reference to the Company’s Current Report on Form 8-K filed with the Commission on October 20, 2000.